                                                                    EXHIBIT 10.3

                                                                  EXECUTION COPY
================================================================================



                             RESTRUCTURING AGREEMENT


                                  by and among


           EOTT ENERGY PARTNERS, L.P., and certain of its subsidiaries
                                (the "COMPANY"),

                   Enron Corp., and certain of its affiliates
                                   ("ENRON"),

                           Standard Chartered Bank plc
                             ("STANDARD CHARTERED")

                  STANDARD CHARTERED TRADE SERVICES CORPORATION
                                    ("SCTSC")

                          LEHMAN COMMERCIAL PAPER INC.
                                   ("LEHMAN")

                                       and

                        CERTAIN HOLDERS OF THE COMPANY'S
                            11% SENIOR NOTES DUE 2009
                                   ("HOLDERS")





                           dated as of October 7, 2002

================================================================================

                                TABLE OF CONTENTS

             This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience only.

                                                                                                               Page
                                                                                                                No.
                                                                                                                ---
ARTICLE I. THE PLAN OF REORGANIZATION.............................................................................2
         SECTION 1.1       THE PLAN...............................................................................2
         SECTION 1.2       HOLDER ACTIONS.........................................................................3
         SECTION 1.3       STANDARD CHARTERED, SCTSC AND LEHMAN ACTIONS...........................................5
         SECTION 1.4       ENRON'S ACTIONS........................................................................6
ARTICLE II. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.........................................................8
         SECTION 2.1       ORGANIZATION AND QUALIFICATION.........................................................8
         SECTION 2.2       CAPITALIZATION.........................................................................8
         SECTION 2.3       AUTHORITY RELATIVE TO THIS AGREEMENT...................................................8
         SECTION 2.4       NON-CONTRAVENTION; APPROVALS AND CONSENTS..............................................9
         SECTION 2.5       LEGAL PROCEEDINGS......................................................................9
         SECTION 2.6       INFORMATION SUPPLIED; COMPANY REPORTS.................................................10
ARTICLE III. REPRESENTATIONS AND WARRANTIES OF THE HOLDERS  STANDARD CHARTERED, SCTSC, LEHMAN AND ENRON..........11
         SECTION 3.1       ORGANIZATION AND QUALIFICATION........................................................11
         SECTION 3.2       AUTHORITY RELATIVE TO THIS AGREEMENT..................................................11
         SECTION 3.3       ADEQUATE DISCLOSURE...................................................................11
         SECTION 3.4       OWNERSHIP OF OLD NOTES................................................................11
ARTICLE IV. COVENANTS OF THE COMPANY.............................................................................12
         SECTION 4.1       CONDUCT OF BUSINESS...................................................................12
         SECTION 4.2       ISSUANCE OF SECURITIES................................................................12
         SECTION 4.3       APPOINTMENT OF COMMITTEES.............................................................12
         SECTION 4.4       BEST EFFORTS..........................................................................12
         SECTION 4.5       INVESTIGATION OF PRE-PETITION AGREEMENTS..............................................12
         SECTION 4.6       CONSULTATION..........................................................................12
         SECTION 4.7       PRESS RELEASE.........................................................................12
ARTICLE V. ADDITIONAL AGREEMENTS.................................................................................13
         SECTION 5.1       EXPENSES..............................................................................13
ARTICLE VI. TERMINATION, AMENDMENT AND WAIVER....................................................................13
         SECTION 6.1       TERMINATION...........................................................................13
         SECTION 6.2       EFFECT OF TERMINATION.................................................................16
         SECTION 6.3       AMENDMENT.............................................................................16
         SECTION 6.4       WAIVER................................................................................16
ARTICLE VII. GENERAL PROVISIONS..................................................................................17
         SECTION 7.1       NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS.................17

                                                                                                               Page
                                                                                                                No.
                                                                                                                ---
         SECTION 7.2       NOTICES...............................................................................17
         SECTION 7.3       ENTIRE AGREEMENT; INCORPORATION OF EXHIBITS...........................................20
         SECTION 7.4       INDIVIDUAL LIABILITY..................................................................20
         SECTION 7.5       PUBLIC ANNOUNCEMENTS..................................................................20
         SECTION 7.6       NO THIRD PARTY BENEFICIARIES..........................................................21
         SECTION 7.7       NO ASSIGNMENT; BINDING EFFECT.........................................................21
         SECTION 7.8       HEADINGS..............................................................................21
         SECTION 7.9       INVALID PROVISIONS....................................................................21
         SECTION 7.10      GOVERNING LAW.........................................................................21
         SECTION 7.11      ENFORCEMENT OF AGREEMENT..............................................................21
         SECTION 7.12      COUNTERPARTS..........................................................................21
         SECTION 7.13      EFFECTIVENESS OF AGREEMENT............................................................21

                             RESTRUCTURING AGREEMENT


         This Restructuring Agreement dated as of October 7, 2002 (this "AGREEMENT") is made and entered into by and among EOTT Energy Partners, L.P., a Delaware limited partnership, EOTT Energy Finance Corp., a Delaware corporation, EOTT Energy General Partner, L.L.C., a Delaware limited liability company, EOTT Energy Operating Limited Partnership, a Delaware limited partnership, EOTT Energy Canada Limited Partnership, a Delaware limited partnership, EOTT Energy Pipeline Limited Partnership, a Delaware limited partnership, EOTT Energy Liquids, L.P., a Delaware limited partnership (collectively, the "COMPANY"), Enron Corp., an Oregon corporation and as debtor-in-possession, Enron North America Corp., a Delaware corporation and as debtor-in-possession, Enron Energy Services, Inc., a Delaware corporation and as debtor-in-possession, Enron Pipeline Services Company, a Delaware corporation, EGP Fuels Company, a Delaware corporation, and Enron Gas Liquids, Inc., a Delaware corporation and as debtor-in-possession (collectively, "ENRON"), Standard Chartered Bank plc, a banking institution organized and existing under the laws of England and Wales ("STANDARD CHARTERED"), Standard Chartered Trade Services Corporation, a Delaware corporation ("SCTSC"), Lehman Commercial Paper Inc., a New York corporation ("LEHMAN") and the undersigned holders (each a "HOLDER" and collectively, the "HOLDERS") of over 56% of the aggregate principal amount of the Company's 11% Senior Notes due 2009 (the "OLD NOTES").

         WHEREAS, the Holders are the owners of the outstanding principal amount of Old Notes set forth opposite their names on the signature pages hereof;

         WHEREAS, Standard Chartered is the lender and issues letters of credit under that certain Second Amended and Restated Reimbursement, Loan and Security Agreement, dated April 23, 2002 (the "CREDIT AGREEMENT");

         WHEREAS, SCTSC (i) purchases crude oil pursuant to the Commodity Repurchase Agreement, dated February 28, 1998, as amended (the "COMMODITY REPURCHASE AGREEMENT"), and (ii) purchases receivables pursuant to the Receivable(s) Purchase Agreement, dated October 19, 1999, as amended (the "RECEIVABLES PURCHASE AGREEMENT");

         WHEREAS, the Company, the Holders, Lehman and Standard Chartered have each determined that it is advisable and in their respective best interests to consummate, and have approved, a restructuring of the Company's capitalization as provided herein and in a plan of reorganization in the form attached hereto as Exhibit A (the "PLAN");

         WHEREAS, the Company and Enron desire to settle certain claims among Enron and certain of its affiliates and the Company and certain of its affiliates, to transfer to the Company employees of subsidiaries of Enron who perform services for the Company, and to take other actions as contemplated by the Settlement Agreement attached hereto as Exhibit B (the "ENRON SETTLEMENT AGREEMENT"); and

         WHEREAS, the parties hereto desire to make certain representations and warranties, and certain agreements, in each case in connection with the transactions contemplated by this Agreement and the Plan;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE I.
                           THE PLAN OF REORGANIZATION


         SECTION 1.1 THE PLAN. Subject to the other terms hereof and provided that this Agreement shall not have been terminated in accordance with Section 6.1, the Company has determined to consummate a restructuring of its capital structure by means of a pre-negotiated plan of reorganization in voluntary cases filed by the Company (each case individually or, collectively, as the context requires, the "BANKRUPTCY CASE") under Chapter 11 Title 11 of the United States Code (the "BANKRUPTCY CODE"). Within three business days following the date of this Agreement, the Company shall commence a Bankruptcy Case in the Southern District of Texas (the "BANKRUPTCY COURT") and seek confirmation of the Plan by the Bankruptcy Court. The principal components of the Plan are as follows:

         (a) A settlement of certain claims among Enron and persons affiliated with Enron and the Company and persons affiliated with the Company, pursuant to and in accordance with the Enron Settlement Agreement.

         (b) The amendment and restatement of the limited liability company agreement of EOTT Energy General Partner, LLC (following such amendment and restatement, "LLC NEWCO") to have the provisions contemplated by Exhibit C.

         (c) The formation of a subsidiary Delaware limited liability company ("SUBSIDIARY LLC") as a wholly-owned subsidiary of LLC Newco.

         (d) The cancellation of all of the equity interests in LLC Newco outstanding immediately prior to consummation of the Plan.

         (e) The cancellation of all of the outstanding Old Notes and the issuance to all former holders of the Old Notes of (i) an aggregate of $100 million principal amount of senior notes due 2010 issued by LLC Newco pursuant to an indenture to have the terms described in Exhibit D and (ii) 11,947,820 common units in LLC Newco ("LLC UNITS").

         (f) The cancellation of all of the equity interests in the Company outstanding immediately prior to consummation of the Plan. The issuance to the persons who owned common units in the Company that were cancelled (the "OLD UNITS") of (i) an aggregate of 369,520 LLC Units and (ii) warrants, having the terms described on Exhibit E, to purchase an aggregate of 957,981 LLC Units (the "WARRANTS"). No fractional LLC Units or Warrants to purchase fractional LLC Units will be issued to holders of Old Units. The number of LLC Units and the number of LLC Units purchasable pursuant to the Warrants to which each holder of Old Units is entitled will be rounded up or down to the nearest whole number of LLC Units. Holders of all other equity interests in the Company, including the general partner interest, the subordinated units and the additional partnership interests, will receive no consideration in the restructuring with respect to such interests.

         (g) The consummation of a new exit credit facility with Standard Chartered and Lehman, in one or more documents, containing the terms described in Exhibit F (the "NEW CREDIT FACILITY").

         (h) The issuance of the general partner interest in the Company to LLC Newco and the issuance of the limited partner interest in the Company to Subsidiary LLC.

         (i) The establishment of an LLC Unit incentive plan for employees and directors of LLC Newco pursuant to which up to 1,200,000 LLC Units ("MANAGEMENT INCENTIVE UNITS") will be reserved for issuance pursuant to options or restricted LLC Unit grants. The plan will be administered by the compensation committee of the board of managers of LLC Newco.

         (j) LLC Newco and the Company would release all persons who served or who are serving as directors and officers of LLC Newco and the Company for their acts and omissions while so serving, other than for fraud or willful misconduct.

         (k) The payment to Enron of $1.25 million in cash pursuant to and in accordance with the Enron Settlement Agreement.

         (l) The execution and delivery by the Company to Enron of a promissory note in the initial principal amount of $6,211,673.13, secured by a letter of credit issued by Standard Chartered or another bank acceptable to Enron.

         (m) The approval of the Enron Settlement Agreement and related documents by the bankruptcy court having jurisdiction over Enron's bankruptcy (the "ENRON BANKRUPTCY COURT").

         SECTION 1.2 HOLDER ACTIONS. (a) Subject to the terms and conditions of this Agreement, each Holder hereby severally:

         (i) agrees to vote or cause to be voted all claims attributed to the Holder's Old Notes in favor of the Plan and in connection therewith to execute a ballot or ballots voting to accept the Plan;

         (ii) agrees to vote against any competing plan that may interfere with or be inconsistent with the Plan and in connection therewith to execute a ballot or ballots voting to reject such competing plan;

         (iii) agrees not to withdraw or otherwise revoke or cause to be withdrawn or otherwise revoked the Holder's vote in favor of the Plan;

         (iv) agrees not to grant or cause to be granted to any other person or entity any proxy to vote with respect to the Plan (except with respect to permitted transferees under this Section 1.2);

         (v) agrees not to, and will cause the professionals directly engaged in the administration of their respective Old Notes not to, directly or indirectly, take any action (including, without limitation, as a member of a creditors' committee), or solicit, initiate, fund or encourage any competing plan, that may interfere with or be inconsistent with the Plan;

         (vi) subject to the date by which the Confirmation Date must occur set forth in Section 6.1(e)(ix), agrees to the extension of any exclusive period under 11 U.S.C. Section 1121 necessary to obtain confirmation of the Plan during such extended exclusive period;

         (vii) agrees to support an order of the Bankruptcy Court in the Bankruptcy Case approving the Enron Settlement Agreement in full, and agrees not to take, and will cause the professionals directly engaged in the administration of their respective Old Notes not to take, any action seeking to oppose the entry of an order in the Bankruptcy Case approving the Enron Settlement Agreement or to vacate or amend such order or to avoid the rights and benefits of a party under the Enron Settlement Agreement;

         (viii) acknowledges the validity, extent and priority of Standard Chartered's claims and liens pursuant to the Credit Agreement and SCTSC's claims and liens pursuant to the Commodity Repurchase Agreement and the Receivables Purchase Agreement, each without counterclaim or setoff, acknowledges SCTSC's ownership of the property that is the subject of the Commodity Repurchase Agreement and the Receivables Purchase Agreement, and agrees not to, and will cause the professionals directly engaged in the administration of their respective Old Notes not to, directly or indirectly, take any action (including, without limitation, as a member of a creditors' committee), or solicit, initiate, fund or encourage any action to challenge the validity, extent, perfection or priority of the rights, claims and liens of Standard Chartered under the Credit Agreement and related agreements or SCTSC under the Commodity Repurchase Agreement and the Receivables Purchase Agreement; and

         (ix) agrees to support approval of the DIP Financings, including, without limitation, a complete roll-up of Standard Chartered's claims pursuant thereto.

         (b) So long as this Agreement has not been validly terminated: (i) no Holders will file a notice of default, acceleration or sale or take any other action to collect on or enforce the Old Notes, including, without limitation, instructing the trustee under the indenture for the Old Notes ("TRUSTEE") on how to proceed in the exercise of any and all remedies (provided, however, that the filing of a proof of claim or interest in the Bankruptcy Case shall not be a violation of this Section 1.2(b)(i)), and (ii) each Holder will give instructions to the Trustee, if and when reasonably appropriate and requested in writing by the Company, to desist from taking action that is inconsistent with this Agreement or the Plan.

         (c) So long as this Agreement has not been validly terminated, no Holder will, directly or indirectly, sell, assign, transfer, hypothecate or otherwise dispose of (i) any Old Notes beneficially owned by it or as to which it has investment authority or discretion (including Old Notes acquired after the date hereof), (ii) any claim (as that term is defined in Section 101(5) of the Bankruptcy Code) arising from, based on or related to the Old Notes, or
(iii) any option, interest in, or right to acquire any Old Notes or claim referred to in clauses (i) and (ii) above, unless the transferee of any Old Notes, claim, option, interest in or right referred to in clauses (i), (ii) or
(iii) agrees in writing for the benefit of each of the other parties hereto to be bound by all of the terms of this Agreement and executes a counterpart signature page to this Agreement. Any purported transfer by any Holder in violation of this Agreement shall be null and void and of no force and effect and the purported transferee shall have no rights or privileges in or with respect to the Company. Notwithstanding each Holder's ownership or rights in any Old Notes as of the date of this Agreement, each Holder agrees that the terms of this Agreement shall also apply to any Old Notes acquired by or for the benefit of such Holder subsequent to the date of this Agreement.

         SECTION 1.3 STANDARD CHARTERED, SCTSC AND LEHMAN ACTIONS. Subject to the terms and conditions of this Agreement, each of Standard Chartered, SCTSC, and Lehman (with respect to itself hereby and as to its claims arising out of its post-petition lending):

         (a) agrees to support entry of an order by the Bankruptcy Court confirming the Plan;

         (b) agrees not to, and will cause its respective officers, directors, employees and professionals or other agents not to, directly or indirectly, take any action (including, without limitation, as a member of a creditors' committee), or solicit, initiate, fund or encourage any competing plan, that may interfere with or be inconsistent with the Plan;

         (c) subject to the date by which the Confirmation Date must occur set forth in Section 6.1(e)(ix), agrees to the extension of any exclusive period under 11 U.S.C. Section 1121 necessary to obtain confirmation of the Plan during such extended exclusive period;

         (d) agrees to support an order of the Bankruptcy Court in the Bankruptcy Case approving the Enron Settlement Agreement in full, and agrees not to take, and will cause their respective officers, directors, employees and professionals or other agents not to take, any action seeking to oppose the entry of an order in the Bankruptcy Case approving the Enron Settlement Agreement or to vacate or amend such order or to avoid the rights and benefits of any party under the Settlement Agreement; provided, however, nothing contained herein shall be deemed to restrict the sale or transfer by Standard Chartered or SCTSC of any claims attributable to the Credit Agreement, Commodity Repurchase Agreement and Receivables Purchase Agreement, provided that the purchaser of such claims agrees to be bound by the terms hereof, including this
Section 1.3;

         (e) acknowledges the validity, extent, perfection and priority of Standard Chartered's claims and liens pursuant to the Credit Agreement and SCTSC's claims and liens pursuant to the Commodity Repurchase Agreement and the Receivables Purchase Agreement, each without counterclaim or setoff, acknowledges SCTSC's ownership of the property that is the subject of the Commodity Repurchase Agreement and the Receivables Purchase Agreement, and agrees not to, and will cause its respective officers, directors, employees and professionals or other agents not to, directly or indirectly, take any action (including, without limitation, as a member of a creditors' committee), or solicit, initiate, fund or encourage any action to challenge the validity, extent, perfection or priority of the rights, claims and liens of Standard Chartered under the Credit Agreement and related agreements or SCTSC under the Commodity Repurchase Agreement and the Receivables Purchase Agreement; and

         (f) agrees to support entry of interim and final orders by the Bankruptcy Court approving the Standard Chartered and Lehman debtor in possession financing contemplated by the Bankruptcy Case, in one or more documents containing the terms set forth in Exhibit F, and in form and substance acceptable to Standard Chartered, SCTSC and Lehman (the "DIP FINANCINGS"), and all of its terms, including, without limitation, the roll up of pre-petition obligations as set forth therein and shall not support any other debtor in possession financing.

For the avoidance of doubt, Lehman's obligations set forth in this Section 1.3 relate to Lehman's capacity as a debtor in possession lender, and not in its capacity as a Holder, which obligations are address in Section 1.2 hereof.

         SECTION 1.4 ENRON'S ACTIONS. Contemporaneously with the execution of this Agreement, Enron and certain of its subsidiaries and the Company and certain of its subsidiaries have entered into the Enron Settlement Agreement. Subject to the terms and conditions of this Agreement and the Enron Settlement Agreement, Enron hereby:

         (a) agrees to vote, or cause to be voted, all claims attributable to any debt and, to the extent Enron has the contractual right to vote or cause to be voted the equity interest it owns or controls in the Company or the Company's affiliates, which determination shall be made by Enron in its reasonable judgment, to vote, or cause such equity interest to be voted, in favor of the Plan and in connection therewith to execute a ballot or ballots voting to accept the Plan;

         (b) agrees to vote, or cause to be voted, all claims attributable to any debt against and, to the extent Enron has the contractual right to vote or cause to be voted the equity interest it owns or controls in the Company or the Company's affiliates, which determination shall be made by Enron in its reasonable judgment, to vote, or cause such equity interest to be voted, against any competing plan that may interfere with or be inconsistent with the Plan and in connection therewith to execute a ballot or ballots voting to reject such competing plan;

         (c) agrees not to withdraw or otherwise revoke or cause to be withdrawn or otherwise revoked its vote in favor of the Plan;

         (d) agrees not to grant or cause to be granted to any other person or entity any proxy to vote with respect to the Plan;

         (e) agrees to take such actions as are reasonably necessary or appropriate to obtain the approval of the terms of the Enron Settlement Agreement by the Enron Bankruptcy Court;

         (f) agrees not to, and will cause its respective officers, directors, and employees (including, without limitation, to the extent any such person acts as the representative of any Enron Party (as defined in the Enron Settlement Agreement) on any committee of the creditors appointed in any Bankruptcy Case of the EOTT Party (as defined in the Enron Settlement Agreement)) not to, directly or indirectly, take any action, or solicit, initiate, fund or encourage any competing plan, that may interfere with or be inconsistent with the Plan;

         (g) subject to the date by which the Confirmation Date must occur set forth in Section 6.1(e)(ix), agrees to the extension of any exclusive period under 11 U.S.C. Section 1121 necessary to obtain confirmation of the Plan during such extended exclusive period;

         (h) agrees that, for so long as (i) there is a Restructuring Committee of the Board of Directors of the general partner of the Company composed of one or more non-employee members and (ii) none of the Company, any Holder, Standard Chartered, SCTSC or Lehman is in material breach of a representation or warranty, or any covenant made for the benefit of Enron herein and no EOTT Party is in material breach of any Settlement Document (as defined in the Enron Settlement Agreement), without the prior written consent of the Restructuring Committee, Enron will not take any action to (w) remove any director of the Company's general partner, (x) elect any additional person as a director of the Company's general partner, (y) alter or amend the Certificate of Incorporation or By-Laws of the Company's general partner or (z) otherwise participate in or effect the operations or management of the Company except as contemplated by the Enron Settlement Agreement;

         (i) acknowledges the validity, extent, perfection and priority of Standard Chartered's claims and liens pursuant to the Credit Agreement and SCTSC's claims and liens pursuant to the Commodity Repurchase Agreement and the Receivables Purchase Agreement, each without counterclaim or setoff, acknowledges SCTSC's ownership of the property that is the subject of the Commodity Repurchase Agreement and the Receivables Purchase Agreement, and agrees not to and will cause its respective officers, directors, and employees (including, without limitation, to the extent any such person acts as the representative of any Enron Party on any committee of the creditors of the EOTT Party) not to, directly or indirectly, take any action, or solicit, initiate, fund or encourage any action to challenge the validity, extent, perfection or priority of the rights, claims and liens of Standard Chartered under the Credit Agreement and related agreements or SCTSC under the Commodity Repurchase Agreement and the Receivables Purchase Agreement; and

         (j) agrees to support approval of the DIP Financings, including, without limitation, a complete roll-up of Standard Chartered's claims pursuant thereto.

                                  ARTICLE II.
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to the Holders, Standard Chartered, SCTSC, Lehman and Enron as of the date hereof:

         SECTION 2.1 ORGANIZATION AND QUALIFICATION. The Company is a limited partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of formation and has full power and authority to conduct its business as and to the extent now conducted and to own, use and lease its assets and properties. The Company has previously delivered to the Holders, Standard Chartered, SCTSC, Lehman and Enron correct and complete copies of its partnership agreement as amended through the date hereof.

         SECTION 2.2 CAPITALIZATION. The Company has 18,476,011 Old Units, 9,000,000 subordinated units, and $9,318,000 of additional partnership interests outstanding, and 195,000 Old Units are reserved for issuance pursuant to the 1994 Unit Option Plan (the "UNIT PLAN"). All of the issued and outstanding Old Units, subordinated units and additional partnership interests are, and all Old Units reserved for issuance will be upon issuance in accordance with the terms specified in the instruments or agreements pursuant to which they are issuable, duly authorized, validly issued, fully paid and nonassessable. Except for Old Units reserved for issuance upon the exercise of currently outstanding options granted under the Unit Plan, there are no outstanding subscriptions, options, warrants, rights (including "phantom" unit rights), preemptive rights or other contracts, commitments, understandings or arrangements, including any right of conversion or exchange under any outstanding security, instrument or agreement (together, "UNIT-RELATED AGREEMENTS"), obligating the Company or any of its subsidiaries to issue or sell any partnership interest or other equity interest of the Company or any subsidiary or to grant, extend or enter into any Unit-Related Agreement with respect thereto or otherwise provide any payment or compensation based on "phantom" units or measured by the value of the Company's or any subsidiary's units, assets, revenues or other similar measure.

         SECTION 2.3 AUTHORITY RELATIVE TO THIS AGREEMENT. The Company has full power and authority to enter into this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of the Company's general partner, and no other proceedings on the part of the Company, its general partner or its unitholders are necessary to authorize the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         SECTION 2.4 NON-CONTRAVENTION; APPROVALS AND CONSENTS. (a) Other than as contemplated by this Agreement and except for defaults, violations and other matters to be caused by filing the Bankruptcy Case, the execution and delivery of this Agreement by the Company does not, and the performance by the Company of its obligations hereunder and the consummation of the transactions contemplated hereby will not, conflict with, result in a material violation or breach of, constitute (with or without notice or lapse of time or both) a default under, result in or give to any person any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or result in the creation or imposition of any lien, claim, mortgage, charge, encumbrance, security interest, pledge or equity of any kind (together, a "LIEN") upon any of the assets or properties of the Company or any of its subsidiaries under, any of the terms, conditions or provisions of (i) the Partnership Agreement of the Company or (ii) any statute, law, rule, regulation or ordinance (together, "LAWS"), or any judgment, decree, order, writ, permit or license (together, "ORDERS"), of any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision (a "GOVERNMENTAL OR REGULATORY AUTHORITY") applicable to the Company or any of its subsidiaries or any of their respective assets or properties, or (iii) any note, bond, mortgage, security agreement, indenture, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind (together, "CONTRACTS") to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective assets or properties are bound, other than customary provisions prohibiting or restricting assignment of contracts.

         (b) Except for the filing of (i) the certificate of formation relating to the formation of Subsidiary LLC and, to the extent required, a certificate of amendment relating to each of LLC Newco and the Company, (ii) the approval of the Enron Settlement Agreement by the Bankruptcy Court and the Enron Bankruptcy Court and (iii) the approval of the Plan and the related disclosure statement (the "DISCLOSURE STATEMENT"), and the debtor in possession financing contemplated by the Bankruptcy Case, including the DIP Financings, by the Bankruptcy Court, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority or other public or private third party is necessary, or required under any of the terms, conditions or provisions of any Law or Order of any Governmental or Regulatory Authority or any Contract to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective assets or properties is bound, for the execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder or the consummation of the transactions contemplated hereby.

         (c) The Company is in material compliance with all applicable Laws and Orders of any Governmental or Regulatory Authority in all jurisdictions in which it is presently doing business.

         SECTION 2.5 LEGAL PROCEEDINGS. Except as disclosed in the reports filed with the Company SEC Documents (as defined in Section 2.6(a)) on the date of this Agreement, (i) there are no actions, suits, arbitrations or proceedings pending or, to the knowledge of the Company, threatened against, relating to or affecting, nor to the knowledge of the Company are there any Governmental or Regulatory Authority investigations or audits pending or threatened against, relating to or affecting the Company or any of its subsidiaries or any of their respective assets and properties which would be material and (ii) neither the Company nor any of its subsidiaries is subject to any order of any Governmental or Regulatory Authority with respect to the transactions contemplated by this Agreement which would be material.

         SECTION 2.6 INFORMATION SUPPLIED; COMPANY REPORTS. (a) Since December 31, 2001, the Company has filed all reports, forms, statements and other documents (collectively, together with all financial statements included or incorporated by reference therein, the "COMPANY SEC DOCUMENTS") required to be filed by the Company with the Securities and Exchange Commission (the "SEC") pursuant to the provisions of the Securities Act of 1933, as amended (the "SECURITIES ACT"), or the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"). Except as described in such reports, each of the Company SEC Documents, as of its filing date, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act. None of the Company SEC Documents, as of their respective filing dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (b) Each of the consolidated financial statements (including related notes) included in the Company SEC Documents presented fairly in all material respects the consolidated financial condition, cash flows and results of operations of the Company and its subsidiaries for the respective periods or as of the respective dates set forth therein. Each of the financial statements (including related notes) included in the Company SEC Documents has been prepared in accordance with United States generally accepted accounting principles ("GAAP"), consistently applied during the periods involved, except
(i) as noted therein, (ii) to the extent required by changes in GAAP or (iii) in the case of unaudited financial statements, normal recurring year-end audit adjustments and as permitted by Form 10-Q of the SEC.

         (c) The information, reports and financial statements furnished in writing by or on behalf of the Company to Enron, Standard Chartered, SCTSC, Lehman, or any Holder in connection with the negotiation, preparation or delivery of this Agreement and the Enron Settlement Agreement or included herein or therein or delivered pursuant hereto or thereto, whether prior to or on the date of confirmation of the Plan (the "CONFIRMATION DATE"), when taken as a whole, do not, as of the date such information was furnished, contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not materially misleading. The projections and pro forma financial information furnished by the Company to any other parties to this Agreement in connection with the transactions contemplated by this Agreement have been prepared in good faith based on assumptions believed by the Company to be reasonable at the time made, it being recognized by Enron, Standard Chartered, SCTSC, Lehman and the Holders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount and the Company makes no representation as to its ability to achieve the results set forth in any such projections. The Company understands that all such statements, representations and warranties shall be deemed to have been relied upon by the other parties to this Agreement as a material inducement to enter into this Agreement and the transactions contemplated thereby.


                                  ARTICLE III.
                  REPRESENTATIONS AND WARRANTIES OF THE HOLDERS
                   STANDARD CHARTERED, SCTSC, LEHMAN AND ENRON

         Each Holder, Standard Chartered, SCTSC, Lehman and Enron, severally and for itself only, represents and warrants to the Company with respect to such person as of the date hereof:

         SECTION 3.1 ORGANIZATION AND QUALIFICATION. It is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has full power and authority to conduct its business as and to the extent now conducted and to own, use and lease its assets and properties.

         SECTION 3.2 AUTHORITY RELATIVE TO THIS AGREEMENT. Subject in the case of Enron, to approval by the Enron Bankruptcy Court, each has full power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by it and the consummation of the transactions contemplated hereby have been duly and validly approved by it, and no other proceedings on its part or the part of its stockholders, partners, directors, trustees, members or other similar constituents, as the case may be, are necessary to authorize the execution, delivery and performance of this Agreement by it and the consummation by it of the transactions contemplated hereby other than, in the case of Enron, approval by the Enron Bankruptcy Court. This Agreement has been duly and validly executed and delivered by it and constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) other than, in the case of Enron, approval by the Enron Bankruptcy Court.

         SECTION 3.3 ADEQUATE DISCLOSURE. The Company has responded to all requests for information about the Company made by each of the Holders, Standard Chartered, SCTSC, Lehman and Enron and their advisors.

         SECTION 3.4 OWNERSHIP OF OLD NOTES. Each of the Holders represents that it owns and has the ability to vote Old Notes aggregating at least the amount set forth below its signature line to this Agreement.

                                  ARTICLE IV.
                            COVENANTS OF THE COMPANY

         SECTION 4.1 CONDUCT OF BUSINESS. Except as contemplated or permitted by this Agreement and the Plan, between the date hereof and the Confirmation Date, the Company and its subsidiaries shall conduct business only in the ordinary course and subject to any limitations imposed by the Bankruptcy Code, the Bankruptcy Court and the U.S. Trustee's office with oversight over the Company's Bankruptcy Case, unless otherwise approved by an order of the Bankruptcy Court.

         SECTION 4.2 ISSUANCE OF SECURITIES. Between the date hereof and the Confirmation Date, the Company shall not issue or agree to issue any securities of the Company or enter into any Unit-Related Agreements other than Old Units issued pursuant to Company options outstanding as of the date hereof.

         SECTION 4.3 APPOINTMENT OF COMMITTEES. The Company shall request that the U.S. Trustee appoint only one committee of creditors in connection with the Bankruptcy Case, to consist of not more than seven members, and the Company shall request and support the appointment of the Holders to that committee. The Company shall not support the appointment of any committee of Old Unit or other equity interest holders in connection with the Bankruptcy Case.

         SECTION 4.4 BEST EFFORTS. The Company shall cooperate with the other parties to this Agreement and use its best efforts to take, and cause to be taken, all appropriate action, and do, or cause to be done, and assist and cooperate with the other parties in doing, all things necessary, proper and advisable in seeking approval of the DIP Financings, first day motions and the Disclosure Statement, and confirmation of the Plan by the Bankruptcy Court in the most expeditious manner practicable, including, without limitation, to cause or cause to be made, all filings, necessary, proper or advisable under applicable laws to consummate and make effective the transactions contemplated by this Agreement.

         SECTION 4.5 INVESTIGATION OF PRE-PETITION AGREEMENTS. In accordance with the provisions of the interim and final orders approving the DIP Financings, which shall govern in all respects, in no event shall there be paid an aggregate amount in excess of $75,000 from proceeds of the DIP Financings for any fees and expenses incurred or allowed by the Bankruptcy Court in analyzing or investigating the liens or claims of Standard Chartered or SCTSC. Nothing contained in this Agreement shall affect or limit the right of Standard Chartered or SCTSC to object to any requests for fees or fee applications filed with the Bankruptcy Court.

         SECTION 4.6 CONSULTATION. The Company shall consult with the Holders, Standard Chartered, SCTSC, Lehman and Enron concerning any amendments or modifications to the Plan and the Disclosure Statement before filing or serving any such amendments or modifications in the Bankruptcy Case.

         SECTION 4.7 PRESS RELEASE. The Company will not disclose the names of the Holders in any press release made by the Company.

                                   ARTICLE V.
                              ADDITIONAL AGREEMENTS

         SECTION 5.1 EXPENSES. Whether or not the Plan is confirmed, except for
(i) the reasonable out-of-pocket expenses incurred by the Holders in connection with the negotiation, execution and implementation of this Agreement, which the Company hereby agrees to reimburse to the Holders, (ii) fees payable to Petrie Parkman & Co. and the reasonable fees, expenses and disbursements of Fulbright & Jaworski L.L.P., counsel for the Holders, which the Company has previously agreed to pay, and hereby confirms that it will pay, and (iii) without limiting the provisions of the Credit Agreement or the DIP Financings, the reasonable out-of-pocket expenses incurred by Standard Chartered and SCTSC, including the reasonable fees, expenses and disbursements of counsel, financial advisors and other advisors, in connection with the negotiation, execution and implementation of this Agreement and all transactions contemplated hereby, which the Company hereby confirms that it will pay, all other costs incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such cost or expense.


                                  ARTICLE VI.
                        TERMINATION, AMENDMENT AND WAIVER

         SECTION 6.1 TERMINATION. In addition to the other terms and provisions of this Agreement, this Agreement may be terminated, and the transactions contemplated hereby may be abandoned:

         (a) By mutual written agreement of all of the parties hereto.

         (b) By any of the Company, Standard Chartered, SCTSC, Lehman, or any of the Holders (but only as to the rights and obligations of such Holder hereunder) upon written notification to the non-terminating party or parties by the terminating party or parties:

                  (i) if any of the representations set forth in this agreement shall be materially untrue or if there has been a subsequent material breach of the representations, warranties, covenants or agreements on the part of the Company set forth in this Agreement;

                  (ii) if the Bankruptcy Court enters an order denying confirmation of the Plan and such order shall have become final and non-appealable;

                  (iii) upon the election by the Board of Directors of the Company's general partner, Standard Chartered, SCTSC, Lehman and the Holders to pursue or accept a bona fide offer for the purchase of all or substantially all of the assets of the Company, the merger or consolidation of the Company with or into any other company or any transaction to restructure the Company's indebtedness (collectively, an "ALTERNATIVE TRANSACTION");

                  (iv) if the Company, Standard Chartered, SCTSC, Lehman, or any of the Holders determines in its good faith judgment that (x) an Alternative Transaction is more favorable and (y) there is a risk that failure to pursue such Alternative Transaction would violate its fiduciary duties;

                  (v) upon an occurrence of whatever nature that results in the material impairment of the ability of (x) the Company to perform its material obligations under the Plan or (y) the other parties to realize the material benefits intended to be provided to such parties under the Plan;

                  (vi) if at any time Standard Chartered, SCTSC, Enron, Lehman or any of the Holders validly terminates this Agreement pursuant to this Section 6.1; or

                  (vii) if the Disclosure Statement contains any material information that has not been previously provided to the terminating party, or any information that is materially different from that information previously provided to the terminating party that would have caused the terminating party not to enter into this Agreement.

         (c) By Standard Chartered, SCTSC or Lehman upon written notification to the non-terminating parties prior to the Confirmation Date, if:

                  (i) the form and substance of the orders approving the Plan, the Disclosure Statement, the DIP Financings or the terms of the New Credit Facility and all other documents related thereto are not reasonably acceptable to Standard Chartered, SCTSC or Lehman, or if there has been any default under the DIP Financings or any related documents;

                  (ii) if there has been a material breach of the representations, warranties, covenants or agreements on the part of (x) any EOTT Party in any Settlement Document, or (y) by any other party to this Agreement, if such breach results in a material impairment of Standard Chartered's ability to realize the material benefits intended to be provided to Standard Chartered under the Plan or this Agreement; or

                  (iii) the Company shall support the appointment of any committee of Old Unit or other equity interest holders in connection with the Bankruptcy Case.

         (d) By Enron upon written notification to the non-terminating parties prior to the Confirmation Date:

                  (i) if there has been a material breach of the representations, warranties, covenants or agreements on the part of (x) the Company set forth in this Agreement or by any EOTT Party in any Settlement Document, or (y) by any other party to this Agreement if such breach results in a material impairment of Enron's ability to realize the material benefits intended to be provided to Enron under the Plan or the Enron Settlement Agreement;

                  (ii) if the Enron Bankruptcy Court or the Bankruptcy Court does not issue a final order approving the Enron Settlement Agreement on or before the 90th day following the execution of this Agreement, or if the order approving the Enron Settlement Agreement is vacated or amended by the Enron Bankruptcy Court or the Bankruptcy Court;

                  (iii) if the Company fails to pay when due any amount required to be paid under the Enron Settlement Agreement; or

                  (iv) if the Company, without the consent of Enron, makes any amendments or modifications (x) to the Plan (including the exhibits attached thereto), or (y) to any of the exhibits to this Agreement which, in either case, materially adversely affects the rights of any Enron Party under the Enron Settlement Agreement, or if the Company withdraws or revokes the Plan.

         (e) By Enron, Standard Chartered, SCTSC, Lehman or any Holder (but only as to the rights and obligations of such Holder hereunder), upon written notification to the non-terminating parties prior to the Confirmation Date, if:

                  (i) either (x) the Bankruptcy Court or the Enron Bankruptcy Court does not approve the Enron Settlement Agreement as contemplated in the Enron Settlement Agreement by the Confirmation Date, or (y) either the Bankruptcy Court or the Enron Bankruptcy Court enter an order affirmatively deciding not to approve the Enron Settlement Agreement;

                  (ii) the Company, without the consent of the terminating party, makes any material amendments or modifications (x) to the Plan (including the exhibits attached thereto), or (y) to any of the exhibits to this Agreement, which, in either case, adversely affects such terminating party, or if the Company withdraws or revokes the Plan;

                  (iii) the Bankruptcy Case is not filed in the Bankruptcy Court within three business days following the date of this Agreement;

                  (iv) an order is entered (x) dismissing the Bankruptcy Case or any one of them and such order is not stayed within 10 days thereof, (y) converting the Bankruptcy Case to a case under Chapter 7 of the Bankruptcy Code, or (z) appointing an examiner with expanded powers or a trustee to operate all or any material part of the Company's business and such order is not stayed within 10 days thereof;

                  (v) an order approving the DIP Financings shall not have been entered on or before noon, central time, on October 18, 2002 or final approval of the DIP Financings is not obtained within 30 days following the filing of the Bankruptcy Case;

                  (vi) the Company shall not have filed the Plan on or before the fifth business day following the execution of this Agreement;

                  (vii) the Bankruptcy Court has not approved the Disclosure Statement filed as part of the Bankruptcy Case on or before January 10, 2003;

                  (viii) the Company shall not have commenced solicitation of votes on the Plan by February 28, 2003;

                  (ix) the Confirmation Date does not occur on or before March 17, 2003; or

                  (x) the Closing of the transactions contemplated by the Plan does not occur on or before March 31, 2003.


         SECTION 6.2 EFFECT OF TERMINATION. If this Agreement is validly terminated by any party hereto pursuant to Section 6.1, this Agreement will forthwith become null and void as to such terminating party, and there will be no liability or obligation on the part of the terminating party; provided, however, that the provisions of Section 5.1 and this Section 6.2 will continue to apply following any such termination.

         SECTION 6.3 AMENDMENT. This Agreement may be amended, supplemented or modified by a written agreement executed by or on behalf of the Company, Standard Chartered, SCTSC, Lehman and all of the Holders; provided that no amendment, supplement or modification of this Agreement which materially adversely affects the rights of Enron and the Enron Parties (as defined in the Enron Settlement Agreement) in the Enron Settlement Agreement shall be effective unless consented to in writing by Enron. No such amendment, supplement or modification shall be effective unless set forth in a written instrument duly executed by or on behalf of the party sought to be bound.

         SECTION 6.4 WAIVER. The Company, Standard Chartered, SCTSC, Lehman and all of the Holders may, to the extent permitted by applicable law, (i) extend the time for the performance of any of the obligations or other acts of the other hereto, (ii) waive any inaccuracies in the representations and warranties of the other contained herein or in any document delivered pursuant hereto or
(iii) waive compliance with any of the covenants, agreements or conditions of the other contained herein; provided, however, that the requirement (x) to support approval by the Bankruptcy Court of the Enron Settlement Agreement contained in Article I above, and (y) that the Company shall make all payments required by the Enron Settlement Agreement, may be waived only by Enron in writing. No such extension or waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party extending the time of performance or waiving any such inaccuracy or non-compliance. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.

                                  ARTICLE VII.
                               GENERAL PROVISIONS

         SECTION 7.1 NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS. The representations, warranties, covenants and agreements contained in this Agreement or in any instrument delivered pursuant to this Agreement shall not survive the confirmation of the Plan, except for the agreements contained in Section 5.1, this Article VII and the Enron Settlement Agreement, which shall survive the confirmation of the Plan.

         SECTION 7.2 NOTICES. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally, by facsimile transmission or by overnight courier to the parties at the following addresses or facsimile numbers:

                  If to the Holders, to:

                  Lehman Brothers Inc.
                  600 Travis, Suite 7330
                  Houston, TX  77002
                  Facsimile No.:  (713) 236-3912
                  Attn:  J. Robert Chambers

                  Dreyfus High Yield Strategies Fund
                  Dreyfus Premier Fixed Income Funds: Dreyfus Premier High Yield Securities Fund
                  The Dreyfus/Laurel Funds Trust: Dreyfus Premier Limited Term High Income Fund
                  Dreyfus Fixed Income Securities: Dreyfus High Yield Shares Dreyfus Variable Investment Fund: Limited Term High Income Portfolio

                  c/o The Dreyfus Corporation
                  200 Park Avenue
                  New York, NY  10166
                  Facsimile No.:  (212) 922-7201
                  Attn.:  Keith Chan

                  The Northwestern Mutual Life Insurance Company
                  720 East Wisconsin Avenue
                  Milwaukee, WI  53202
                  Facsimile No.:  (414) 625-2646
                  Attn.:  Steve Tallmadge

                  American Express Financial Corporation
                  25617 AXP Financial Center
                  Minneapolis, MN  55474
                  Facsimile No.:  (612) 547-2694
                   Attn.:  Mark Van Holland

                  Farallon Capital Management, LLC
                  One Maritime Plaza, Suite 1325
                  San Francisco, CA 94111
                  Facsimile No.:  (415) 421-2133
                  Attn.:  Derek Schrier

                  with a copy to:

                  Fulbright & Jaworski LLP
                  1301 McKinney, Suite 5100
                  Houston, Texas 77010-3095
                  Facsimile No.:  (713) 651-5246
                  Attn.:  Evelyn H. Biery

                  If to Lehman:

                  Lehman Commercial Paper Inc.
                  600 Travis Street, Suite 7330
                  Houston, Texas  77002
                  Facsimile No.:  (713) 236-3912
                  Attn.:  J. Robert Chambers

                  If to Standard Chartered or SCTSC:

                  Standard Chartered Bank
                  One Madison Avenue
                  New York, New York  10010
                  Facsimile No.:  (212) 667-0797
                  Attn.:  Neil McCauley

                  Standard Chartered Trade Services Corporation
                  One Madison Avenue
                  New York, New York  10010
                  Facsimile No.:  (212) 667-0797
                  Attn.:  Neil McCauley
                  with a copy to:

                  Lovells
                  900 Third Avenue
                  New York, New York  10022
                  Facsimile No.:  (212) 909-0666
                  Attn.:  Gary Lee and Karen Ostad

                  and

                  Bingham McCutchen LLP
                  399 Park Avenue
                  New York, New York 10022
                  Facsimile No.  (212) 752-5378
                  Attn.:  Tina L. Brozman and Frederick F. Eisenbiegler


                  If to Enron:

                  Enron Corp.
                  1400 Smith Street
                  Houston, Texas  77002
                  Facsimile No.:  (713) 646-6227
                  Attn.:  General Counsel

                  with a copy to:

                  Weil, Gotshal & Manges LLP
                  700 Louisiana, Suite 1600
                  Houston, Texas  77002
                  Facsimile No.:  (713) 224-9511
                  Attn.:  Charles E. Harrell

                  If to the Company, to:

                  EOTT Energy Partners, L.P.
                  2000 West Sam Houston Pkwy South, Suite 400
                  Houston, TX 77042
                  Facsimile No.:  (713) 993-5813
                  Attn:  Molly Sample
                  with a copy to:

                  Haynes and Boone, LLP
                  901 Main Street, Suite 3100
                  Dallas, TX 75202-3789
                  Facsimile No.:  (214) 651-5940
                  Attn:  Robert D. Albergotti

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section 7.2, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section 7.2, be deemed given upon confirmed receipt, and (iii) if delivered by overnight courier in the manner described above to the address as provided in this Section 7.2, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section 7.2). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

         SECTION 7.3 ENTIRE AGREEMENT; INCORPORATION OF EXHIBITS. (a) This Agreement supersedes all prior discussions and agreements among the parties hereto with respect to the subject matter hereof and contains the sole and entire agreement among the parties hereto with respect to the subject matter hereof.

         (b) Any Exhibit attached to this Agreement and referred to herein is hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

         SECTION 7.4 INDIVIDUAL LIABILITY. The past, present and future trustees, shareholders, directors, officers, employees or agents of each Holder (as applicable) shall not be individually bound or liable for the matters set forth in this Agreement.

         SECTION 7.5 PUBLIC ANNOUNCEMENTS. Except as otherwise required by law or the rules of any applicable securities exchange or national market system, so long as this Agreement is in effect, the parties will not, and will not permit any of their respective representatives to, issue or cause the publication of any press release or make any other public announcement with respect to the transactions contemplated by this Agreement without the consent of the other parties, which consent shall not be unreasonably withheld. The parties will cooperate with each other in the development and distribution of all press releases and other public announcements with respect to this Agreement and the transactions contemplated hereby, and will provide each other with drafts of any press releases and announcements as far in advance as is practicable and permit the other parties to comment thereon and be advised when such release will be issued. The parties are expressly authorized to describe this Agreement and/or attach copies of this Agreement to the motions or pleadings filed in the Bankruptcy Court and the Enron Bankruptcy Court.

         SECTION 7.6 NO THIRD PARTY BENEFICIARIES. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns and, in the case of Enron, the Enron Parties, and it is not the intention of the parties to confer third-party beneficiary rights upon any other person.

         SECTION 7.7 NO ASSIGNMENT; BINDING EFFECT. Except as expressly provided in this paragraph or in Section 1.2(c), neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other parties hereto and any attempt to do so will be void. Subject to the previous sentence, this Agreement inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

         SECTION 7.8 HEADINGS. The headings used in this Agreement have been inserted for convenience of reference only and do not define, modify or limit the provisions hereof.

         SECTION 7.9 INVALID PROVISIONS. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law or order, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

         SECTION 7.10 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to a contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof. The parties consent to the non-exclusive jurisdiction of the federal and state courts in Manhattan, New York for the adjudication of any dispute with respect to this Agreement.

         SECTION 7.11 ENFORCEMENT OF AGREEMENT. The parties hereto agree that irreparable damage would occur in the event that any provision of this Agreement was not performed in accordance with its specified terms or was otherwise breached. It is accordingly agreed that any party not in breach shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         SECTION 7.12 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

         SECTION 7.13 EFFECTIVENESS OF AGREEMENT. This Agreement will not become effective until all parties named on the signature pages of this Agreement have executed and delivered this Agreement.

                            [SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, each party hereto has caused this Agreement to be signed by its officer thereunto duly authorized as of the date first above written.



                                    LEHMAN BROTHERS INC.


                                    By:    /s/ J. Robert Chambers
                                           --------------------------------
                                    Name:  J. Robert Chambers
                                           --------------------------------
                                    Title: Managing Director
                                           --------------------------------
                                    Principal Amount of Notes: $41,535,000
                                                               -----------

        SIGNATURE PAGE TO RESTRUCTURING AGREEMENT DATED OCTOBER ___, 2002

                                    DREYFUS HIGH YIELD STRATEGIES FUND


                                    By:    /s/ Gerald E. Thunelius
                                           -------------------------------------
                                    Name:  Gerald E. Thunelius
                                           -------------------------------------
                                    Title: Director of Taxable Fixed Income
                                           -------------------------------------
                                    Principal Amount of Notes $6,746,000
                                                             -----------

        SIGNATURE PAGE TO RESTRUCTURING AGREEMENT DATED OCTOBER ___, 2002

                                    DREYFUS PREMIER FIXED INCOME FUNDS:
                                    DREYFUS PREMIER HIGH YIELD SECURITIES FUND


                                    By:    /s/ Gerald E. Thunelius
                                           -------------------------------------
                                    Name:  Gerald E. Thunelius
                                           -------------------------------------
                                    Title: Director of Taxable Fixed Income
                                           -------------------------------------
                                    Principal Amount of Notes $775,000
                                                             ---------

        SIGNATURE PAGE TO RESTRUCTURING AGREEMENT DATED OCTOBER ___, 2002

                                    THE DREYFUS/LAUREL FUNDS TRUST:
                                    DREYFUS PREMIER LIMITED TERM HIGH
                                    INCOME FUND


                                    By:    /s/ Gerald E. Thunelius
                                           -------------------------------------
                                    Name:  Gerald E. Thunelius
                                           -------------------------------------
                                    Title: Director of Taxable Fixed Income
                                           -------------------------------------
                                    Principal Amount of Notes $5,925,000
                                                             -----------

        SIGNATURE PAGE TO RESTRUCTURING AGREEMENT DATED OCTOBER ___, 2002

                                    DREYFUS FIXED INCOME SECURITIES:
                                    HIGH YIELD SHARES


                                    By:    /s/ Gerald E. Thunelius
                                           -------------------------------------
                                    Name:  Gerald E. Thunelius
                                           -------------------------------------
                                    Title: Director of Taxable Fixed Income
                                           -------------------------------------
                                    Principal Amount of Notes $555,000
                                                             ---------

        SIGNATURE PAGE TO RESTRUCTURING AGREEMENT DATED OCTOBER ___, 2002

                                    DREYFUS VARIABLE INVESTMENT FUND:
                                    LIMITED TERM HIGH INCOME PORTFOLIO


                                    By:    /s/ Gerald E. Thunelius
                                           -------------------------------------
                                    Name:  Gerald E. Thunelius
                                           -------------------------------------
                                    Title: Director of Taxable Fixed Income
                                           -------------------------------------
                                    Principal Amount of Notes $50,000
                                                             --------

                                    THE NORTHWESTERN MUTUAL LIFE INSURANCE
                                      COMPANY


                                    By:    /s/ Timothy S. Collins
                                           -------------------------------------
                                    Name:  Timothy S. Collins
                                           -------------------------------------
                                    Title: Its Authorized Representative
                                           -------------------------------------
                                    Principal Amount of Notes $15,750,000
                                                             ------------

                                    HIGH YIELD PORTFOLIO, A SERIES OF
                                    INCOME TRUST


                                    By:    /s/ Lorraine R. Hart
                                           -------------------------------------
                                    Name:  Lorraine R. Hart
                                           -------------------------------------
                                    Title: Assistant Vice President
                                           -------------------------------------
                                           Income Trust
                                           -------------------------------------
                                    Principal Amount of Notes $21,125,000.00
                                                             ---------------


                                    TOTAL RETURN PORTFOLIO, A SERIES OF
                                    GROWTH AND INCOME TRUST


                                    By:    /s/ Lorraine R. Hart
                                           -------------------------------------
                                    Name:  Lorraine R. Hart
                                           -------------------------------------
                                    Title: Assistant Vice President
                                           -------------------------------------
                                           Growth and Income Trust
                                           -------------------------------------
                                    Principal Amount of Notes $300,000.00
                                                             ------------


                                    AXP VARIABLE PORTFOLIO - MANAGED
                                    FUND, A SERIES OF AXP VARIABLE
                                    PORTFOLIO MANAGED SERIES, INC.

                                    By:    /s/ Lorraine R. Hart
                                           -------------------------------------
                                    Name:  Lorraine R. Hart
                                           -------------------------------------
                                    Title: Assistant Vice President
                                           -------------------------------------
                                           AXP Variable Portfolio Managed
                                           -------------------------------------
                                           Series, Inc.
                                           -------------------------------------
                                    Principal Amount of Notes $500,000.00
                                                             ------------


                                    INCOME PORTFOLIO, A SERIES OF IDS LIFE
                                    SERIES FUND, INC.


                                    By:    /s/ Lorraine R. Hart
                                           -------------------------------------
                                    Name:  Lorraine R. Hart
                                           -------------------------------------
                                    Title: Assistant Vice President
                                           -------------------------------------
                                           IDS Life Series Fund, Inc.
                                           -------------------------------------
                                    Principal Amount of Notes $100,000.00
                                                             ------------

                                    MANAGED PORTFOLIO, A SERIES OF IDS
                                    LIFE SERIES FUND, INC.


                                    By:    /s/ Lorraine R. Hart
                                           -------------------------------------
                                    Name:  Lorraine R. Hart
                                           -------------------------------------
                                    Title: Assistant Vice President
                                           -------------------------------------
                                           IDS Life Series Fund, Inc.
                                           -------------------------------------
                                    Principal Amount of Notes $100,000.00
                                                              -----------


                                    AXP VARIABLE PORTFOLIO - EXTRA
                                    INCOME FUND, A SERIES OF AXP VARIABLE
                                    PORTFOLIO INCOME SERIES, INC.


                                    By:    /s/ Lorraine R. Hart
                                           -------------------------------------
                                    Name:  Lorraine R. Hart
                                           -------------------------------------
                                    Title: Assistant Vice President
                                           -------------------------------------
                                           AXP Variable Portfolio Income
                                           -------------------------------------
                                           Series, Inc.
                                           -------------------------------------
                                    Principal Amount of Notes $5,760,000.00
                                                             --------------


                                    CALHOUN CBO, LIMITED

                                    By: American Express Asset Management
                                        Group, Inc., its authorized signatory

                                    By:    /s/ Bruce Lamo
                                           -------------------------------------
                                    Name:  Bruce Lamo
                                           -------------------------------------
                                    Title: Senior Vice President - Chief
                                           -------------------------------------
                                           Operating Officer, Alternative
                                           -------------------------------------
                                           Investments
                                           -------------------------------------
                                    Principal Amount of Notes $1,000,000.00
                                                             --------------

                                    ISLES CBO, LIMITED

                                    By: American Express Asset Management
                                        Group, Inc., its authorized signatory


                                    By:    /s/ Bruce Lamo
                                           -------------------------------------
                                    Name:  Bruce Lamo
                                           -------------------------------------
                                    Title: Senior Vice President - Chief
                                           -------------------------------------
                                           Operating Officer, Alternative
                                           -------------------------------------
                                           Investments
                                           -------------------------------------
                                    Principal Amount of Notes $1,000,000.00
                                                             --------------


                                    AMERICAN EXPRESS RETIREMENT PLAN -
                                    HIGH YIELD FIXED INCOME


                                    By:    /s/ Bruce Lamo
                                           -------------------------------------
                                    Name:  Bruce Lamo
                                           -------------------------------------
                                    Title: Senior Vice President - Chief
                                           -------------------------------------
                                           Operating Officer, Alternative
                                           -------------------------------------
                                           Investments
                                           -------------------------------------
                                    Principal Amount of Notes $150,000.00
                                                             ------------


                                    CEDAR CBO, LIMITED

                                    By: American Express Asset Management
                                        Group, Inc., its authorized signatory


                                    By:    /s/ Bruce Lamo
                                           -------------------------------------
                                    Name:  Bruce Lamo
                                           -------------------------------------
                                    Title: Senior Vice President - Chief
                                           -------------------------------------
                                           Operating Officer, Alternative
                                           -------------------------------------
                                           Investments
                                           -------------------------------------
                                    Principal Amount of Notes $1,000,000.00
                                                             --------------

                                    CENTENNIAL CBO, LIMITED

                                    By: American Express Asset Management
                                        Group, Inc., its authorized signatory


                                    By:    /s/ Bruce Lamo
                                           -------------------------------------
                                    Name:  Bruce Lamo
                                           -------------------------------------
                                    Title: Senior Vice President - Chief
                                           -------------------------------------
                                           Operating Officer, Alternative
                                           -------------------------------------
                                           Investments
                                           -------------------------------------
                                    Principal Amount of Notes $1,000,000.00
                                                             --------------


                                    CENTURION CDO IV, LIMITED

                                    By: American Express Asset Management
                                        Group, Inc., its authorized signatory


                                    By:    /s/ Bruce Lamo
                                           -------------------------------------
                                    Name:  Bruce Lamo
                                           -------------------------------------
                                    Title: Senior Vice President - Chief
                                           -------------------------------------
                                           Operating Officer, Alternative
                                           -------------------------------------
                                           Investments
                                           -------------------------------------
                                    Principal Amount of Notes $1,500,000.00
                                                             --------------


                                    CENTURION CDO I, LIMITED

                                    By: American Express Asset Management
                                        Group, Inc., its authorized signatory


                                    By:    /s/ Bruce Lamo
                                           -------------------------------------
                                    Name:  Bruce Lamo
                                           -------------------------------------
                                    Title: Senior Vice President - Chief
                                           -------------------------------------
                                           Operating Officer, Alternative
                                           -------------------------------------
                                           Investments
                                           -------------------------------------
                                    Principal Amount of Notes $1,000,000.00
                                                             --------------

                                    CENTURION CDO II, LIMITED

                                    By: American Express Asset Management
                                        Group, Inc., its authorized signatory


                                    By:    /s/ Bruce Lamo
                                           -------------------------------------
                                    Name:  Bruce Lamo
                                           -------------------------------------
                                    Title: Senior Vice President - Chief
                                           -------------------------------------
                                           Operating Officer, Alternative
                                           -------------------------------------
                                           Investments
                                           -------------------------------------
                                    Principal Amount of Notes $660,000.00
                                                             ------------


                                    CENTURION CDO III, LIMITED

                                    By: American Express Asset Management
                                        Group, Inc., its authorized signatory


                                    By:    /s/ Bruce Lamo
                                           -------------------------------------
                                    Name:  Bruce Lamo
                                           -------------------------------------
                                    Title: Senior Vice President - Chief
                                           -------------------------------------
                                           Operating Officer, Alternative
                                           -------------------------------------
                                           Investments
                                           -------------------------------------
                                    Principal Amount of Notes $880,000.00
                                                             ------------


                                    CENTURION CDO III, LIMITED - PREFERRED
                                    SHARES ACCOUNT

                                    By: American Express Asset Management
                                        Group, Inc., its authorized signatory


                                    By:    /s/ Bruce Lamo
                                           -------------------------------------
                                    Name:  Bruce Lamo
                                          --------------------------------------
                                    Title: Senior Vice President - Chief
                                           -------------------------------------
                                           Operating Officer, Alternative
                                           -------------------------------------
                                           Investments
                                           -------------------------------------
                                    Principal Amount of Notes $500,000.00
                                                             ------------

                                    CLARION CBO, LIMITED

                                    By: American Express Asset Management
                                        Group, Inc., its authorized signatory


                                    By:    /s/ Lorraine R. Hart
                                           -------------------------------------
                                    Name:  Lorraine R. Hart
                                           -------------------------------------
                                    Title: Vice President - Insurance
                                           -------------------------------------
                                           Investments
                                           -------------------------------------
                                    Principal Amount of Notes $1,500,000.00
                                                             --------------

                               FARALLON CAPITAL PARTNERS, L.P.,
                               a California limited partnership

                               By: Farallon Partners, L.L.C.,
                                   as General Partner


                               By:    /s/ William F. Mellin
                                      ------------------------------------------
                               Name:  William F. Mellin
                                      ------------------------------------------
                               Title: Managing Member, Farallon Partners, L.L.C.
                                      ------------------------------------------
                               Principal Amount of Notes: $5,010,000.00
                                                         --------------

                              FARALLON CAPITAL INSTITUTIONAL PARTNERS, L.P., a California limited partnership

                              By: Farallon Partners, L.L.C., as General Partner


                              By:    /s/ William F. Mellin
                                     -------------------------------------------
                              Name:  William F. Mellin
                                     -------------------------------------------
                              Title: Managing Member, Farallon Partners, L.L.C.
                                     -------------------------------------------
                              Principal Amount of Notes: $6,140,000.00
                                                        --------------

                              FARALLON CAPITAL INSTITUTIONAL PARTNERS II, L.P., a California limited partnership

                              By: Farallon Partners, L.L.C., as General Partner


                              By:    /s/ William F. Mellin
                                     -------------------------------------------
                              Name:  William F. Mellin
                                     -------------------------------------------
                              Title: Managing Member, Farallon Partners, L.L.C.
                                     -------------------------------------------
                              Principal Amount of Notes: $780,000.00
                                                         -----------

                              FARALLON CAPITAL INSTITUTIONAL PARTNERS III, L.P., a Delaware limited partnership

                              By: Farallon Partners, L.L.C., as General Partner


                              By:    /s/ William F. Mellin
                                     -------------------------------------------
                              Name:  William F. Mellin
                                     -------------------------------------------
                              Title: Managing Member, Farallon Partners, L.L.C.
                                     -------------------------------------------
                              Principal Amount of Notes: $740,000.00
                                                         -----------

                              TINICUM PARTNERS, L.P.,
                              a New York limited partnership

                              By: Farallon Partners, L.L.C., as General Partner


                              By:    /s/ William F. Mellin
                                     -------------------------------------------
                              Name:  William F. Mellin
                                     -------------------------------------------
                              Title: Managing Member, Farallon Partners, L.L.C.
                                     -------------------------------------------
                              Principal Amount of Notes: $250,000.00
                                                        ------------

                                    FARALLON CAPITAL OFFSHORE INVESTORS, INC., a British Virgin Island company

                                    By: Farallon Capital Management, L.L.C.,
                                        its agent and attorney-in-fact


                                    By:    /s/ William F. Mellin
                                           -------------------------------------
                                    Name:  William F. Mellin
                                           -------------------------------------
                                    Title: Managing Member, Farallon Capital
                                           -------------------------------------
                                           Management, L.L.C.
                                           -------------------------------------
                                    Principal Amount of Notes: $11,035,000.00
                                                              ---------------

        SIGNATURE PAGE TO RESTRUCTURING AGREEMENT DATED OCTOBER 7, 2002

                                    PRUDENTIAL HIGH YIELD FUND, INC.

                                    By: Prudential Investment Management, Inc.
                                        as an investment advisor

                                    By:    /s/ Richard Burns
                                           -------------------------------------
                                    Name:  Richard Burns
                                           -------------------------------------
                                    Title: Vice President
                                           -------------------------------------
                                    Principal Amount of Notes:  $3,605,000.00
                                                                -------------

        SIGNATURE PAGE TO RESTRUCTURING AGREEMENT DATED OCTOBER 7, 2002

                                    THE HIGH YIELD INCOME FUND, INC.

                                    By: Prudential Investment Management, Inc.
                                        as an investment advisor

                                    By:    /s/ Richard Burns
                                           -------------------------------------
                                    Name:  Richard Burns
                                           -------------------------------------
                                    Title: Vice President
                                           -------------------------------------
                                    Principal Amount of Notes:  $85,000.00
                                                                ----------

        SIGNATURE PAGE TO RESTRUCTURING AGREEMENT DATED OCTOBER 7, 2002

                                  STRATEGIC PARTNERS ASSET ALLOCATION FUNDS,
                                     STRATEGIC PARTNERS MODERATE GROWTH FUND
                                     STRATEGIC PARTNERS CONSERVATIVE GROWTH FUND

                                  By: Prudential Investment Management, Inc.,
                                      as investment advisor

                                  By:    /s/ Richard Burns
                                         -------------------------------------
                                  Name:  Richard Burns
                                         -------------------------------------
                                  Title: Vice President
                                         -------------------------------------
                                  Principal Amount of Notes:
                                     Strategic Partners Moderate Growth Fund:
                                     $60,000.00
                                     Strategic Partners Conservative Growth
                                     Fund: $40,000.00

        SIGNATURE PAGE TO RESTRUCTURING AGREEMENT DATED OCTOBER 7, 2002

                                    THE PRUDENTIAL SERIES FUND, INC.,
                                    HIGH YIELD BOND PORTFOLIO

                                    By: Prudential Investment Management, Inc.,
                                        as investment advisor

                                    By:    /s/ Richard Burns
                                           -------------------------------------
                                    Name:  Richard Burns
                                           -------------------------------------
                                    Title: Vice President
                                           -------------------------------------
                                    Principal Amount of Notes:  $1,580,000.00
                                                                -------------

        SIGNATURE PAGE TO RESTRUCTURING AGREEMENT DATED OCTOBER 7, 2002

                                    PRUMERICA WORLDWIDE INVESTORS PORTFOLIO:
                                    U.S. HIGH YIELD FUND

                                    By: Prudential Investment Management, Inc.
                                        as investment advisor

                                    By:    /s/ Richard Burns
                                           -------------------------------------
                                    Name:  Richard Burns
                                           -------------------------------------
                                    Title: Vice President
                                           -------------------------------------
                                    Principal Amount of Notes:  $240,000.00
                                                                -----------

        SIGNATURE PAGE TO RESTRUCTURING AGREEMENT DATED OCTOBER 7, 2002

                                    THE PII HIGH YIELD FUND

                                    By: Prudential Investment Management, Inc.,
                                        as investment advisor

                                    By:    /s/ Richard Burns
                                           -------------------------------------
                                    Name:  Richard Burns
                                           -------------------------------------
                                    Title: Vice President
                                           -------------------------------------
                                    Principal Amount of Notes:  $190,000.00
                                                                -----------

        SIGNATURE PAGE TO RESTRUCTURING AGREEMENT DATED OCTOBER 7, 2002

                                    PRUDENTIAL PROPERTY AND
                                    CASUALTY INSURANCE COMPANY

                                    By: Prudential Investment Management, Inc.,
                                        as investment advisor

                                    By:    /s/ Richard Burns
                                           -------------------------------------
                                    Name:  Richard Burns
                                           -------------------------------------
                                    Title: Vice President
                                           -------------------------------------
                                    Principal Amount of Notes:  $270,000.00
                                                                -----------

        SIGNATURE PAGE TO RESTRUCTURING AGREEMENT DATED OCTOBER 7, 2002

                                    PRUCO LIFE INSURANCE COMPANY

                                    By: Prudential Investment Management, Inc.,
                                        as investment advisor

                                    By:    /s/ Richard Burns
                                           -------------------------------------
                                    Name:  Richard Burns
                                           -------------------------------------
                                    Title: Vice President
                                           -------------------------------------
                                    Principal Amount of Notes:  $580,000.00
                                                                -----------

        SIGNATURE PAGE TO RESTRUCTURING AGREEMENT DATED OCTOBER 7, 2002

                                    PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY

                                    By: Prudential Investment Management, Inc.,
                                        as investment advisor

                                    By:    /s/ Richard Burns
                                           -------------------------------------
                                    Name:  Richard Burns
                                           -------------------------------------
                                    Title: Vice President
                                           -------------------------------------
                                    Principal Amount of Notes:  $75,000.00
                                                                ----------

        SIGNATURE PAGE TO RESTRUCTURING AGREEMENT DATED OCTOBER 7, 2002

                                    DRYDEN HIGH YIELD CDO 2001-I

                                    By: Prudential Investment Management, Inc.,
                                        as collateral manager

                                    By:    /s/ Richard Burns
                                           -------------------------------------
                                    Name:  Richard Burns
                                           -------------------------------------
                                    Title: Vice President
                                           -------------------------------------
                                    Principal Amount of Notes:  $3,000,000.00
                                                                -------------

        SIGNATURE PAGE TO RESTRUCTURING AGREEMENT DATED OCTOBER 7, 2002

                                    THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

                                    By: Prudential Investment Management, Inc.,
                                        as investment advisor

                                    By:    /s/ Paul Appleby
                                           -------------------------------------
                                    Name:  Paul Appleby
                                           -------------------------------------
                                    Title: Vice President
                                           -------------------------------------
                                    Principal Amount of Notes:  $12,295,000.00
                                                                --------------

                                    ENRON CORP.


                                    By:   /s/ Raymond M. Bowen, Jr.
                                          --------------------------------------
                                    Name: Raymond M. Bowen, Jr.
                                          --------------------------------------
                                    Title: Executive Vice President
                                           -------------------------------------

                                    ENRON NORTH AMERICA CORP.


                                    By:    /s/ L. Don Miller
                                           -------------------------------------
                                    Name:  L. Don Miller
                                           -------------------------------------
                                    Title: President
                                           -------------------------------------

                                    ENRON ENERGY SERVICES, INC


                                    By:    /s/ Robert  J. Semple
                                           -------------------------------------
                                    Name:  Robert J. Semple
                                           -------------------------------------
                                    Title: President
                                           -------------------------------------


                                    ENRON PIPELINE SERVICES COMPANY


                                    By:    /s/ James Saunders
                                           -------------------------------------
                                    Name:  James Saunders
                                           -------------------------------------
                                    Title: VP
                                           -------------------------------------


                                    EGP FUELS COMPANY


                                    By:    /s/ James Saunders
                                           -------------------------------------
                                    Name:  James Saunders
                                           -------------------------------------
                                    Title: VP
                                           -------------------------------------


                                    ENRON GAS LIQUIDS, INC.


                                    By:    /s/ Ed Smida
                                           -------------------------------------
                                    Name:  Ed Smida
                                           -------------------------------------
                                    Title: President
                                           -------------------------------------

        SIGNATURE PAGE TO RESTRUCTURING AGREEMENT DATED OCTOBER 7, 2002

                                   STANDARD CHARTERED BANK plc



                                   By:    /s/ Neil McCauley
                                          -------------------------------------
                                   Name:  Neil McCauley
                                          -------------------------------------
                                   Title: Regional Head of the Americas GSM
                                          --------------------------------------


                                   STANDARD CHARTERED TRADE SERVICES CORPORATION



                                   By:    /s/ Allan J. Lee
                                          -------------------------------------
                                   Name:  Allan J. Lee
                                          -------------------------------------
                                   Title: Chief Executive Officer
                                          -------------------------------------

                                    LEHMAN COMMERCIAL PAPER INC.


                                    By:    /s/ J. Robert Chambers
                                           -------------------------------------
                                    Name:  J. Robert Chamers
                                           -------------------------------------
                                    Title: Authorized Signatory
                                           -------------------------------------

        SIGNATURE PAGE TO RESTRUCTURING AGREEMENT DATED OCTOBER 7, 2002

                                    EOTT ENERGY PARTNERS, L.P.

                                    By: EOTT Energy Corp., its general partner

                                    By:    /s/ Dana R. Gibbs
                                           -------------------------------------
                                    Name:  Dana R. Gibbs
                                    Title: President and Chief Executive Officer

                                    EOTT ENERGY FINANCE CORP.

                                    By:    /s/ Dana R. Gibbs
                                           -------------------------------------
                                    Name:  Dana R. Gibbs
                                    Title: President and Chief Executive Officer

                                    EOTT ENERGY GENERAL PARTNER, L.L.C.

                                    By:    /s/ Dana R. Gibbs
                                           -------------------------------------
                                    Name:  Dana R. Gibbs
                                    Title: President and Chief Executive Officer

                                    EOTT ENERGY OPERATING LIMITED PARTNERSHIP

                                    By: EOTT General Partner, L.L.C.,
                                        its general partner

                                    By:    /s/ Dana R. Gibbs
                                           -------------------------------------
                                    Name:  Dana R. Gibbs
                                    Title: President and Chief Executive Officer

                                    EOTT ENERGY CANADA LIMITED PARTNERSHIP

                                    By: EOTT General Partner, L.L.C.,
                                        its general partner

                                    By:    /s/ Dana R. Gibbs
                                           -------------------------------------
                                    Name:  Dana R. Gibbs
                                    Title: President and Chief Executive Officer

        SIGNATURE PAGE TO RESTRUCTURING AGREEMENT DATED OCTOBER 7, 2002

                                    EOTT ENERGY PIPELINE LIMITED PARTNERSHIP

                                    By: EOTT General Partner, L.L.C.,
                                        its general partner


                                    By:    /s/ Dana R. Gibbs
                                           -------------------------------------
                                    Name:  Dana R. Gibbs
                                    Title: President and Chief Executive Officer

                                    EOTT ENERGY LIQUIDS, L.P.,

                                    By: EOTT General Partner, L.L.C.,
                                        its general partner


                                    By:    /s/ Dana R. Gibbs
                                           -------------------------------------
                                    Name:  Dana R. Gibbs
                                    Title: President and Chief Executive Officer

                                    EXHIBIT A

                             PLAN OF REORGANIZATION

                         UNITED STATES BANKRUPTCY COURT
                           SOUTHERN DISTRICT OF TEXAS
                             CORPUS CHRISTI DIVISION

In re:                                    )
                                          )
EOTT ENERGY PARTNERS, L.P.                )    CASE NO. _________
                                          )
EOTT ENERGY FINANCE CORP.                 )    CASE NO. _________
                                          )
EOTT ENERGY GENERAL PARTNER, LLC          )    CASE NO. _________
                                          )
EOTT ENERGY OPERATING                     )
LIMITED PARTNERSHIP                       )    CASE NO. _________
                                          )
EOTT ENERGY PIPELINE                      )
LIMITED PARTNERSHIP                       )    CASE NO. _________
                                          )
EOTT ENERGY CANADA                        )
LIMITED PARTNERSHIP                       )    CASE NO. _________
                                          )
EOTT ENERGY LIQUIDS, L.P.                 )    CASE NO. _________
                                          )
              Debtors                     )    (Jointly Administered under Case
                                          )    No._________)


------------------------------------------------------------------------------
                      JOINT CHAPTER 11 PLAN OF THE DEBTORS
------------------------------------------------------------------------------








                                                     HAYNES AND BOONE, LLP
                                                     1000 Louisiana, Suite 4300
                                                     Houston, Texas  77002
                                                     Telephone: (713) 547-2000
                                                     Facsimile: (713) 547-2688

DATED:   October 8, 2002                             ATTORNEYS FOR THE DEBTORS

                                TABLE OF CONTENTS

INTRODUCTION      1
ARTICLE 1         Definitions and Construction of Terms...........................................................1
         1.1      Scope of Definitions............................................................................1
         1.2      Definitions.....................................................................................1
         1.3      Rules of Interpretation and Construction........................................................1
ARTICLE 2         Classification of Claims and Equity Interests; Impairment.......................................2
         2.1      Classification..................................................................................2
         2.2      Identification of Classes - EOTT................................................................2
         2.3      Identification of Classes -EOTT Finance.........................................................2
         2.4      Identification of Classes - EOTT LLC............................................................3
         2.5      Identification of Classes - EOTT OLP............................................................3
         2.6      Identification of Classes -EOTT Pipeline........................................................3
         2.7      Identification of Classes -EOTT Canada..........................................................4
         2.8      Identification of Classes -EOTT Liquids.........................................................4
         2.9      Unimpaired Classes..............................................................................4
         2.11     Impaired Classes................................................................................4
ARTICLE 3         Treatment of Administrative Claims, Professional Fee Claims, and Allowed Priority
                  Unsecured Tax Claims............................................................................5
         3.1      Administrative Claims Bar Date..................................................................5
         3.2      Professional Fee Claims Bar Date................................................................5
         3.3      Administrative Tax Claim Bar Date...............................................................5
         3.4      Payment of Administrative Claims and Professional Fee Claims....................................6
         3.5      Payment of Ordinary Course Liabilities..........................................................6
         3.6      Payment of Allowed Priority Unsecured Tax Claims................................................6
         3.7      U. S. Trustee Fees..............................................................................6
ARTICLE 4         Provisions for Treatment of Allowed Claims and Equity Interests.................................7
         4.1      Treatment of Allowed Priority Unsecured Non-Tax Claims (Classes 1A, 1B, 1C, 1D, 1E, 1F
                           and 1G)................................................................................7
         4.2      Treatment of Allowed Secured Tax Claims (Classes 2A, 2B, 2C, 2D, 2E, 2F, 2G and 2H).............7
                       4.2.1    Determination of Allowed Secured Tax Claim........................................7
                       4.2.2    Treatment of Allowed Secured Tax Claims...........................................7
                           4.2.2.1  Execution of Plan Note........................................................7
                           4.2.2.2  Transfer of Collateral........................................................8
                           4.2.2.3  Other Agreements..............................................................8
                       4.2.3    Retention of Lien.................................................................8
                       4.2.4    Deficiency Claim..................................................................8
         4.5      Treatment of Allowed Secured Claims of Enron Pipeline (Classes 3.3A, 3.3C, 3.3D, 3.3E,
                           3.3F and 3.3G).........................................................................8
         4.6      Treatment of Allowed Secured Claims of Trade Partners (Classes 3.4A, 3.4C, 3.4D, 3.4E,
                           3.4F and 3.4G).........................................................................9
         4.7      Treatment of Allowed Secured Claims of M&M Lienholders (Classes 3.5A, 3.5C, 3.5D, 3.5,
                           3.5F and 3.5G).........................................................................9
                       4.7.1    Determination of Allowed M&M Lienholder Secured Claim.............................9

                       4.7.2    Execution of Plan Note...........................................................10
                       4.7.3    Retention of Lien................................................................10
         4.8      Treatment of Allowed Secured Claims (Classes 3.6A, 3B, 3.6C, 3.6D, 3.6E, 3.6F and 3.6G)........10
                       4.8.1    Determination of Allowed Other Secured Claims....................................10
                       4.8.2    Treatment of Allowed Other Secured Claims........................................11
                           4.8.2.1 Execution of Plan Note........................................................11
                           4.8.2.2 Transfer of Collateral........................................................11
                           4.8.2.3 Other Agreements..............................................................11
                       4.8.3    Retention of Lien................................................................12
                       4.8.4    Deficiency Claim.................................................................12
         4.9      Treatment of Allowed Senior Note Claims (Classes 4A, 4B, 4C, 4D, 4E, 4F and 4G)................12
         4.10     Treatment of Allowed General Unsecured Claims (Classes 5.1A, 5.1B, 5.1C, 5.1D, 5.1E,
                           5.1F and 5.1G)........................................................................12
         4.11     Treatment of Allowed Convenience Claims (Class 5.2A, 5.2B, 5.2C, 5.2D, 5.2E, 5.2F and
                           5.2G).................................................................................12
         4.12     Treatment of Allowed Common Units in EOTT (Class 6.1A).........................................13
         4.14     Treatment of Allowed GP Interests (Class 6.2A), Allowed Subordinated Units (Class
                           6.3A), Allowed Additional Partnership Interests (Class 6.4A), and Allowed
                           Equity Interests in EOTT LLC (Class 6C)...............................................13
         4.15     Treatment of Equity Interests (Classes 6B, 6D, 6E, 6F and 6G)..................................13
ARTICLE 5         Executory Contracts............................................................................14
         5.1      Assumption and Rejection.......................................................................14
         5.2      Approval of Assumption or Rejection............................................................14
         5.3      Rejection Claims...............................................................................14
ARTICLE 6         Means for Implementation of the Plan...........................................................15
         6.1      Substantive Consolidation......................................................................15
         6.2      The Closing....................................................................................15
                       6.2.1    Execution of Documents and Corporate Action......................................16
                       6.2.2    Discharge of Senior Note Indenture and Cancellation of Senior Notes..............16
                       6.2.3    Execution of New Indenture and Issuance of New Notes.............................17
                       6.2.4    Amendment of EOTT LLC Agreement..................................................17
                       6.2.5    Board of Managers and Officers of EOTT LLC.......................................17
                       6.2.6    Formation of Holding LLC.........................................................18
                       6.2.7    Authorization and Issuance of New LLC Units and LLC Warrants.....................18
                       6.2.8    Authorization and Issuance of the New GP Interest and New LP Interest............18
                       6.2.9    Amendment of EOTT Partnership Agreement..........................................18
                       6.2.10   Execution and Issuance of Any Plan Notes and the Master Creditor Note............18
                       6.2.11   Amendment of the Debtors' Articles of Incorporation and By-Laws..................19

                       6.2.12   Consummation of the Exit Credit Facility.........................................19
                       6.2.13   Consummation of the Enron Settlement Agreement...................................19
                       6.2.14   Surrender of Instruments.........................................................20
                       6.2.15   Establishment of Reserves and Other Accounts.....................................20
                           6.2.15.1 Establishment of Administrative Claims Reserve...............................20
                           6.2.15.2 Establishment of Priority Claims Reserve.....................................20
         6.3      Termination of the Committee...................................................................20
         6.4      Bankruptcy Code Section 1145 Determination.....................................................21
         6.5      Implementation of Management Incentive Compensation Plan.......................................21
ARTICLE 7  Rights and Obligations of the Disbursing Agent........................................................21
         7.1      Selection and Retention........................................................................21
         7.2      Duties of the Disbursing Agent.................................................................22
ARTICLE 8         General Provisions Governing Distributions.....................................................22
         8.1      In General.....................................................................................22
         8.2      Distributions on Allowed Claims and Allowed Equity Interests Only..............................22
         8.3      Place and Manner of Payments of Distributions..................................................22
         8.4      Undeliverable Distributions....................................................................23
         8.5      Treatment of Unclaimed or Undeliverable Distributions..........................................23
         8.6      Withholding....................................................................................24
         8.7      Interest.......................................................................................25
         8.8      Distributions to Holders of Senior Notes.......................................................25
                       8.8.1    Distributions....................................................................25
                       8.8.2    Record Date for Senior Notes.....................................................25
         8.9      Distributions to Class 6.1A Allowed Common Units...............................................26
ARTICLE 9         Vesting of Property............................................................................26
         9.1      Revesting of Property..........................................................................26
ARTICLE 10        Discharge, Release and Extinguishment of Liens, Claims, Interests and Encumbrances.............26
         10.1     Discharge of Debtors...........................................................................26
         10.2     Exculpation....................................................................................27
ARTICLE 11        Injunction Against Enforcement of Preconfirmation Claims and Equity Interests..................28
         11.1     Injunction Enjoining Holders of Claims Against Equity Interest in Debtors......................28
         11.2     Derivative Securities Litigation Claims........................................................28
ARTICLE 12        Events of Default..............................................................................29
         12.1     Events of Default..............................................................................29
         12.2     Remedies for Defaults..........................................................................29
ARTICLE 13        Provisions for the Resolution of Objections to Proofs of Claim.................................29
         13.1     Right to Object to Claims......................................................................29
         13.2     Deadline for Objecting to Claims...............................................................30
         13.3     Deadline for Responding to Claim Objections....................................................30
         13.4     Estimation of Claims...........................................................................30
ARTICLE 14        General Provisions Relating to Reserves........................................................30
         14.1     Administrative Claims Reserves.................................................................30
         14.2     Priority Claims Reserve........................................................................31

ARTICLE 15        Provisions for the Retention, Enforcement, Compromise, or Adjustment of Claims Belonging to
                  the Estate.....................................................................................31
         15.1     Right to Enforce, Compromise, or Adjust Estate Claims..........................................31
ARTICLE 16        Retention of Jurisdiction......................................................................31
         16.1     Retention of Jurisdiction......................................................................31
ARTICLE 17        General Provisions.............................................................................33
         17.1     Confirmation Order.............................................................................33
         17.2     Notices........................................................................................33
         17.3     Dates..........................................................................................33
         17.4     Further Action.................................................................................34
         17.5     Exhibits.......................................................................................34
         17.6     Exemption from Transfer Taxes..................................................................34
         17.7     Binding Effect.................................................................................34
         17.8     Governing Law..................................................................................34
         17.9     Headings.......................................................................................34
         17.10    Rounding of Amounts............................................................................35
         17.11    Withdrawal or Revocation of the Plan...........................................................35
         17.12    Reservation of Rights..........................................................................35
         17.13    Defects, Omissions, and Amendments.............................................................35
         17.14    Good Faith.....................................................................................36
ARTICLE 18        Substantial Consummation.......................................................................36
         18.1     Substantial Consummation.......................................................................36
         18.2     Final Decree...................................................................................36
ARTICLE 19        Contingencies to Effectiveness of Plan.........................................................37
         19.1     Contingencies..................................................................................37

                                EXHIBITS TO PLAN

Glossary of Defined Terms...................................................Exhibit A
Enron Settlement Agreement and Related Documents............................Exhibit B
Term Sheet for New Indenture and New Notes..................................Exhibit C
Term Sheet for LLC Warrants.................................................Exhibit D
Term Sheet for Exit Credit Facility.........................................Exhibit E
Term Sheet for Amended EOTT LLC Agreement...................................Exhibit F
Order Approving the Enron Settlement Agreement..............................Exhibit G

                                  Introduction

     EOTT Energy Partners, L.P.; EOTT Energy Finance Corp.; EOTT Energy General Partner, LLC; EOTT Energy Operating Limited Partnership; EOTT Energy Pipeline Limited Partnership; EOTT Energy Canada Limited Partnership; and EOTT Energy Liquids, L.P., the debtors in these jointly administered chapter 11 cases, propose this Plan under Bankruptcy Code section 1121.

                                   ARTICLE 1
                      DEFINITIONS AND CONSTRUCTION OF TERMS

         1.1 SCOPE OF DEFINITIONS. All capitalized terms not defined elsewhere in the Plan have the meanings prescribed in section 1.2 of the Plan. Any capitalized term used in the Plan that is not defined in the Plan has the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules, whichever is applicable.

         1.2 DEFINITIONS. Defined terms are set forth in the Glossary of Defined Terms, which is attached as Exhibit A to the Plan.

         1.3 RULES OF INTERPRETATION AND CONSTRUCTION. For purposes of the Plan,
(i) any reference in the Plan to an existing document or exhibit filed or to be filed means that document or exhibit as it may have been or may be amended, modified, or supplemented; (ii) unless otherwise specified, all references in the Plan to sections, articles, and exhibits are references to sections, articles, or exhibits to the Plan; (iii) the words "herein," "hereof," "hereto," "hereunder," and other words of similar import refer to the Plan in its entirety and not to any particular portion the Plan; (iv) captions and headings contained in the Plan are inserted for convenience and reference only, and are not intended to be part of or to affect the interpretation of the Plan; (v) wherever appropriate from the context, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and neuter gender; and (vi) the rules of construction outlined in Bankruptcy Code section 102 and in the Bankruptcy Rules shall apply to the Plan.

                                   ARTICLE 2
           CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS; IMPAIRMENT

         2.1 CLASSIFICATION. Pursuant to Bankruptcy Code section 1122, a Claim or Equity Interest is placed in a particular Class for purposes of voting on the Plan and receiving Distributions under the Plan only to the extent (i) the Claim or Equity Interest is an Allowed Claim or Allowed Equity Interest in that Class and (ii) the Claim or Equity Interest has not been paid, released, or otherwise compromised before the Effective Date. In accordance with Bankruptcy Code section 1123(a)(1), Administrative Claims, Professional Fee Claims, and Priority Unsecured Tax Claims are not classified under the Plan.

         2.2 IDENTIFICATION OF CLASSES - EOTT. The following are the designations for the Classes of Claims against and Equity Interests in EOTT:


Class 1A        Allowed Priority Unsecured Non-Tax Claims
Class 2A        Allowed Secured Tax Claims
Class 3.1A      Allowed Enron Secured Claim
Class 3.2A      Allowed Trade Partner Secured Claims
Class 3.3A      Allowed M&M Lienholder Secured Claims
Class 3.4A      Allowed Other Secured Claims
Class 4A        Allowed Senior Note Claims
Class 5.1A      Allowed Convenience Claims
Class 5.2A      Allowed General Unsecured Claims
Class 6.1A      Allowed Common Units
Class 6.2A      Allowed GP Interests
Class 6.3A      Allowed Subordinated Units
Class 6.4A      Allowed Additional Partnership Interests

         2.3 IDENTIFICATION OF CLASSES -EOTT FINANCE. The following are the designations for the Classes of Claims against and Equity Interests in EOTT
Finance:


Class 1B        Allowed Priority Unsecured Non-Tax Claims
Class 2B        Allowed Secured Tax Claims
Class 3B        Allowed Other Secured Claims
Class 4B        Allowed Senior Note Claims
Class 5.1B      Allowed Convenience Claims
Class 5.2B      Allowed General Unsecured Claims
Class 6B        Allowed Equity Interests

         2.4 IDENTIFICATION OF CLASSES -EOTT LLC. The following are the designations for the Classes of Claims against and Equity Interests in EOTT LLC:


Class 1C        Allowed Priority Unsecured Non-Tax Claims
Class 2C        Allowed Secured Tax Claims
Class 3.1C      Allowed Enron Secured Claim
Class 3.2C      Allowed Trade Partner Secured Claims
Class 3.3C      Allowed M&M Lienholder Secured Claims
Class 3.4C      Allowed Other Secured Claims
Class 4C        Allowed Senior Note Claims
Class 5.1C      Allowed Convenience Claims
Class 5.2C      Allowed General Unsecured Claims
Class 6C        Allowed Equity Interests

         2.5 IDENTIFICATION OF CLASSES -EOTT OLP. The following are the designations for the Classes of Claims against and Equity Interests in EOTT OLP:


Class 1D        Allowed Priority Unsecured Non-Tax Claims
Class 2D        Allowed Secured Tax Claims
Class 3.1D      Allowed Enron Secured Claim
Class 3.2D      Allowed Trade Partner Secured Claims
Class 3.3D      Allowed M&M Lienholder Secured Claims
Class 3.4D      Allowed Other Secured Claims
Class 4D        Allowed Senior Note Claims
Class 5.1D      Allowed Convenience Claims
Class 5.2D      Allowed General Unsecured Claims
Class 6D        Allowed Equity Interests

         2.6 IDENTIFICATION OF CLASSES -EOTT PIPELINE. The following are the designations for the Classes of Claims against and Equity Interests in EOTT
Pipeline:


Class 1E        Allowed Priority Unsecured Non-Tax Claims
Class 2E        Allowed Secured Tax Claims
Class 3.1E      Allowed Enron Secured Claim
Class 3.2E      Allowed Trade Partner Secured Claims
Class 3.3E      Allowed M&M Lienholder Secured Claims
Class 3.4E      Allowed Other Secured Claims
Class 4E        Allowed Senior Note Claims
Class 5.1E      Allowed Convenience Claims
Class 5.2E      Allowed General Unsecured Claims
Class 6E        Allowed Equity Interests

         2.7 IDENTIFICATION OF CLASSES -EOTT CANADA. The following are the designations for the Classes of Claims against and Equity Interests in EOTT
Canada:


Class 1F        Allowed Priority Unsecured Non-Tax Claims
Class 2F        Allowed Secured Tax Claims
Class 3.1F      Allowed Enron Secured Claim
Class 3.2F      Allowed Trade Partner Secured Claims
Class 3.3F      Allowed M&M Lienholder Secured Claims
Class 3.4F      Allowed Other Secured Claims
Class 4F        Allowed Senior Note Claims
Class 5.1F      Allowed Convenience Claims
Class 5.2F      Allowed General Unsecured Claims
Class 6F        Allowed Equity Interests

         2.8 IDENTIFICATION OF CLASSES - EOTT LIQUIDS. The following are the designations for the Classes of Claims against and Equity Interests in EOTT
Liquids:

Class 1G        Allowed Priority Unsecured Non-Tax Claims
Class 2G        Allowed Secured Tax Claims
Class 3.1G      Allowed Enron Secured Claim
Class 3.2G      Allowed Trade Partner Secured Claims
Class 3.3G      Allowed M&M Lienholder Secured Claims
Class 3.4G      Allowed Other Secured Claims
Class 4G        Allowed Senior Note Claims
Class 5.1G       Allowed Convenience Claims
Class 5.2G      Allowed General Unsecured Claims
Class 6G        Allowed Equity Interests

         2.9 UNIMPAIRED CLASSES. Claims in Classes 1A, 1B, 1C, 1D, 1E, 1F and 1G are not Impaired under the Plan. Under Bankruptcy Code section 1126(f), holders of Claims in those Classes are conclusively presumed to have accepted the Plan, and therefore are not entitled to vote to accept or reject the Plan.

         2.10 IMPAIRED CLASSES. Except for the Claims in Classes 1A, 1B, 1C, 1D, 1E, 1F and 1G, all Claims and Equity Interests are Impaired under the Plan. Holders of Claims and Equity Interests in the Impaired Classes are entitled to vote to accept or reject the Plan.

                                   ARTICLE 3
              TREATMENT OF ADMINISTRATIVE CLAIMS, PROFESSIONAL FEE
                CLAIMS, AND ALLOWED PRIORITY UNSECURED TAX CLAIMS

         3.1 ADMINISTRATIVE CLAIMS BAR DATE. All applications or other requests for payment of Administrative Claims (except Professional Fee Claims and any Administrative Claims arising under the Enron Settlement Agreement) arising on or before the Confirmation Date must be filed with the Bankruptcy Court and served on the Debtors, the U. S. Trustee, and any Committee within thirty (30) days after the Effective Date, or by such earlier deadline governing a particular Administrative Claim contained in an order of the Bankruptcy Court entered before the Confirmation Date. Any Administrative Claim (except Professional Fee Claims and any Administrative Claims arising under the Enron Settlement Agreement) for which an application or request for payment is not filed by the deadline specified in this section shall be discharged and forever barred.

         3.2 PROFESSIONAL FEE CLAIMS BAR DATE. All applications or other requests for payment of Professional Fee Claims arising on or before the conclusion of the Closing must be filed with the Bankruptcy Court and served on the Debtors, the U. S. Trustee, and any Committee within sixty (60) days after the Effective Date. Any such Professional Fee Claims for which an application or other request for payment is not filed by the deadline specified in this section shall be discharged and forever barred.

         3.3 ADMINISTRATIVE TAX CLAIM BAR DATE. Notwithstanding section 3.1 of the Plan, any application or other request for payment of an Administrative Tax Claim must be filed with the Bankruptcy Court and served on the Debtors, the U.S. Trustee, and any Committee within forty-five (45) days after the Effective Date. Any Administrative Tax Claim for which an application or other request for payment is not filed by the deadline specified in this section shall be discharged and forever barred.

         3.4 PAYMENT OF ADMINISTRATIVE CLAIMS AND PROFESSIONAL FEE CLAIMS. Allowed Administrative Claims (except Professional Fee Claims) arising through the Confirmation Date shall be paid from the Administrative Claims Reserve within ten (10) days after the Allowance Date. Any Administrative Claims arising under the Enron Settlement Agreement shall constitute ongoing obligations of the Debtors as reorganized and will be paid as such Administrative Claims become due and payable pursuant to any document or agreement governing the payment of such amounts. Allowed Professional Fee Claims arising through the conclusion of the Closing shall be paid within ten (10) days after the Allowance Date (i) first from the balance of any retainers held by Professionals until fully exhausted,
(ii) second from the balance of any reserve accounts established under any order of the Bankruptcy Court governing the payment of Professional Fee Claims until fully exhausted, and (iii) third from the Administrative Claims Reserve.

         3.5 PAYMENT OF ORDINARY COURSE LIABILITIES. Ordinary Course Liabilities shall be paid by the Debtors pursuant to the existing payment terms and conditions (whether arising under an agreement, applicable law, or otherwise) governing any particular Ordinary Course Liability.

         3.6 PAYMENT OF ALLOWED PRIORITY UNSECURED TAX CLAIMS. Allowed Priority Unsecured Tax Claims shall be paid in full from the Priority Claims Reserve on the later of (i) the Effective Date or (ii) ten (10) days after the Allowance Date.

         3.7 U. S. TRUSTEE FEES. After the Effective Date and until the Bankruptcy Case is closed, all fees incurred under 28 U.S.C. Section 1930(a)(6) shall be paid from the Administrative Claims Reserve.

                                   ARTICLE 4
        PROVISIONS FOR TREATMENT OF ALLOWED CLAIMS AND EQUITY INTERESTS


         4.1 TREATMENT OF ALLOWED PRIORITY UNSECURED NON-TAX CLAIMS (CLASSES 1A, 1B, 1C, 1D, 1E, 1F AND 1G). Allowed Priority Unsecured Non-Tax Claims shall be paid from the Priority Claims Reserve on the later of (i) the Effective Date or
(ii) ten (10) days after the Allowance Date.

         4.2 TREATMENT OF ALLOWED SECURED TAX CLAIMS (CLASSES 2A, 2B, 2C, 2D, 2E, 2F AND 2G).

                  4.2.1 DETERMINATION OF ALLOWED SECURED TAX CLAIM. If there is more than one Allowed Secured Tax Claim in a particular Class, then each Allowed Secured Tax Claim in that Class shall be classified in a separate subclass. The applicable Debtor may (i) seek a determination under the Bankruptcy Code and the Bankruptcy Rules regarding the allowability of any Secured Tax Claim and (ii) initiate litigation to determine the amount, extent, validity, and priority of any Liens securing any Secured Tax Claim.

                  4.2.2 TREATMENT OF ALLOWED SECURED TAX CLAIMS. Allowed Secured Tax Claims shall be satisfied in full at the election of the applicable Debtor, which shall be made on or before the Effective Date, as follows:

                           4.2.2.1 EXECUTION OF PLAN NOTE. The applicable Debtor
                  may elect to satisfy an Allowed Secured Tax Claim by the execution and issuance at the Closing of a Plan Note to the holder of such Allowed Secured Tax Claim. The Plan Note shall contain the following general terms and conditions:

                  (i)      Principal: The amount of the Allowed Secured Tax
                           Claim;

                  (ii)     Interest: Six percent (6%) per annum;

                  (iii) Maturity: Six (6) years from the date the Allowed Secured Tax Claim was originally assessed;

                  (iv) Payment Terms: Consecutive equal quarterly installments of principal and interest in the amount necessary to amortize the principal over the term of the note, together with interest. Payments shall commence on the ninetieth (90th) day after the Effective Date and shall continue quarterly thereafter until the Maturity Date. The Plan Note may be prepaid in whole or in part at any time without penalty.

                           4.2.2.2 TRANSFER OF COLLATERAL. The applicable Debtor
                  may elect to satisfy an Allowed Secured Tax Claim by conveying and transferring any Estate Property serving as collateral for the Allowed Secured Tax Claim to the holder thereof to the extent of the amount of such Allowed Secured Tax Claim. Any collateral remaining after satisfaction of such Allowed Secured Tax Claim shall remain Estate Property, free and clear of any Liens.

                           4.2.2.3 OTHER AGREEMENTS. The applicable Debtor may
                  elect to satisfy an Allowed Secured Tax Claim pursuant to any agreement reached with the holder of the Allowed Secured Tax Claim.

                  4.2.3 RETENTION OF LIEN. Each holder of an Allowed Secured Tax Claim shall retain any Liens securing the Allowed Secured Tax Claim until such Claim is satisfied in accordance with the Plan, or until an earlier date agreed to by the holder of the Allowed Secured Tax Claim and the applicable Debtor.

                  4.2.4 DEFICIENCY CLAIM. If the holder of an Allowed Secured Tax Claim has a deficiency claim, such Claim shall be treated (as determined by the Bankruptcy Court) under the Plan as either (i) a Class 5 General Unsecured Claim or (ii) a Priority Unsecured Tax Claim.

         4.3 TREATMENT OF ALLOWED ENRON SECURED CLAIMS (CLASSES 3.1A, 3.1C, 3.1D, 3.1E, 3.1F AND 3.1G). All Claims of the Enron Parties, including any Secured Claims, shall be fully satisfied pursuant to the terms and conditions of the Enron Settlement Agreement as approved by the Bankruptcy Court. On and after the Effective Date, the Enron Settlement Agreement (including the release and indemnity described therein) and the documents and instruments to be executed in connection therewith shall represent the binding obligations of the applicable Debtors as reorganized and shall be enforceable with their respective terms and conditions. A copy of the Enron Settlement Agreement and related documents are attached to this Plan as Exhibit B, and are incorporated herein by reference.

         4.4 TREATMENT OF ALLOWED TRADE PARTNERS SECURED CLAIMS (CLASSES 3.2A, 3.2C, 3.2D, 3.2E, 3.2F AND 3.2G) Allowed Secured Claims of Trade Partners shall be paid in full by the applicable Debtor pursuant to the existing payment terms and conditions governing any particular Allowed Trade Partner Secured Claim. Each holder of an Allowed Trade Partner Secured Claim shall retain any Liens securing the Allowed Trade Partners Secured Claim until such Claim is satisfied in accordance with the Plan, or until an earlier date agreed to by the holder of the Allowed Trade Partner Secured Claim and the applicable Debtor.

         4.5 TREATMENT OF ALLOWED M&M LIENHOLDER SECURED CLAIMS (CLASSES 3.3A, 3.3C, 3.3D, 3.3E, 3.3F AND 3.3G)

                  4.5.1 DETERMINATION OF ALLOWED M&M LIENHOLDER SECURED CLAIM. If there is more than one Allowed M&M Lienholder Secured Claim in a particular class, then such Claim in that class will be classified in a separate subclass. The applicable Debtor may (i) seek a determination under the Bankruptcy Code and Bankruptcy Rules regarding the allowability of any M&M Lienholders Secured Claim and (ii) initiate litigation to determine the amount, extent, validity, and priority of any Lien securing any M&M Lienholder Secured Claim.

                  4.5.2 EXECUTION OF PLAN NOTE. Allowed M&M Lienholder Secured Claims shall be satisfied by the applicable Debtor executing and issuing a Plan Note on the Closing Date to the holder of any Allowed M&M Lienholder Secured Claim. The Plan Note shall contain the following general terms:

                  (i) Principal: The amount of the Allowed M&M Lienholder Secured Claim.

                  (ii)     Interest: Six percent (6%) per annum.

                  (iii) Maturity: Six (6) years from the date the note is executed.

                  (iv) Payment Terms: Consecutive equal quarterly installments of principal and interest in the amount necessary to amortize the principal over the term of the note, together with interest. Payments shall commence on the ninetieth (90th) day after the Effective Date and shall continue quarterly thereafter until the maturity date. The Plan Note may be prepaid in whole or in part at any time without penalty.

                  4.5.3 RETENTION OF LIEN. Each holder of an Allowed M&M Lienholder Secured Claim shall retain any Liens securing such Allowed Secured Claim until such Claim is satisfied in accordance with the Plan, or until an earlier date agreed to by the holder of the Allowed M&M Lienholder Secured Claim and the applicable Debtor.

         4.6 TREATMENT OF ALLOWED OTHER SECURED CLAIMS (CLASSES 3.4A, 3B, 3.4C, 3.4D, 3.4E, 3.4F AND 3.4G).

                  4.6.1 DETERMINATION OF ALLOWED OTHER SECURED CLAIMS. If there is more than one Allowed Other Secured Claim in a particular Class, then each Allowed Other Secured Claim in that Class shall be classified in a separate subclass. The applicable Debtor may (i) seek a determination under the Bankruptcy Code and the Bankruptcy Rules regarding the allowability of any Other Secured Claim and (ii) initiate litigation to determine the amount, extent, validity, and priority of any Liens securing any Other Secured Claim.

                  4.6.2 TREATMENT OF ALLOWED OTHER SECURED CLAIMS. Allowed Other Secured Claims shall be satisfied in full at the election of the applicable Debtor as follows:

                           4.6.2.1 EXECUTION OF PLAN NOTE. The applicable Debtor
                  may elect to satisfy an Allowed Other Secured Claim by the execution and issuance at the Closing of a Plan Note to the holder of such Allowed Other Secured Claim. The Plan Note shall contain the following general terms and conditions:

                           (i) Principal: the amount of the Allowed Other Secured Claim;

                           (ii)     Interest: Six percent (6%) per annum;

                           (iii)    Maturity: Six (6) years from the date the
                                    note is executed;

                           (iv) Payment Terms: Consecutive equal quarterly installments of principal and interest in the amount necessary to amortize the principal over the term of the note, together with interest. Payments shall commence on the ninetieth (90th) day after the Effective Date and shall continue quarterly thereafter until the maturity date. The Plan Note may be prepaid in whole or in part at any time without penalty.

                           4.6.2.2 TRANSFER OF COLLATERAL. The applicable Debtor
                  may elect to satisfy an Allowed Other Secured Claim by conveying and transferring any Estate Property serving as collateral for the Allowed Other Secured Claim to the holder thereof to the extent or the amount of such Allowed Other Secured Claim. Any collateral remaining after satisfaction of such Allowed Other Secured Claim shall remain Estate Property, free and clear of any Liens.

                           4.6.2.3 OTHER AGREEMENTS. The applicable Debtor may
                  elect to satisfy an Allowed Other Secured Claim pursuant to any agreement reached with the holder of the Allowed Other Secured Claim.

                  4.6.3 RETENTION OF LIEN. Each holder of an Allowed Other Secured Claim shall retain any Liens securing the Allowed Other Secured Claim until such Claim is satisfied in accordance with the Plan, or until an earlier date agreed to by the holder of the Allowed Other Secured Claim and the applicable Debtor.

                  4.6.4 DEFICIENCY CLAIM. If the holder of an Allowed Other Secured Claim has a deficiency claim, such Claim shall be treated under the Plan as a Class 5 General Unsecured Claim.

         4.7 TREATMENT OF ALLOWED SENIOR NOTE CLAIMS (CLASSES 4A, 4B, 4C, 4D, 4E, 4F AND 4G). Each holder of an Allowed Senior Note Claim will receive:

                  (i)      a Pro Rata Share of the New Notes;

                  (ii)     a Pro Rata Share of the Class 4 LLC Distribution;

                  (iii)    the Class 6 LLC Distribution; and

                  (iv)     the LLC Warrant Distribution.

Notwithstanding the foregoing treatment, each holder of an Allowed Senior Note Claim irrevocably divests its right to receive the Class 6 LLC Distribution and the LLC Warrant Distribution in favor of the holders of Class 6.1A Allowed Common Units by directing the Debtors to distribute the Class 6 LLC Distribution and the LLC Warrant Distribution to the holders of Class 6.1A Allowed Common Units in accordance with the terms of the Plan.

         4.8 TREATMENT OF ALLOWED GENERAL UNSECURED CLAIMS (CLASSES 5.1A, 5.1B, 5.1C, 5.1D, 5.1E, 5.1F AND 5.1G). Each holder of an Allowed General Unsecured Claim (excluding such Claims constituting an Intercompany Claim but including any GP Intercompany Claim) shall receive a Pro Rata Share of the Class 5 Distribution.

         4.9 TREATMENT OF ALLOWED CONVENIENCE CLAIMS (CLASS 5.2A, 5.2B, 5.2C, 5.2D, 5.2E, 5.2F AND 5.2G). Each holder of an Allowed Convenience Claim shall be paid, on the Effective Date or as soon thereafter as practicable, Cash in an amount equal to the lesser of (i) ten thousand dollars ($10,000.00) or (ii) the Allowed amount of each Convenience Claim; provided, however, that if the total amount of Convenience Claims exceeds the Convenience Claim Amount, each holder of a Convenience Claim shall receive a Pro Rata Share of the Convenience Claim Amount. The total amount of Allowed Convenience Claims to be paid by the Debtors shall not exceed the Convenience Claim Amount. Creditors with a Claim or Claims in a total amount greater than $10,000.00 who elect to have their Claim(s) treated as a Convenience Claim waive the remainder of their Claim(s), and shall not be entitled to any other Distribution under the Plan.

         4.10 TREATMENT OF ALLOWED COMMON UNITS IN EOTT (CLASS 6.1A). Class 6.1A Common Units in EOTT shall be canceled and extinguished effective on the Effective Date; however, notwithstanding such cancellation and consistent with section 4.7 of the Plan, each holder (on the Effective Date) of a Class 6.1A Allowed Common Unit shall receive from the Debtors:

                  (i)      the Class 6 LLC Distribution; and

                  (ii)     the LLC Warrant Distribution.

         4.11 TREATMENT OF ALLOWED GP INTERESTS (CLASS 6.2A), ALLOWED SUBORDINATED UNITS (CLASS 6.3A), ALLOWED ADDITIONAL PARTNERSHIP INTERESTS (CLASS 6.4A), AND ALLOWED EQUITY INTERESTS IN EOTT LLC (CLASS 6C). Class 6.2A GP Interests, Class 6.3A Subordinated Units, Class 6.4A Additional Partnership Interests, and Class 6C Equity Interests shall be canceled and extinguished effective on the Effective Date, and holders of such Equity Interests shall not receive or retain anything on account of such Equity Interests.

         4.12 TREATMENT OF EQUITY INTERESTS (CLASSES 6B, 6D, 6E, 6F AND 6G). Each holder of an Allowed Equity Interest in Classes 6B, 6D, 6E, 6F and 6G shall retain its Equity Interest(s) under the Plan, but shall not be entitled to receive any Distribution under the Plan.

                                   ARTICLE 5
                               EXECUTORY CONTRACTS

         5.1 ASSUMPTION AND REJECTION. All Executory Contracts except those identified on the Rejection Schedule shall be assumed by the applicable Debtor(s). To the extent required under Bankruptcy Code section 365(b)(1), any Cure not otherwise barred pursuant to any order of the Bankruptcy Court entered before the Effective Date shall be paid by the Debtors on the Effective Date. Except as otherwise provided for in section 5.2 of the Plan, all Executory Contracts identified on the Rejection Schedule shall be rejected as of the Confirmation Date, unless such Executory Contracts have been previously rejected pursuant to an order of the Bankruptcy Court.

         5.2 APPROVAL OF ASSUMPTION OR REJECTION. Entry of the Confirmation Order shall constitute the approval, under Bankruptcy Code section 365(a), of
(i) the assumption of the Executory Contracts identified in accordance with sections 5.1 and 5.2 of the Plan and (ii) the rejection of all other Executory Contracts.

         5.3 REJECTION CLAIMS. Unless the Bankruptcy Court, the Bankruptcy Code, or the Bankruptcy Rules establish an earlier deadline concerning the rejection of a particular Executory Contract, any Claim arising out of the rejection of an Executory Contract under Article 5 of the Plan, must be filed with the Bankruptcy Court and served on the Debtors, the U.S. Trustee, and any Committee by the Rejection Claim Bar Date. Any such Claims not filed by the Rejection Claim Bar Date shall be discharged and forever barred. Any Claims arising out of the rejection of an Executory Contract pursuant to a Final Order other than the Confirmation Order must be filed by (i) the date, if any, specified in the Final Order approving such rejection or (ii) if no such date, the Rejection Claim Bar Date; otherwise, such Claims are discharged and forever barred. All Allowed Claims arising from the rejection of an Executory Contract shall be treated as a Class 5 Allowed General Unsecured Claim under the Plan.

                                   ARTICLE 6
                      MEANS FOR IMPLEMENTATION OF THE PLAN

         6.1 SUBSTANTIVE CONSOLIDATION. On the Effective Date, the Debtors and their respective Estates shall be substantively consolidated. As a result of such substantive consolidation, (i) all Intercompany Claims (except any GP Intercompany Claim) by and among the Debtors will be eliminated, (ii) any obligation of any of the Debtors and all guarantees thereof executed by any of the Debtors will be deemed to be an obligation of each of the Debtors, (iii) any Claim filed or asserted against any of the Debtors will be deemed a Claim against each of the Debtors, (iv) for purposes of determining the availability of any right of setoff under Bankruptcy Code section 553, the Debtors will be treated as one entity so that (subject to the other provisions of Bankruptcy Code section 553) debts due to any of the Debtors may be offset against the debts owed by any of the Debtors. On the Effective Date, and in accordance with the terms of the Plan, all Claims based on guarantees of collection, payment, or performance made by any Debtor concerning the obligations of another Debtor shall be discharged, released, and without further force or effect. The substantive consolidation of the Debtors shall not constitute or effectuate a merger of the corporate or other legal identities of the Debtors, and the Debtors' respective corporate and other legal identities shall remain intact, except as otherwise specified in the Plan.

         6.2 THE CLOSING. A Closing of the transactions required and contemplated under the Plan shall take place on the Effective Date at the offices of Haynes and Boone, LLP, 1000 Louisiana, Suite 4300, Houston, Texas 77002, or at such other place identified in a notice provided to those parties listed in section 17.2 of the Plan. The Debtors may reschedule the Closing by making an announcement at the originally scheduled Closing of the new date for the Closing. A notice of the rescheduled Closing shall be filed with the Bankruptcy Court and served on the parties identified in section 17.2 of the Plan within two (2) days after the originally scheduled Closing. The following actions shall occur at or before the Closing (unless otherwise specified), and shall be effective on the Effective Date:


                  6.2.1 EXECUTION OF DOCUMENTS AND CORPORATE ACTION. The Debtors shall deliver all documents and perform all actions reasonably contemplated with respect to implementation of the Plan. Dana R. Gibbs is designated as the authorized representative of each Debtor (i) to execute on behalf of each Debtor, in a representative capacity and not individually, any documents or instruments after the Confirmation Date or at the Closing that may be necessary to consummate the Plan and (ii) to undertake any other action on behalf of each Debtor to consummate the Plan. Dana R. Gibbs may take any action authorized under this section without action by or notice to the Debtors' board of directors (or managers) or shareholders (or members).

                  6.2.2 DISCHARGE OF SENIOR NOTE INDENTURE AND CANCELLATION OF SENIOR NOTES. On the Effective Date, the Senior Note Indenture shall be terminated and canceled and rendered of no further force and effect; provided, however, that the cancellation of the Senior Note Indenture shall not (i) impair the rights of the Noteholders under the Plan nor
         (ii) impair the rights of the Indenture Trustee under the Plan, including the lien and priority rights of the Senior Note Indenture Trustee under the Senior Note Indenture. The Senior Note Indenture shall continue in effect to the extent necessary (a) for the Indenture Trustee to receive and make Distributions under the Plan of the New Notes and New LLC Units and (b) to maintain the validity of the charging lien granted to the Indenture Trustee under the Senior Note Indenture. Any actions taken by the Indenture Trustee that are not authorized by (or are otherwise inconsistent with) the Plan shall be null and void. On the full performance by the

Indenture Trustee of all actions or duties under the Plan (including making the required Distributions), the Indenture Trustee shall be relieved of any further obligations arising under the Senior Note Indenture. On the Effective Date, the Senior Notes shall be canceled and shall be null and void, and the Senior Notes shall evidence no rights, except the right to receive Distributions under the Plan. All canceled Senior Notes held by the Indenture Trustee shall be disposed of in accordance with the customary procedures under the Senior Note Indenture, unless the Debtors request the Indenture Trustee to return the canceled Senior Notes to the applicable Debtors.

         6.2.3 EXECUTION OF NEW INDENTURE AND ISSUANCE OF NEW NOTES. On the Effective Date, EOTT LLC will take all necessary action to (i) execute the New Indenture and (ii) issue, distribute, and transfer the New Notes to the Indenture Trustee for subsequent distribution to the holders of Allowed Senior Note Claims in accordance with the terms of the Plan.

         6.2.4 AMENDMENT OF EOTT LLC AGREEMENT. On the Effective Date, the EOTT LLC Agreement shall be amended to conform with the Amended EOTT LLC Agreement.

         6.2.5 BOARD OF MANAGERS AND OFFICERS OF EOTT LLC. At the Closing, all necessary action, including any amendments to the EOTT LLC Agreement, shall be taken so that the board of managers of EOTT LLC shall consist of seven (7) individuals, who will be selected before the Confirmation Hearing. Consenting Holders shall select six (6) members of the initial board of managers. The remaining member of the initial board of managers shall be the chief executive officer of EOTT LLC. The officers of EOTT LLC shall be selected pursuant to and in the manner provided for in the Amended EOTT LLC Agreement.

                  6.2.6 FORMATION OF HOLDING LLC. At or before the Closing, all necessary action shall be taken to form Holding LLC as a wholly-owned subsidiary of EOTT LLC in accordance with the Plan.

                  6.2.7 AUTHORIZATION AND ISSUANCE OF NEW LLC UNITS AND LLC WARRANTS. On the Effective Date, EOTT LLC shall authorize and issue the New LLC Units to the holders of Allowed Senior Note Claims and holders of Allowed Common Units in accordance with the terms of the Plan. EOTT LLC shall also authorize and issue the LLC Warrants to the holders of Allowed Common Units in accordance with the terms of the Plan.

                  6.2.8 AUTHORIZATION AND ISSUANCE OF NEW GP INTEREST AND NEW LP INTEREST. At the Closing, all necessary action shall be taken by EOTT to authorize and issue the New GP Interest to EOTT LLC and the New LP Interest to Holding LLC.

                  6.2.9 AMENDMENT OF EOTT PARTNERSHIP AGREEMENT. At the Closing, all necessary action shall be taken to amend the EOTT Partnership Agreement to consummate the Plan and to conform to the form of the partnership agreements of EOTT Liquids, EOTT Pipeline and EOTT Canada.

                  6.2.10 EXECUTION AND ISSUANCE OF ANY PLAN NOTES AND THE MASTER CREDITOR NOTE. At the Closing, the Debtors will execute any and all Plan Notes contemplated and required under the Plan. Any and all Plan Notes shall be issued and delivered to the applicable Creditor(s) in accordance with the terms of the Plan. The Debtors shall also execute the Master Creditor Note and deliver the Master Creditor Note to the Disbursing Agent. The Disbursing Agent shall hold the Master Creditor Note for the benefit of the holders of Allowed General Unsecured Claims. The Master Creditor Note shall contain the following general terms and conditions:

                           (i)      Principal:  The amount equal to the
                                    aggregate amount of the Class 5 Allowed
                                    General Unsecured Claims multiplied by
                                    the Class 4 Distribution Percentage;

                           (ii)     Interest:  Six percent (6%) per annum;

                           (iii) Maturity: The fourteenth (14th) payment date following the date the note is executed;

                           (iv)     Payment Terms: Consecutive equal
                                    installments of principal and interest in the amount necessary to amortize the principal over the term of the note, together with interest. Payments shall commence on the first day of the month that immediately follows the six (6) month anniversary of the date of execution of the note, with the remaining payments due on the first day of every sixth (6th) month thereafter, until the maturity date. The
                                    Master Creditor Note may be prepaid in whole or in part at any time without penalty.

         6.2.11 AMENDMENT OF THE DEBTORS' ARTICLES OF INCORPORATION AND BY-LAWS. The Debtors' articles of incorporation and by-laws (or analogous governance documents) shall be amended and all necessary action shall be taken to:

         (i) prohibit the issuance of non-voting equity securities, and providing, as to the several classes of securities possessing voting power, an appropriate distribution of such power among such classes, including, in the case of any class of equity securities having a preference over another class of equity securities with respect to dividends, adequate provisions for the election of directors representing such preferred class in the event of default in the payment of such dividends; and

         (ii)provide for such provisions, terms, and conditions necessary to comply, conform with, and implement the terms, conditions, and requirements of the Plan.


         6.2.12 CONSUMMATION OF THE EXIT CREDIT FACILITY. The applicable Debtors are authorized and directed take all actions (including the execution of any documents) necessary to consummate the Exit Credit Facility.

         6.2.13 CONSUMMATION OF THE ENRON SETTLEMENT AGREEMENT. The Debtors and the Enron Parties are authorized and directed take all actions (including the payment of any Cash and the execution of the EOTT Note, the EOTT Guaranty, and any release agreement or other documents) necessary to consummate and effectuate the Enron Settlement Agreement, which is attached to the Plan as Exhibit B.

                  6.2.14 SURRENDER OF INSTRUMENTS. Each Claimholder holding a certificate or instrument evidencing a Claim against the Debtors or the Estate Property and whose Claims are treated under the Plan shall surrender such certificate or instrument to the Disbursing Agent on the Effective Date as a prerequisite to receiving any Distribution under the Plan, unless the non-availability of such certificate or instrument is established to the satisfaction of the Disbursing Agent.

                  6.2.15 ESTABLISHMENT OF RESERVES AND OTHER ACCOUNTS.

                           6.2.15.1 ESTABLISHMENT OF ADMINISTRATIVE CLAIMS
                  RESERVE. Within sixty (60) days after the Effective Date, the Debtors shall establish the Administrative Claims Reserve, which shall be maintained in a segregated, interest-bearing account. The Administrative Claims Reserve shall be funded with Cash in an amount equal to the claimed and/or scheduled amount of all Administrative Claims.

                           6.2.15.2 ESTABLISHMENT OF PRIORITY CLAIMS RESERVE.
                  Within sixty (60) days after the Effective Date, the Debtors shall establish the Priority Claims Reserve, which shall be maintained in a segregated interest-bearing account. The Priority Claims Reserve shall be funded with Cash in an amount equal to the claimed and/or scheduled amount of all Priority Unsecured Tax Claims and all Priority Unsecured Non-Tax Claims, including, if applicable, interest accrued from the Petition Date to the Effective Date.

         6.3 TERMINATION OF THE COMMITTEE. The appointment and operation of any Committee shall terminate on the date specified in the Confirmation Order. The dissolution or termination of the appointment and operation of any Committee shall not prejudice the rights of any agents of the Committee (including its Professionals and Committee members) to pursue their separate claims for compensation and reimbursement of expenses, including Professional Fee Claims under Bankruptcy Code sections 330, 331 and/or 503(b)(3)(F).

         6.4 BANKRUPTCY CODE SECTION 1145 DETERMINATION. Confirmation of the Plan shall constitute a determination, in accordance with Bankruptcy Code section 1145, that (except with respect to an entity that is an underwriter as defined in Bankruptcy Code section 1145(b)) Section 5 of the 1933 Act and any state or local law requiring registration for offer or sale of a security or registration or licensing of an issuer of, underwriter of, broker or dealer in, a security do not apply to the offer or sale of any securities under the Plan (including the New Notes, New LLC Units, the LLC Warrants, the New GP Interest, and the New LP Interest).

         6.5 IMPLEMENTATION OF MANAGEMENT INCENTIVE COMPENSATION PLAN. At the Closing, EOTT LLC will implement a management incentive plan for employees and directors of EOTT LLC. Under the management incentive plan, up to 1,200,000 of the New LLC Units shall be reserved for issuance pursuant to options or restricted New LLC Unit grants. The management incentive plan will be administered by the compensation committee of the board of managers of EOTT LLC.

                                   ARTICLE 7
                 RIGHTS AND OBLIGATIONS OF THE DISBURSING AGENT

         7.1 SELECTION AND RETENTION. Before the Confirmation Hearing, the Debtors shall nominate a candidate to serve as the Disbursing Agent under the Plan. The Debtors shall also negotiate a compensation arrangement with such candidate. The Debtors shall file with the Bankruptcy Court at least five (5) days before the Confirmation Hearing a disclosure identifying the candidate for Disbursing Agent and outlining the terms of the proposed compensation arrangement. The Disbursing agent candidate shall be approved at the Confirmation Hearing, and shall undertake the required duties under the Plan on the Closing Date.

         7.2 DUTIES OF THE DISBURSING AGENT. Pursuant to the terms and provisions of the Plan, the Disbursing Agent shall hold the Master Creditor Note, make Master Creditor Note Distributions, and undertake any other duties required by the Plan or any retention agreement with the Debtors.

                                   ARTICLE 8
                   GENERAL PROVISIONS GOVERNING DISTRIBUTIONS

         8.1 IN GENERAL. Except for Distributions to be made by the Disbursing Agent, the Debtors shall make all Distributions required under the Plan.

         8.2 DISTRIBUTIONS ON ALLOWED CLAIMS AND ALLOWED EQUITY INTERESTS ONLY. Distributions under the Plan shall be made only to the holders of Allowed Claims and Allowed Equity Interests. Until a Disputed Claim or Disputed Equity Interest becomes an Allowed Claim or Allowed Equity Interest, the holder of that Disputed Claim or Disputed Equity Interest shall not receive the consideration otherwise provided to such Claimholder or Interestholder under the Plan.

         8.3 PLACE AND MANNER OF PAYMENTS OF DISTRIBUTIONS. Except as otherwise specified in the Plan or the Enron Settlement Agreement, Distributions to holders of Allowed Claims or Allowed Equity Interests shall be made by mailing such Distribution to the Claimholder or Interestholder at the address listed in any proof of claim or interest filed by the Claimholder or Interestholder or at such other address as such Claimholder or Interestholder shall have specified for payment purposes in a written notice received by the Debtors or the Disbursing Agent (as applicable) at least twenty (20) days before a Distribution Date. If a Claimholder or Interestholder has not filed a proof of claim or interest or sent the Debtors or Disbursing Agent

(as applicable) a written notice of payment address, then the Distribution for such Claimholder or Interestholder will be mailed to the address identified in the Schedules of Assets and Liabilities or the Schedule of Equity Interestholders. The Debtors or the Disbursing Agent (as applicable) shall distribute any Cash by wire, check, or such other method as the Debtors or the Disbursing Agent (as applicable) deems appropriate under the circumstances. Before receiving any Distributions, all Claimholders or Interestholders, at the Debtors' or the Disbursing Agent's (as applicable) request, must provide written notification of their respective Federal Tax Identification Numbers or Social Security Numbers to the Debtors or the Disbursing Agent (as applicable); otherwise, the Debtors or the Disbursing Agent (as applicable) may suspend Distributions to any Claimholders or Interestholders who have not provided their Federal Tax Identification Number or Social Security Number.

         8.4 UNDELIVERABLE DISTRIBUTIONS. If a Distribution to any Claimholder or Interestholder is returned as undeliverable, the Debtors of the Disbursing Agent (as applicable) shall use reasonable efforts to determine such Claimholder's or Interestholder's then current address. No further Distributions shall be made to such Claimholder or Interestholder unless and until the Debtors or the Disbursing Agent (as applicable) is notified of such Claimholder's or Interestholder's then current address.

         8.5 TREATMENT OF UNCLAIMED OR UNDELIVERABLE DISTRIBUTIONS. If any Person entitled to a Distribution under the Plan cannot be located on the Effective Date or any time thereafter, then, subject to the provisions of this section and Article 13, such Distribution shall be set aside and held in an interest-bearing account or fund maintained by the Debtors or the Disbursing Agent (as applicable) on behalf of such Person. If such Person is located within six (6) months after the Effective Date, such Distribution, together with any interest actually earned thereon and proceeds thereof (less the allocable portion of taxes paid by the Debtors on account of such Person), shall be paid or distributed to such Person. If the Person cannot be located within six (6) months after the Effective Date, then (i) such Person shall no longer be a Claimholder or Interestholder and (ii) any Distribution and interest and proceeds thereon allocable to such Person (net of the allocable portion of taxes paid by the Debtors) shall revest in the Debtors free and clear of any Claim to such property by or on behalf of such Person (who shall be deemed to have released such Claim, and such Claim shall be deemed disallowed) and shall be otherwise distributed to the remaining Claimholders or Interestholders in the same Class as the Person who cannot be located, so that such remaining Claimholders or Interestholders receive a Pro Rata Share of such unclaimed or undeliverable Distribution (which Pro Rata Share shall be calculated without reference to, or consideration of, any Claim for which a Distribution is unclaimed, undeliverable, or disallowed).

         8.6 WITHHOLDING. The Debtors or the Disbursing Agent (as applicable) may at any time withhold from a Distribution to any Person (except the Internal Revenue Service) such amounts sufficient to pay any tax or other charge that has been or may be imposed on such Person with respect to the amount distributable or to be distributed under the income tax laws of the United States or of any state or political subdivision or entity by reason of any Distribution provided for in the Plan, whenever such withholding is determined by the Debtors or the Disbursing Agent (as applicable) (in their sole discretion) to be required by any law, regulation, rule, ruling, directive, or other governmental requirement. The Debtors or the Disbursing Agent (as applicable), in the exercise of its sole discretion and judgment, may enter into agreements with taxing or other authorities for the payment of such amounts that may be withheld in accordance with the provisions of this section. Notwithstanding the foregoing but without prejudice to the Debtors' rights, such Person shall have the right with respect to the United States, or any state, or any political subdivision of either, to contest the imposition of any tax or other charge by reason of any Distribution under the Plan.


         8.7 INTEREST. Interest received with respect to principal distributed under the Plan shall be distributed along with the underlying principal.

         8.8 DISTRIBUTIONS TO HOLDERS OF SENIOR NOTES.

                  8.8.1 DISTRIBUTIONS. Notwithstanding any other provision of the Plan, all Distributions to be made to any holder of an Allowed Senior Note Claim under the Plan shall be made to the Indenture Trustee on behalf of the such holders in accordance with the terms of the Plan. The Indenture Trustee shall distribute the Distributions to the Noteholder. Distributions made to the Noteholder under the Plan shall be deemed to be Distributions made for the benefit of the beneficial holders. In accordance with the Senior Note Indenture, the Indenture Trustee may establish reasonable and customary rules and procedures in connection with its duties under this section.

                  8.8.2 RECORD DATE FOR SENIOR NOTES. Consistent with the Senior
         Note Indenture, on the Distribution Record Date, the Note Register (as defined in the Senior Note Indenture) maintained by the Indenture Trustee shall be closed and there shall be no further changes in the Note Register maintained by the Indenture Trustee. The Debtors, the Indenture Trustee, and the Noteholders shall have no obligation to recognize any transfer of the Senior Notes (or interests therein) occurring after the Distribution Record Date. The Debtors and the Indenture Trustee shall be entitled to recognize and deal for all purposes under the Plan with only the Noteholders whose names appear in the Note Register maintained by the Indenture Trustee on the Distribution Record Date.

         8.9 DISTRIBUTIONS TO CLASS 6.1A ALLOWED COMMON UNITS. EOTT shall issue stop transfer instructions to its transfer agent of Common Units from and after the close of business on the Effective Date. Promptly following the Effective Date, EOTT shall send to each holder of record of Common Units on the Effective Date a letter of transmittal, in form and substance reasonably satisfactory to EOTT, to be used to deliver to EOTT certificates formerly representing the Common Units. Distributions to holders of Class 6.1A Allowed Common Units required by the Plan shall be made only to Interestholders who deliver to EOTT a certificate representing the Common Units together with a duly executed letter of transmittal. The Debtors shall be entitled to rely on the stock transfer ledger of the transfer agent reflecting record holders of Class 6.1A Allowed Common Units on the Effective Date for all purposes, including, without limitation, making Distributions under the Plan. The Debtors shall have no obligation to recognize any transfer of a Class 6.1A Allowed Common Unit occurring after the Effective Date.

                                   ARTICLE 9
                              VESTING OF PROPERTY

         9.1 REVESTING OF PROPERTY. On the Effective Date, except as otherwise expressly provided in the Plan, title to all Estate Property shall vest in the Debtors free and clear of all Liens of any kind.

                                   ARTICLE 10
                    DISCHARGE, RELEASE AND EXTINGUISHMENT OF
                   LIENS, CLAIMS, INTERESTS AND ENCUMBRANCES

         10.1 DISCHARGE OF DEBTORS. Except as otherwise provided in the Plan, the rights granted in the Plan and the treatment of all Claims and Equity Interests shall be in exchange for, and in complete satisfaction, discharge, and release of, all Claims of any nature whatsoever against the Debtors and any of the Estate Property. Except as otherwise provided in the Plan, on the Effective Date, each of the Debtors shall be discharged and released from any and all Claims, including demands and liabilities that arose before the Effective Date, and all debts of the kind specified in Bankruptcy Code sections 502(g), 502(h), or 502(i), regardless of whether (i) a proof of claim evidencing such debt was filed or deemed filed under Bankruptcy Code section 501; (ii) a Claim based on such debt is allowed under Bankruptcy Code section 502; or (iii) the holder of a Claim based on such debt has accepted the Plan. Except as otherwise provided in the Plan, the Confirmation Order shall be a judicial determination of discharge of all liabilities of the Debtors. Pursuant to Bankruptcy Code section 524, the discharge granted under this section shall void any judgment against any of the Debtors at any time obtained (to the extent it relates to a discharged Claim), and operates as an injunction against the prosecution of any action against any of the Debtors or the Estate Property ( to the extent it relates to a discharged Claim).

         10.2 EXCULPATION. The officers, directors, managers, or Professionals of any of the Debtors, EOTT GP, and the members of the Committee or their Professionals shall have no liability to any Claimholder or Interestholder or other Person for any act or omission in connection with, relating to, or arising out of the filing of the Debtors' bankruptcy cases, administration of the Debtors' bankruptcy cases, including the negotiation, preparation, and pursuit of confirmation of the Plan, the confirmation of the Plan, the consummation of the Plan, the administration of the Plan or the Estate Property to be distributed under the Plan, except for any liability based on willful misconduct or gross negligence. In all such instances, the above-referenced parties shall be and have been entitled to reasonably rely on the advice of counsel with respect to their duties and responsibilities in connection with the Debtors' bankruptcy cases and under the Plan.

                                   ARTICLE 11
 INJUNCTION AGAINST ENFORCEMENT OF PRECONFIRMATION CLAIMS AND EQUITY INTERESTS

         11.1 INJUNCTION ENJOINING HOLDERS OF CLAIMS AGAINST AND EQUITY INTERESTS IN DEBTORS. Except as otherwise expressly provided in the Plan, after the Effective Date, all Persons who have been, are, or may be holders of Claims against or Equity Interests in the Debtors arising before the Effective Date shall be enjoined from taking any of the following actions against or affecting the Debtors, their Estates, and the Estate Property regarding such Claims or Equity Interests (other than actions brought to enforce any rights or obligations under the Plan):

                  (i) commencing, conducting, or continuing in any manner, directly or indirectly, any suit, action, or other proceeding of any kind against the Debtors, their Estates, or the Estate Property (including, all suits, actions, and proceedings that are pending on the Effective Date, which shall be deemed withdrawn and dismissed with prejudice);

                  (ii) enforcing, levying, attaching, collecting, or otherwise recovering by any manner or means, directly or indirectly, any judgment, award, decree, or order against the Debtors, their Estates, or the Estate Property;

                  (iii) creating, perfecting, or otherwise enforcing in any manner, directly or indirectly, any Lien against the Debtors, their Estates, or the Estate Property;

                  (iv) asserting any right of subrogation or recoupment of any kind, directly or indirectly, against any obligation due the Debtors, their Estates, or their Property; and

                  (v) proceeding in any manner and in any place whatsoever that does not conform to or comply with the provisions of the Plan.

         11.2 DERIVATIVE SECURITIES LITIGATION CLAIMS. Claims or causes of action derivative of or from EOTT ("Derivative Securities Litigation Claims") are property of the Estate of EOTT under Bankruptcy Code section 541. On and after the Effective Date, all such Derivative Securities Litigation Claims, regardless of whether pending on the Petition Date, will be retained by, vest in, and/or become property of the reorganized EOTT. All named plaintiffs (including certified and uncertified classes of plaintiffs) in the actions currently pending relating to any Derivative Securities Litigation Claims and their respective servants, agents, attorneys, and representatives shall, on and after the Effective Date, be permanently enjoined, stayed, and restrained from pursuing or prosecuting any Derivative Securities Litigation Claim.

                                   ARTICLE 12
                               EVENTS OF DEFAULT

         12.1 EVENTS OF DEFAULT. An event of default shall have occurred if the Debtors, the Disbursing Agent, or any other Person takes any action, fails to take any action, or fails to refrain from taking an action prevented, required, or otherwise set forth in the Plan.

         12.2 REMEDIES FOR DEFAULTS. Should an event of default occur by the Debtors, the Disbursing Agent, or any other Person, at least one other party-in-interest (including any Debtor) must provide written notice of the default to the defaulting party and serve copies of the notice to all parties identified in section 17.2 of the Plan. If the default is not cured within ten
(10) days after service of the notice of default, the notifying party may present an ex parte order to the Bankruptcy Court setting a date and time when the defaulting party must appear before the Bankruptcy Court and show cause why it should not be held in contempt of the Confirmation Order. If the defaulting party is found to be in default of the Plan, the Bankruptcy Court shall:

                  (a) assess the costs of the Debtors, the Disbursing Agent, or other party-in-interest of proceeding on the order to show cause against the defaulting party, such costs to be the greater of the actual amounts incurred or $5,000; and

                  (b) designate a person to appear, sign, and/or accept on behalf of the defaulting party the documents required under the Plan in accordance with Federal Rule of Civil Procedure 70, or enter such other order compelling compliance with the Plan that may be necessary and that does not materially alter the terms of the Plan as confirmed.

                                   ARTICLE 13
                        PROVISIONS FOR THE RESOLUTION OF
                          OBJECTIONS TO PROOFS OF CLAIM

         13.1 RIGHT TO OBJECT TO CLAIMS. The Debtors shall have the right to examine and object to any Claims or Equity Interests filed in the Bankruptcy Case, and shall have the right to object to and contest the allowance of any such Claims or Equity Interests.

         13.2 DEADLINE FOR OBJECTING TO CLAIMS. Objections to Claims and objections to Equity Interests, must be filed with the Bankruptcy Court, and a copy of the objection must be served on the subject Claimant(s) or Interestholder(s), before the expiration of the Claims Objection Deadline (unless such period is further extended by subsequent orders of the Bankruptcy Court); otherwise such Claims and Equity Interests shall be deemed allowed in accordance with Bankruptcy Code section 502.

         13.3 DEADLINE FOR RESPONDING TO CLAIM OBJECTIONS. Within thirty (30) days after service of an objection, the Claimholder or Interestholder whose Claim or Equity Interest was objected to must file a written response to the objection with the Bankruptcy Court and serve a copy on the Debtors and the parties identified in section 17.2 of the Plan. Failure to file a written response within the thirty (30) day time period shall constitute a waiver and release of the subject Claim or Equity Interest, and shall cause the Bankruptcy Court to enter a default judgment against the non-responding Claimholder or Interestholder granting the relief requested in the claim objection.


         13.4 ESTIMATION OF CLAIMS. The Debtors may request the Bankruptcy Court to estimate any Claim for purposes of allowance under Bankruptcy Code section 502(c).

                                   ARTICLE 14
                     GENERAL PROVISIONS RELATING TO RESERVES

         14.1 ADMINISTRATIVE CLAIMS RESERVES. To the extent any Cash held in the Administrative Claims Reserve established under the Plan relates to Administrative Claims or Professional Fee Claims that have either been disallowed by the Bankruptcy Court or are no longer claimed as evidenced by (i) a written release of such Claim or (ii) the failure to seek allowance of such Claim within six (6) months from the Effective Date, then such Cash shall revest in the Debtors. The Administrative Claims Reserve shall be dissolved once all required payments have been made.

         14.2 PRIORITY CLAIMS RESERVE. To the extent any Cash held in the Priority Claims Reserve relate to a Priority Unsecured Non-Tax Claim or a Priority Unsecured Tax Claim that has either been disallowed by the Bankruptcy Court or is no longer claimed as evidenced by (i) a written release of such Claim (ii) or the failure to seek allowance of such Claim within six (6) months from the Effective Date, then such Cash shall revest in the Debtors. The Priority Claims Reserve shall be dissolved once all required payments have been made.

                                   ARTICLE 15
 PROVISIONS FOR THE RETENTION, ENFORCEMENT, COMPROMISE, OR ADJUSTMENT OF CLAIMS

Belonging to the Estate

         15.1 RIGHT TO ENFORCE, COMPROMISE, OR ADJUST ESTATE CLAIMS. The Debtors shall have and retain the full power, authority, and standing to prosecute, compromise, or otherwise resolve any claims and causes of action (including Rights of Action and Avoidance Actions) constituting Estate Property. All proceeds derived from such claims and causes of action (including Rights of Action and Avoidance Actions) shall revest in the Debtors.

                                   ARTICLE 16
                           RETENTION OF JURISDICTION

         16.1 RETENTION OF JURISDICTION. The Bankruptcy Court, even after the Bankruptcy Case has been closed, shall have jurisdiction over all matters arising under, arising in, or relating to the Bankruptcy Case, including proceedings to:

                  (a) ensure that the Plan is fully consummated and implemented;

                  (b) enter such orders that may be necessary or appropriate to implement, consummate, or enforce the provisions of the Plan and all contracts, instruments, releases, indentures, and other agreements or documents created in connection with the Plan or the Disclosure Statement;

                  (c) consider any modification of the Plan under Bankruptcy Code section 1127;

                  (d) hear and determine all Claims, controversies, suits, and disputes against the Debtors to the full extent permitted under 28 U.S.C. Section 157 and Section 1334;

                  (e) allow, disallow, determine, liquidate, classify, estimate, or establish the priority or secured or unsecured status of any Claim, including the resolution of any and all objections to the allowance or priority of Claims;

                  (f) hear, determine, and adjudicate any litigation involving the Rights of Action and Avoidance Actions or other claims or causes of action constituting Estate Property;

                  (g) decide or resolve any motions, adversary proceedings, contested or litigated matters, and any other matters, and grant or deny any motions or applications involving the Debtors that are pending on or commenced after the Effective Date;

                  (h) resolve any cases, controversies, suits, or disputes that may arise in connection with the consummation, interpretation, or enforcement of the Plan, or any entity's obligations incurred in connection with the Plan, or any other agreements governing, instruments evidencing, or documents relating to any of the foregoing, including the interpretation or enforcement of any rights, remedies, or obligations under any of the foregoing;

                  (i) hear and determine all controversies, suits, and disputes that may arise out of or in connection with the enforcement of any subordination and similar agreements among various Creditors under Bankruptcy Code section 510;

                  (j) hear and determine all requests for compensation and/or reimbursement of expenses that may be made for fees and expenses incurred before the Closing Date;

                  (k) enforce any Final Order, the Confirmation Order, the final decree, and all injunctions contained in those orders;

                  (l) enter an order concluding and terminating the Debtors' chapter 11 cases;

                  (m) correct any defect, cure any omission, or reconcile any inconsistency in the Plan, or the Confirmation Order, or any other document or instruments created or entered into in connection with the Plan;

                  (n) determine all questions and disputes regarding title to the Estate Property;

                  (o) classify the Claims of any Claimholders and the treatment of those Claims under the Plan, re-examine Claims that may have been allowed for purposes of voting, and determine objections that may be filed to any Claims;

                  (p) take any action described in the Plan involving the Debtors;

                  (q) enforce, by injunction or otherwise, the provisions contained in the Plan, the Confirmation Order, any final decree, and any Final Order that provides for the adjudication of any issue by the Bankruptcy Court;

                  (r) enter and implement such orders that are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated; and

                  (s) enter a final decree as contemplated by Bankruptcy Rule 3022.

                                   ARTICLE 17
                               GENERAL PROVISIONS

         17.1 CONFIRMATION ORDER. The Confirmation Order shall contain all injunctions and other orders that may be necessary to implement the Plan. To the extent necessary, the Confirmation Order shall contain any provisions necessary to provide for the substantial consummation of the Plan on the Effective Date.


         17.2 NOTICES. Except as otherwise specifically provided for in the Plan, whenever the Plan requires notice be given, such notice shall be given to the following parties at their respective addresses, unless a prior notice of change of address has been served on the parties identified in this section indicating a new address:

                  EOTT Energy Partners, L.P.
                  2000 West Sam Houston Parkway
                  Suite 400
                  Houston, Texas 77042
                  Facsimile No.: (713) 993-5813
                  Attn: General Counsel

                  Haynes and Boone, LLP
                  902 Main Street
                  Suite 3100
                  Dallas, Texas 75202
                  Facsimile No.:  (214) 651-5000
                  Attn:  Trey A. Monsour


         17.3 DATES. The provisions of Bankruptcy Rule 9006 shall govern the calculation of any dates or deadlines referenced in the Plan.

         17.4 FURTHER ACTION. Nothing contained in the Plan shall prevent the Debtors from taking any actions that may be necessary to consummate the Plan, even though such actions may not specifically be provided for in the Plan.

         17.5 EXHIBITS. All exhibits attached to the Plan are incorporated in the Plan by reference and are an integral part of the Plan as though fully set forth herein.

         17.6 EXEMPTION FROM TRANSFER TAXES. Under Bankruptcy Code section 1146(c), the issuance, transfer, or exchange of notes or equity securities under the Plan, the creation of any mortgage, deed of trust or other security interest, the making or assignment of any lease or sublease, or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan, including any deeds, bills of sale, or assignments executed in connection with any of the transactions contemplated under the Plan, shall not be subject to any stamp, real estate transfer, mortgage recording, or other similar tax.

         17.7 BINDING EFFECT. The Plan shall be binding on, and inure to the benefit of, the Debtors, any Committee, the Claimholders and Interestholders, and their respective successors, heirs, and assigns, regardless of whether those parties voted to accept the Plan.

         17.8 GOVERNING LAW. Except to the extent that the Bankruptcy Code or Bankruptcy Rules are applicable, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas, without giving effect to any conflicts of law principles.

         17.9 HEADINGS. Headings are used in the Plan for convenience and reference only, and shall not constitute a part of the Plan for any other purpose.

         17.10 ROUNDING OF AMOUNTS. Notwithstanding anything to the contrary in the Plan, the Disbursing Agent, the Indenture Trustee, and any Noteholder may round down all Distribution amounts payable in Cash under the Plan to the next lowest whole dollar amount.

         17.11 WITHDRAWAL OR REVOCATION OF THE PLAN. The Debtors reserve the right to revoke or withdraw the Plan before the Confirmation Date. If the Debtors should revoke or withdraw the Plan, then the Plan shall be null and void, and nothing contained in the Plan shall constitute a waiver or release of any Claims, or prejudice in any manner the rights of the Debtors or any other Person.

         17.12 RESERVATION OF RIGHTS. Neither the filing of the Plan nor any statement or provision contained in the Plan or in the Disclosure Statement, nor the taking of any action with respect to the Plan, shall (i) be or be deemed to be an admission against interest by the Debtors and (ii) until the Effective Date, be or be deemed to be a waiver of any rights the Debtors may have (a) against any other person or (b) in any of the property and assets of any other Person, and, until the Effective Date, all such rights are specifically reserved. In the event that the Plan is not confirmed or fails to become effective, neither the Plan nor the Disclosure Statement, nor any statement contained in the Plan or in the Disclosure Statement, may be used or relied on in any manner against the Debtors in any suit, action, proceeding, or controversy within or without the Bankruptcy Case.

         17.13 DEFECTS, OMISSIONS, AND AMENDMENTS. The Debtors may, with the approval of the Bankruptcy Court and without notice to holders of Claims, insofar as it does not materially and adversely affect holders of Claims, correct any defect, omission, or inconsistency in the Plan in such a manner and to such extent necessary or desirable to expedite the execution of the Plan. The Debtors may propose amendments or alterations to the Plan before or after confirmation as provided in Bankruptcy Code section 1127 if, in the opinion of the Bankruptcy Court, the modification does not materially and adversely affect the interests of holders of Claims, so long as the Plan, as modified, complies with Bankruptcy Code sections 1122 and 1123 and the Debtors have complied with Bankruptcy Code section 1125. The Debtors may propose amendments or alterations to the Plan before or after the Confirmation Date but prior to substantial consummation, in a manner that, in the opinion of the Bankruptcy Court, does not materially and adversely affect holders of Claims, so long as the Plan, as modified, complies with Bankruptcy Code sections 1122 and 1123, the Debtors have complied with Bankruptcy Code section 1125, and after notice and a hearing, the Bankruptcy Court confirms such Plan, as modified, under Bankruptcy Code section 1129.

         17.14 GOOD FAITH. Confirmation of the Plan shall constitute a finding that (i) the Plan has been proposed in good faith and in compliance with the applicable provisions of the Bankruptcy Code and (ii) the solicitation of acceptances or rejections of the Plan by all Persons and the offer, issuance, sale, or purchase of any security offered or sold under the Plan has been in good faith and in compliance with applicable provisions of the Bankruptcy Code.

                                   ARTICLE 18
                            SUBSTANTIAL CONSUMMATION


         18.1 SUBSTANTIAL CONSUMMATION. The Plan shall be deemed substantially consummated immediately on the completion of all actions required to be undertaken at the Closing.

         18.2 FINAL DECREE. On substantial consummation, the Debtors may request the Bankruptcy Court to enter a final decree closing the case and such other orders that may be necessary and appropriate.

                                   ARTICLE 19
                    CONDITIONS TO EFFECTIVENESS OF THE PLAN

         19.1 CONDITIONS. The Plan shall not be effective until the following conditions precedent have occurred:

                  (i) the Bankruptcy Court enters a confirmation order acceptable in form and substance to the Debtors, Standard Chartered Bank, the Enron Parties, and the Noteholders, unless such condition is expressly waived;

                  (ii) all conditions to funding of advances under the Exit Credit Facility have been met or waived;

                  (iii) full and indefeasible payment of all amounts due under the Post-Petition Credit Facility; and

                  (iv) the performance of all actions required to consummate the Enron Settlement Agreement (including the payment of any amounts due the Enron Parties under the Enron Settlement Agreement, the execution of any required documents, and the delivery of any required instruments or other documents), unless such condition is expressly waived.

DATED:  October 8, 2002.

                                      EOTT ENERGY PARTNERS, L.P.


                                               /s/ Dana R. Gibbs
                                      -----------------------------------------
                                      By:      Dana R. Gibbs
                                           ------------------------------------
                                               President and Chief Executive
                                               Officer, of EOTT Energy Corp.,
                                               its general partner


                                      EOTT ENERGY FINANCE CORP.


                                               /s/ Dana R. Gibbs
                                      -----------------------------------------
                                      By:      Dana R. Gibbs
                                           ------------------------------------
                                               President and Chief Executive
                                               Officer of EOTT Energy Corp.,
                                               on behalf of EOTT Energy
                                               Partners, L.P., its sole
                                               shareholder


                                      EOTT ENERGY GENERAL PARTNER, LLC


                                               /s/ Dana R. Gibbs
                                      -----------------------------------------
                                      By:      Dana R. Gibbs
                                           ------------------------------------
                                               President and Chief Executive
                                               Officer of EOTT Energy Corp.,
                                               on behalf of EOTT Energy
                                               Partners, L.P., its sole
                                               shareholder


                                      EOTT ENERGY OPERATING
                                      LIMITED PARTNERSHIP


                                               /s/ Dana R. Gibbs
                                      -----------------------------------------
                                      By:      Dana R. Gibbs,
                                           ------------------------------------
                                               as President and Chief Executive
                                               Officer of EOTT Energy Corp. on
                                               behalf of EOTT Energy General
                                               Partner, LLC, its general partne

                                      EOTT ENERGY PIPELINE LIMITED PARTNERSHIP


                                               /s/ Dana R. Gibbs
                                      -----------------------------------------
                                      By:      Dana R. Gibbs
                                           ------------------------------------
                                               as President and Chief Executive
                                               Officer of EOTT Energy Corp. on
                                               behalf of EOTT Energy General
                                               Partner, LLC, its general
                                               partner



                                      EOTT ENERGY CANADA LIMITED PARTNERSHIP


                                               /s/ Dana R. Gibbs
                                      -----------------------------------------
                                      By:      Dana R. Gibbs
                                           ------------------------------------
                                               as President and Chief Executive
                                               Officer of EOTT Energy Corp. on
                                               behalf of EOTT Energy General
                                               Partner, LLC, its general
                                               partner




                                      EOTT ENERGY LIQUIDS, L.P.


                                               /s/ Dana R. Gibbs
                                      -----------------------------------------
                                      By:      Dana R. Gibbs
                                           ------------------------------------
                                               as President and Chief Executive
                                               Officer of EOTT Energy Corp. on
                                               behalf of EOTT Energy General
                                               Partner, LLC, its general
                                               partner

                                    EXHIBIT A

                            GLOSSARY OF DEFINED TERMS

         1933 ACT means the Securities Act of 1933.

         1934 ACT means the Securities Exchange Act of 1934.

         ADDITIONAL PARTNERSHIP INTEREST means an additional partnership interest in EOTT that entitles the holder thereof to the rights and privileges defined under the EOTT Partnership Agreement.

         ADMINISTRATIVE CLAIM means a Claim, or the portion thereof, that is entitled to priority under Bankruptcy Code sections 503(b) and 507(a)(1), including (i) the actual and necessary costs and expenses incurred after the Petition Date of preserving the Estates and operating the business of the Debtors (such as wages, salaries, or payments for goods and services); (ii) compensation for legal, financial advisory, accounting and other services and reimbursement of expenses awarded or allowed under Bankruptcy Code sections 330(a) or 331; and (iii) all fees and charges assessed against the Estates under 28 U.S.C. Section 1930.

         ADMINISTRATIVE CLAIMANT means any Person asserting entitlement to payment of an Administrative Claim.

         ADMINISTRATIVE CLAIMS RESERVE means that certain reserve of Cash to be established by the Disbursing Agent under the Plan.

         ADMINISTRATIVE TAX CLAIM means an Administrative Claim held by a Governmental Unit for taxes (and for interest related to such taxes) for any tax year or period, all or any portion of which accrued or became due from and after the Petition Date through and including the Effective Date.

         AFFILIATE means with respect to a Person, (i) an entity that directly or indirectly owns, controls or holds with power to vote, twenty percent or more of the outstanding voting securities of such Person, other than an entity that holds such securities (a) in a fiduciary or agency capacity without sole discretionary power to vote such securities or (b) solely to secure a debt, if such entity has not in fact exercised such power to vote, or (ii) a corporation twenty percent or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by such Person, or by an entity that directly or indirectly owns, controls or holds with power to vote, twenty percent or more of the outstanding voting securities of such Person, other than an entity that holds such securities (a) in a fiduciary or agency capacity without sole discretionary power to vote such securities or (b) solely to secure a debt, if such entity has not in fact exercised such power to vote.

         ALLOWANCE DATE means (i) as to a Disputed Claim, the date on which such Disputed Claim becomes an Allowed Claim by Final Order; (ii) as to a Claim Allowed by Final Order, the date on which the order allowing such Claim becomes an Allowed Claim by a Final Order; and (iii) as otherwise provided by the Plan.

         ALLOWED ADDITIONAL PARTNERSHIP INTEREST means an Additional Partnership Interest that is an Allowed Equity Interest.

         ALLOWED ADMINISTRATIVE CLAIM means an Administrative Claim allowed under Bankruptcy Code section 503(b) and entitled to priority under Bankruptcy Code section 507(a)(1).

         ALLOWED CLAIM means any Claim allowable under Bankruptcy Code section 502 (i) for which a proof of claim was filed on or before the Bar Date and as to which no objection to the allowance thereof has been timely filed, or if an objection has been timely filed, such claim is allowed by Final Order; or (ii) for which a proof of claim is not filed and which has been or hereafter is listed in the Debtors' Schedules of Assets and Liabilities and is not listed as disputed, contingent or unliquidated as to amount; or (iii) that is deemed allowed by the terms of the Plan. For purposes of determining the amount of an Allowed Claim there shall be deducted therefrom an amount equal to the amount of any claim that Debtors may hold against the Claimant under Bankruptcy Code section 553.

         ALLOWED COMMON UNITS means a Common Unit that is an Allowed Equity Interest.

         ALLOWED CONVENIENCE CLAIM means a Convenience Claim that is an Allowed Claim.

         ALLOWED DISPUTED LITIGATION CLAIMS means a Disputed Litigation Claim that is an Allowed Claim.

         ALLOWED GENERAL UNSECURED CLAIM means a General Unsecured Claim that is an Allowed Claim.

         ALLOWED GP UNITS means a GP Unit that is an Allowed Equity Interest.

         ALLOWED ENRON SECURED CLAIM means a Secured Claim of Enron that is an Allowed Claim.

         ALLOWED EQUITY INTEREST means any Equity Interest allowable under Bankruptcy Code section 502 (i) for which a proof of interest was filed on or before the Bar Date and as to which no objection to the allowance thereof has been timely filed, or if an objection has been timely filed, such Equity Interest is allowed by Final Order; or (ii) for which a proof of interest is not filed and that has been or hereafter is listed in the Debtors' Schedules of Assets and Liabilities or any list of Debtors' Equity Security Holders filed with the Bankruptcy Court, and is not listed therein as disputed, contingent or unliquidated as to amount; or (iii) that is deemed allowed by the terms of the Plan.

         ALLOWED M&M LIENHOLDER SECURED CLAIM means an M&M Lienholder Secured Claim that is an Allowed Claim.

         ALLOWED OTHER SECURED CLAIM means an Other Secured Claim that is an Allowed Claim.

         ALLOWED PRIORITY UNSECURED NON-TAX CLAIM means a Priority Unsecured Non-Tax Claim that is an Allowed Claim.

         ALLOWED PRIORITY UNSECURED TAX CLAIM means a Priority Unsecured Tax Claim that is an Allowed Claim.

         ALLOWED PROFESSIONAL FEE CLAIM means a Professional Fee Claim that is an Allowed Claim.

         ALLOWED SECURED CLAIM means a Secured Claim that is an Allowed Claim.

         ALLOWED SECURED TAX CLAIM means a Secured Tax Claim that is an Allowed Claim.

         ALLOWED SENIOR NOTE CLAIM means a Senior Note Claim that is an Allowed Claim.

         ALLOWED SUBORDINATED UNIT mean a Subordinated Unit that is an Allowed Equity Interest.

         ALLOWED TRADE PARTNER SECURED CLAIM means a Trade Partner Secured Claim that is an Allowed Claim.

         AMENDED EOTT LLC AGREEMENT means the Amended and Restated Limited Liability Company Agreement of EOTT LLC, the terms of which are substantially described in the Term Sheet for Amended EOTT LLC Agreement attached as Exhibit F to the Plan. The form of the Amended EOTT LLC Agreement will be filed with the Bankruptcy Court as a Plan Document.

         AVOIDANCE ACTIONS means any causes of action arising under Bankruptcy Code sections 506, 510, 542, 543, 544, 545, 546, 547, 548, 549, 550, 551 and
553.

         BALLOT means the ballot for voting to accept or reject the Plan.

         BANKRUPTCY CASE means the bankruptcy cases filed by the Debtors under chapter 11 of the Bankruptcy Code in the Bankruptcy Court, which are jointly administered under bankruptcy case no. _____________________.

         BANKRUPTCY CODE means title 11 of the United States Code.

         BANKRUPTCY COURT means the United States Bankruptcy Court for the Southern District of Texas, Corpus Christi Division, or in the event such court ceases to exercise jurisdiction over the Debtors' chapter 11 cases, such court that may have jurisdiction over the reorganization of the Debtors under chapter 11 of the Bankruptcy Code.

         BANKRUPTCY RULES means the Federal Rules of Bankruptcy Procedure.

         BAR DATE means ____________, the deadline established by the Bankruptcy Court for filing proofs of claim or proofs of interest in the Bankruptcy Case.

         BUSINESS means all of the activities in which the Debtors are or have been engaged before the Effective Date.

         BUSINESS DAY means any day that is not a Saturday, Sunday, or a "legal holiday" within the meaning of Bankruptcy Rule 9006(a).

         CASH means lawful currency of the United States of America, including readily marketable direct obligations of the United States of America, certificates of deposit issued by federally insured banks, and money market accounts of federally insured banks.

         CASH COLLATERAL has the meaning prescribed by Bankruptcy Code section 363(a).

         CLAIM has the meaning set forth in Bankruptcy Code section 101(5).

         CLAIMANT OR CLAIMHOLDER means the holder of a Claim.

         CLAIMS OBJECTION DEADLINE means the first Business Day following sixty
(60) days from the Effective Date or any other date established in any Final Order entered by the Bankruptcy Court modifying such deadline.

         CLASS means a category of holders of Claims or Equity Interests as classified in the Plan.

         CLASS 4 DISTRIBUTION PERCENTAGE means the ratio of (a) the total present value as of the Effective Date of all consideration paid to holders of Class 4 Allowed Senior Note Claims under the Plan to (b) the aggregate amount of all Class 4 Allowed Senior Note Claims.

         CLASS 4 LLC DISTRIBUTION means the distribution of 11,947,820 New LLC Units to be issued by EOTT LLC under the Plan.

         CLASS 5 DISTRIBUTION means the distribution of Cash made by the Disbursing Agent from payments received under the Master Creditor Note.

         CLASS 6 LLC DISTRIBUTION means a distribution, to each holder of Common Units, of New LLC Units equal to the aggregate of the number of Common Units held by such holder multiplied by 0.02000 and rounded up or down to the next whole share in an appropriate manner such that the maximum aggregate number of New LLC Units issued does not exceed 369,520.

         CLOSING means the closing to be conducted under Article 6 of the Plan.

         COMMITTEE means any Official Committee of Unsecured Creditors appointed in the Debtors' bankruptcy cases.

         COMMODITY REPURCHASE AGREEMENT means that certain Commodity Repurchase Agreement dated February 28, 1998 by and between SCTSC and certain of the Debtors, as amended or modified.

         COMMON UNIT means common units representing limited partner interests in EOTT that entitle the holder thereof to participate in distributions and exercise the rights and privileges under the EOTT Partnership Agreement.

         CONFIRMATION DATE means the date that the Confirmation Order is entered on the docket of the Debtors' chapter 11 cases by the Clerk of the Bankruptcy Court.

         CONFIRMATION HEARING means the hearing before the Bankruptcy Court to consider confirmation of the Plan.

         CONFIRMATION HEARING DATE means the date established by the Bankruptcy Court for the Confirmation Hearing.

         CONFIRMATION ORDER means the order of the Bankruptcy Court confirming the Plan in accordance with the provisions of chapter 11 of the Bankruptcy Code.

         CONSENTING HOLDERS means the Noteholders who signed the Restructuring Agreement dated as of October ___, 2002, by and among EOTT, Enron, Standard Chartered Bank, Lehman and the signatory Noteholders thereto.

         CONVENIENCE CLAIM means a General Unsecured Claim (otherwise classified in Class 5.1) in an amount (a) equal to or less than $10.000.00 or (b) greater than $10,000.00, but which is reduced to $10,000.00 by written election of the holder thereof made on a validly executed and timely delivered Ballot. All Allowed General Unsecured Claims (other than Intercompany Claims) held by a single Creditor will be aggregated and treated as a single Allowed General Unsecured Claim for purposes of determining the amount of the Convenience Claim. The post-petition assignment of Allowed General Unsecured Claims shall not consolidate such Claims owed to separate Creditors on the Petition Date for purposes of determining the amount of a Convenience Claim.

         CONVENIENCE CLAIM AMOUNT means $1.5 million.

         CREDITOR has the meaning prescribed by Bankruptcy Code section 101(10).

         CURE means the amount of Cash required for the cure necessary to assume or assume and assign an Executory Contract under Bankruptcy Code section 365(b) as determined by the Bankruptcy Court or pursuant to any agreement among the Debtors and the other Party(ies) to the Executory Contract.

         DEBTORS means collectively EOTT Energy Partners, L.P.; EOTT Energy Finance Corp.; EOTT Energy Operating Limited Partnership; EOTT Energy General Partners; LLC, EOTT Energy Pipeline Limited Partnership; EOTT Energy Canada Limited Partnership; and EOTT Energy Liquids, L.P.

         DISBURSING AGENT means the Person selected by the Debtors to serve as the Disbursing Agent under the Plan, and any successor to such Person.

         DISCLOSURE STATEMENT means the disclosure statement relating to the Plan and all amendments thereto filed by the Debtors.

         DISCLOSURE STATEMENT APPROVAL DATE means the date that an order approving any disclosure statement concerning the Plan is entered on the docket of the Debtors' chapter 11 cases by the Clerk of the United States Bankruptcy Court.

         DISPUTED CLAIM means a claim in a particular Class as to which a proof of Claim has been filed or is deemed to have been filed under applicable law or an Administrative Claim, as to which an objection has been or is filed in accordance with the Plan, the Bankruptcy Code, the Bankruptcy Rules, or the Local Rules, which objection has not been withdrawn or determined by a Final Order. At such time as a Disputed Claim is disallowed by a Final Order, such Claim shall no longer be considered a Claim for any purpose under the Plan. Prior to the time that an objection has been or is filed, for the purposes of the Plan, a Claim is a Disputed Claim to the extent that (i) the amount of a Claim specified in a proof of claim exceeds the amount of any corresponding Claim scheduled by the applicable Debtor in the Schedules of Assets and Liabilities; (ii) any corresponding Claim scheduled by the applicable Debtor in the Schedules of Assets and Liabilities has been scheduled as disputed, contingent or unliquidated, irrespective of the amount scheduled; or (iii) no corresponding Claim has been scheduled by the applicable Debtor in the Schedules of Assets and Liabilities.

         DISPUTED CLAIMS RESERVE means that certain reserve of Cash to be established by the Disbursing Agent or Debtors (as applicable) under the Plan.

         DISPUTED EQUITY INTEREST means an Equity Interest as to which a proof of interest has been filed or is deemed to have been filed under applicable law as to which an objection has been or is filed in accordance with the Plan, the Bankruptcy Code, the Bankruptcy Rules, or the Local Rules, which objection has not been withdrawn or determined by a Final Order. At such time as a Disputed Equity Interest is disallowed by a Final Order, such Equity Interest shall no longer be considered an Equity Interest for any purpose under the Plan. Prior to the time that an objection has been or is filed, for the purposes of the Plan, an Equity Interest is a Disputed Equity Interest to the extent that (i) the amount of an Equity Interest specified in a proof of interest exceeds the amount of any corresponding Equity Interest scheduled by the applicable Debtor in the Bankruptcy Case; (ii) any corresponding Equity Interest scheduled by the applicable Debtor in the Bankruptcy Case has been scheduled as disputed, contingent or unliquidated, irrespective of the amount scheduled; or (iii) no corresponding Equity Interest has been scheduled by the applicable Debtor in the Bankruptcy Case.

         DISTRIBUTION means a distribution of Cash or other non-Cash consideration made by the Debtors or Disbursing Agent (as applicable) pursuant to the Plan.

         DISTRIBUTION DATE means any date that a Distribution is made under the Plan.

         DISTRIBUTION RECORD DATE means the Effective Date.

         EFFECTIVE DATE means the first Business Day following the tenth day (as calculated in accordance with Bankruptcy Rule 9006(a)), after the Confirmation Date, on which (a) the Confirmation Order is not stayed and (b) all conditions to the effectiveness of the Plan have been satisfied or waived as provided in the Plan.

         ENRON means Enron Corp., an Oregon corporation.

         ENRON PARTIES means collectively, Enron Corp., Enron North America Corp., Enron Energy Services, Inc., Enron Pipeline Services, Company, EGP Fuels Company and Enron Gas Liquids, Inc.

         ENRON SETTLEMENT AGREEMENT means that certain Settlement Agreement dated _________, 2002, by and among the EOTT Parties and the Enron Parties, which is attached as Exhibit B to the Plan.

         EOTT means EOTT Energy Partners, L.P., a Delaware limited partnership and a chapter 11 debtor.

         EOTT CANADA means EOTT Energy Canada Limited Partnership, a Delaware limited partnership and a chapter 11 debtor.

         EOTT FINANCE mean EOTT Energy Finance Corp., a Delaware corporation and a chapter 11 debtor.

         EOTT GP means EOTT Energy Corp., a Delaware corporation.

         EOTT GUARANTEE means the guarantee of payments under the EOTT Note made by EOTT LLC and the EOTT Operating Subsidiaries.

         EOTT LIQUIDS means EOTT Energy Liquids, L.P., a Delaware limited partnership and the chapter 11 debtor.

         EOTT LLC means EOTT Energy General Partner, L.L.C., a Delaware limited liability company and a chapter 11 debtor.

         EOTT LLC AGREEMENT means the Limited Liability Company Agreement of EOTT LLC.

         EOTT OLP means EOTT Energy Operating Limited Partnership, a Delaware limited partnership and a chapter 11 debtor.

         EOTT OPERATING SUBSIDIARIES means collectively EOTT Pipeline, EOTT OLP, EOTT Canada and EOTT Liquids.

         EOTT NOTE means the promissory note in the original principal amount of $6,211,673.13 made by EOTT to the order of Enron and guaranteed by EOTT LLC and the EOTT Operating Subsidiaries.

         EOTT PARTIES means collectively, EOTT, EOTT Canada, EOTT Finance, EOTT GP, EOTT Liquids, EOTT LLC, EOTT Pipeline, and EOTT OLP.

         EOTT PARTNERSHIP AGREEMENT means the Amended and Restated Agreement of Limited Partnership of EOTT Energy Partners, L.P., as amended.

         EOTT PIPELINE means EOTT Energy Pipeline Limited Partnership, a Delaware limited partnership and a chapter 11 debtor.

         EQUITY INTEREST means all rights arising from any membership interest or other equity security (as defined in Bankruptcy Code section 101(16)) in any of the Debtors.

         ESTATE means the bankruptcy estate of each of the Debtors and all Estate Property comprising the individual bankruptcy estates of each of the Debtors within the meaning of Bankruptcy Code section 541.

         ESTATE PROPERTY means all right, title, and interest in and to any and all property of every kind or nature, owned by the Debtors or their Estates on the Effective Date as defined by Bankruptcy Code section 541.

         EXCLUSIVE PERIOD means the first 120 days after the Petition Date, during which only the debtor may file a plan of reorganization/liquidation, including any extension of that period pursuant to an order of the Bankruptcy Court.

         EXECUTORY CONTRACTS means "executory contracts" and "unexpired leases" as such terms are used within Bankruptcy Code section 365, including all operating leases, capital leases, and Contracts to which any Debtor is a party or beneficiary on the Confirmation Date.

         EXIT CREDIT FACILITY means the credit facility by and among Standard Chartered Bank, Lehman, and the Debtors as reorganized to be executed at the Closing, the terms of which are substantially described in the Term Sheet for Exit Credit Facility attached as Exhibit E to the Plan. The form of the Exit Credit Facility will be filed with the Bankruptcy Court as a Plan Document.

         FINAL ORDER means an order or judgment (i) as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired; or (ii) in the event an appeal, writ of certiorari, or motion for reargument or rehearing has been filed, such judgment or order has not been reversed, modified, stayed, or amended.

         GAAP means the generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board ("FASB") (or in such other statements by such other entity as approved by a significant segment of the accounting profession which are in effect in the United States).

         GENERAL UNSECURED CLAIM means an Unsecured Claim that is not (i) an Administrative Claim, (ii) an Administrative Tax Claim, (iii) a Professional Fee Claim, (iv) a Priority Unsecured Tax Claim, (v) a Priority Unsecured Non-Tax Claim, or (vi) an Old Note Claim, and includes any GP Intercompany Claims and all other Claims not separately classified under the Plan.

         GOVERNMENTAL UNIT means a governmental unit as such term is defined in Bankruptcy Code section 101(27).

         GP INTERCOMPANY CLAIMS means any Intercompany Claim of EOTT GP against EOTT arising under any indemnity provisions of the EOTT Partnership Agreement.

         GP INTEREST means a general partner interest in EOTT that entitles the holder thereof to participate in distributions and exercise the rights and privileges of the general partner under the EOTT Partnership Agreement.

         HOLDING LLC means EOTT LP Holding LLC, a wholly owned subsidiary of EOTT LLC to be formed pursuant to the Plan to hold the New LP Units issued by EOTT.

         IMPAIRED OR IMPAIRMENT has the meaning set forth in Bankruptcy Code section 1124.

         INDENTURE TRUSTEE means ____________________________________ in its capacity as indenture trustee under the Senior Note Indenture.

         INSIDER has meaning prescribed in Bankruptcy Code section 101(31).

         INTERCOMPANY CLAIM means any claim, cause of action, liability, or right to payment, whether reduced to judgment, liquidated or unliquidated, fixed or contingent, matured or unmatured, disputed or undisputed, legal or equitable, secured or unsecured, or known or unknown, that exists between or among the Debtors or their affiliates on the Effective Date.

         INTERESTHOLDER means the holder of an Equity Interest.

         IRS means the Internal Revenue Service.

         LEHMAN means Lehman Commercial Paper Inc.

         LIEN means a lien, security interest, or other interest or encumbrance as defined in Bankruptcy Code section 101(37) asserted against any Estate Property.

         LLC WARRANTS means warrants entitling the holders thereof to purchase an aggregate amount of up to 958,016 New LLC Units (representing approximately seven percent (7%) of the New LLC Units on a fully diluted basis before giving effect to the management incentive plan described in section 6.5 of the Plan), the terms of which are substantially described in the Term Sheet for LLC Warrants attached as Exhibit D to the Plan. The form of the LLC Warrants will be filed with the Bankruptcy Court as a Plan Document.

         LLC WARRANT DISTRIBUTION means a distribution, to each holder of Class 6.1A Allowed Common Units, of LLC Warrants to purchase a number of New LLC Units equal to the aggregate of the number of Common Units held multiplied by 0.05185 and rounded up or down to the next whole share in an appropriate manner such that the maximum aggregate number of New LLC Units purchaseable on exercise of the LLC Warrants does not exceed 957,981.

         LOCAL RULES means the local bankruptcy rules prescribed by the Bankruptcy Court.

         M&M LIENHOLDER SECURED CLAIM means a Secured Claim of a mechanic or materialman that is secured by a Lien arising under applicable state law to the extent such Lien is properly and timely perfected in accordance with the applicable state law and the Bankruptcy Code.

         MASTER CREDITOR NOTE means the promissory note to be issued under the Plan to the Disbursing Agent as agent for the benefit of Claimholders holding Allowed Class 5 General Unsecured Claims.

         NEW INDENTURE means that certain indenture between the applicable Debtors or issuers and the Indenture Trustee concerning the issuance of the New Notes, the terms of which are substantially described in the Term Sheet for New Indenture attached as Exhibit C to the Plan. The Form of the New Indenture will be filed with the Bankruptcy Court as a Plan Document.

         NEW LLC UNITS means the units of member interests in EOTT LLC to be issued by EOTT LLC pursuant to the Plan, the terms of which are substantially described in the Term Sheet for Amended EOTT LLC Agreement attached as Exhibit F to the Plan. The form of the Amended EOTT LLC Agreement will be filed with the Bankruptcy Court as a Plan Document.

         NEW NOTES means aggregate of $100 million principal amount of ten percent (10%) Senior Notes due 2009 issued by the applicable Debtors pursuant to the New Indenture, the terms of which are substantially described in the Term Sheet for New Indenture attached as Exhibit C to the Plan. The Form of the New Indenture will be filed with the Bankruptcy Court as a Plan Document.

         NEW LP INTEREST means the entire limited partner interests in EOTT.

         NEW GP INTEREST means the entire general partner interest in EOTT.

         NOTEHOLDERS means collectively the holders of the Senior Notes.

         ORDINARY COURSE LIABILITY means an Administrative Claim (other than a Professional Fee Claim or an Administrative Tax Claim) based on liabilities incurred in the ordinary course of the Debtors' businesses.

         OTHER SECURED CLAIMS means Secured Claims classified in Classes 3.6A, 3.6B, 3C, 3.6D, 3.6E, 3.6F and 3.6G.

         PERSON means and includes natural persons, corporations, limited partnerships, general partnerships, joint ventures, trusts, land trusts, business trusts, unincorporated organizations, or other legal entities, regardless of whether they are governments, agencies, or political subdivisions thereof.

         PETITION DATE means _________, the date of filing of the Bankruptcy
Case.

         PLAN means the Joint Chapter 11 Plan filed by the Debtors, as such Joint Chapter 11 Plan may be periodically amended or modified.

         PLAN DOCUMENTS means collectively those documents to be executed in order to consummate the transactions contemplated under the Plan and which will be filed with the Bankruptcy Court on or before fifteen (15) days prior to the Confirmation Date.

         PLAN NOTE means any promissory note to be executed by any Debtor pursuant to the requirements of the Plan.

         POST-PETITION CREDIT FACILITY means that certain Debtor-in-Possession Credit Facility among Standard Chartered Bank and EOTT OLP, EOTT Canada, EOTT Liquids, and EOTT Pipeline as borrowers and EOTT and EOTT GP as guarantors, dated as of the Petition Date.

         PRE-PETITION CREDIT FACILITY means the Second Amended and Restated Reimbursement Loan and Security Agreement, dated April 23, 2002 between the Debtors and Standard Chartered Bank, as amended or modified.

         PRIORITY CLAIMS RESERVE means the Reserve of Cash to be established by the Disbursing Agent under the Plan.

         PRIORITY UNSECURED NON-TAX CLAIM means an Unsecured Claim, or that portion thereof, that is entitled to priority in payment under Bankruptcy Code sections 507(a)(2-7) and 507(a)(9) and classified in Classes 1A, 1B, 1C, 1D, 1E, 1F and 1G under the Plan.

         PRIORITY UNSECURED TAX CLAIM means an Unsecured Claim, or that portion thereof, that is entitled to priority in payment under Bankruptcy Code section 507(a)(8).

         RECEIVABLE(S) PURCHASE AGREEMENT means that certain Receivable(s) Purchase Agreement dated October 19, 1999 by and among SCTSC and certain of the Debtors, as amended or modified.

         PRO RATA SHARE means, as to a particular Claimholder or Interestholder, the ratio that the amount of the Claim or Equity Interest held by such Claimholder or Interestholder bears to the total amount of all Claims held by Claimholders or Interestholders within the same Class of Claims or Equity Interests. Such ratio shall be calculated as if all Disputed Claims or Disputed Equity Interests were Allowed Claims or Equity Interests as of the Effective Date, unless specifically provided otherwise by the Plan.

         PROFESSIONAL means a professional employed in the Bankruptcy Case under Bankruptcy Code sections 327 and 1103.

         PROFESSIONAL FEE CLAIM means a Claim for compensation or reimbursement of expenses of a Professional retained in the Debtors' case, any chapter 11 trustee, and requested in accordance with the provisions of Bankruptcy Code sections 326, 327, 328, 330, 331, 503(b) and 1103.

         REJECTION CLAIM BAR DATE means the first Business Day that is thirty
(30) days after the Confirmation Date.

         REJECTION SCHEDULE means those Executory Contracts to be rejected by the Debtors at the Confirmation Hearing as identified on a schedule to be filed with the Bankruptcy Court on or before the Disclosure Statement Approval Date.

         RESERVES means collectively the Administrative Claims Reserve, the Priority Claims Reserve, the Disputed Claims Reserve, and the Operating Reserve, and any other reserve required by the Plan.

         RIGHTS OF ACTION means any and all claims, debts, demands, rights, defenses, actions, causes of action, suits, contracts, agreements, obligations, accounts, defenses, offsets, powers, privileges, licenses and franchises of any kind or character whatsoever, known or unknown, suspected or unsuspected, whether arising before, on, or after the Petition Date, in contract or in tort, at law or in equity, or under any other theory of law, of the Debtors or their Estates, including (i) rights of setoff, counterclaim, or recoupment, and claims on contracts or for breaches of duties imposed by law, (ii) claims pursuant to Bankruptcy Code section 362, (iii) such claims and defenses as fraud, mistake, duress, and usury, and (iv) all Avoidance Actions.

         SCHEDULES OF ASSETS AND LIABILITIES means the schedules of assets and liabilities as may be amended and filed by the Debtors in their bankruptcy cases.

         SCTSC means Standard Chartered Trade Services Corporation, a Delaware corporation and subsidiary of Standard Chartered Bank.

         SEC means the Securities and Exchange Commission.

         SECURED CLAIM means a Claim for which a Claimant asserts a valid, perfected, and enforceable Lien, not subject to avoidance or subordination under the Bankruptcy Code or applicable non-bankruptcy law, or a Claim for which a Claimant asserts a setoff under Bankruptcy Code section 553, but only to the extent of the value, determined in accordance with Bankruptcy Code section 506(a), of the Claimant's interest in the Debtors' interest in Estate Property or to the extent of the amount subject to such setoff, as the case may be, unless a timely election has been made under Bankruptcy Code section 1111(b)(2).

         SECURED TAX CLAIM means a Secured Claim for taxes held by a Governmental Unit, including cities, counties, school districts, and hospital districts, (i) entitled by statute to assess taxes based on the value or use of real and personal property and/or to obtain a Lien against such property to secure payment of such taxes; or (ii) entitled to obtain a Lien on property to secure payment of any tax claim specified in Bankruptcy Code section 507(a)(8).

         SENIOR NOTE CLAIM means an Unsecured Claim arising pursuant to the Senior Notes.

         SENIOR NOTE INDENTURE means that certain First Supplemental Indenture dated October 1, 1999, between the applicable Debtors, as issuers, and the Indenture Trustee concerning the issuance of the Senior Notes.

         SENIOR NOTES means the 11% Senior Notes due 2009 issued by EOTT Energy Partners, L.P. and EOTT Energy Finance Corp. pursuant to that First Supplemental Indenture, dated October 1, 1999.

         STANDARD CHARTERED BANK means Standard Chartered Bank plc, a banking institution organized and existing under the laws of England and Wales.

         SUBORDINATED UNIT means a subordinated unit interest in EOTT that entitles the holder thereof to participate in distribution and exercise the rights and privileges under the EOTT Partnership Agreement.

         TRADE PARTNER means a Creditor from whom the Debtors purchase, or to whom the Debtors sell, crude oil products.

         TRADE PARTNER SECURED CLAIM means a Secured Claim held by a Trade Partner.

         TREASURY REGULATIONS means the regulations promulgated under the Internal Revenue Code by the Department of the Treasury of the United States.

         UNSECURED CLAIM means a Claim that is not a Secured Claim. The term specifically includes any tort Claims or contractual Claims or Claims arising from damage or harm to the environment and, pursuant to section 506(a) of the Bankruptcy Code, any Claim of a Creditor against the Debtors to the extent that such Creditor's Claim is greater than the value of the Lien securing such Claim, any Claim for damages resulting from rejection of any Executory Contract under Bankruptcy Code section 365, and any Claim not otherwise classified under the Plan.

                                    EXHIBIT B


                ENRON SETTLEMENT AGREEMENT AND RELATED DOCUMENTS



                       (Included as part of Exhibit 10.2)

                                    EXHIBIT C


                   TERM SHEET FOR NEW INDENTURE AND NEW NOTES




                       (Included as part of Exhibit 2.1)

                                    EXHIBIT D


                           TERM SHEET FOR LLC WARRANTS



                       (Included as part of Exhibit 2.1)

                                    EXHIBIT E

                       TERM SHEET FOR EXIT CREDIT FACILITY



             (This Document Has Not Been Prepared Or Entered Into.)

                                    EXHIBIT F

                    TERM SHEET FOR AMENDED EOTT LLC AGREEMENT



                       (Included as part of Exhibit 2.1)

                                    EXHIBIT G

                   ORDER APPROVING ENRON SETTLEMENT AGREEMENT




             (This Document Has Not Been Prepared Or Entered Into.)

                                    EXHIBIT B

                           ENRON SETTLEMENT AGREEMENT




                       (Included as part of Exhibit 10.2)

                                    EXHIBIT C

                          TERM SHEET FOR LLC AGREEMENT


Name:                                       To be selected by holders of a
                                            majority in principal amount of Old
                                            Notes.

State of formation:                         Delaware.

Tax status:                                 LLC Newco will elect to be taxed as
                                            a partnership.


                                BOARD OF MANAGERS

Size:                                       Initially seven, which may be
                                            increased or decreased by action of
                                            the Board, provided that no decrease
                                            will have the effect of shortening
                                            the term of a Manager.

Term:                                       Each Manager shall serve from the
                                            date of election until the next
                                            annual meeting of Managers, unless
                                            the Manager shall resign or be
                                            removed in accordance with the LLC
                                            Agreement.

Initial Board:                              The Chief Executive Officer and six
                                            additional persons selected by
                                            holders of a majority principal
                                            amount of the Old Notes.

Election:                                   Managers shall be elected by the
                                            vote of holders of LLC Units
                                            entitled to vote thereon at an
                                            annual meeting or at special meeting
                                            called for the purpose of electing
                                            Managers. Managers shall be elected
                                            by the vote of holders of a
                                            plurality of the LLC Units voting at
                                            a meeting at which a quorum is
                                            present.

Removal:                                    Managers may be removed, with or
                                            without cause, by holders of a
                                            majority of the LLC Units
                                            outstanding at a meeting held for
                                            the purpose of removing Managers.

Board action:                               A majority of Managers present at a
                                            meeting shall constitute a quorum,
                                            and the action by a majority of
                                            Managers present at a meeting at
                                            which a quorum is present will
                                            constitute action of the Board of
                                            Managers.

Written consent:                            The Board of Managers may act by a
                                            written consent signed by all of the
                                            Managers then in office.

Vacancies:                                  Vacancies may be filled by the
                                            Members at an annual meeting or a
                                            meeting called for that purpose, or
                                            by a majority of the Managers on the
                                            Board of Managers, even if less than
                                            a quorum.

Compensation:                               Members of the Board of Managers
                                            shall be entitled to such
                                            compensation as they shall
                                            determine.

Committees:                                 The Board of Managers may establish
                                            such committees as it determines. A
                                            committee shall have such powers of
                                            the Board of Managers as is set
                                            forth in the resolutions
                                            establishing the committee.


                                    OFFICERS

Title:                                      The Board of Managers may establish
                                            such officer positions as it deems
                                            appropriate, and appoint such
                                            persons to hold such offices as it
                                            deems appropriate.

Tenure:                                     Officers shall serve at the
                                            discretion of the Board of Managers.

Compensation:                               The officers shall be entitled to
                                            such compensation as the Board of
                                            Managers determines. The Board of
                                            Managers may delegate its authority
                                            to establish compensation of
                                            officers to one or more officers.


                           MEMBERS AND CAPITALIZATION

LLC Common Units                            The common equity interest in LLC
                                            Newco shall be divided into LLC
                                            Common Units. Each LLC Common Unit
                                            shall have the right to one vote on
                                            all matters submitted to a vote of
                                            LLC Common Unit holders, and shall
                                            be entitled to such distributions as
                                            the Board of Managers determines
                                            from time to time, subject to the
                                            rights of holders of any outstanding
                                            LLC Preference Units. Holders of LLC
                                            Common Units shall be entitled to
                                            all distributions in liquidation
                                            after payment of creditors and
                                            holders of LLC Preference Units. The
                                            Board of Managers may issue LLC
                                            Common Units from time to time to
                                            such persons and for such
                                            consideration as determined by the
                                            Board of Managers.

LLC Preference Units                        The Board of Managers may, from time
                                            to time, issue one or

                                            more series or classes of LLC
                                            Preference Units which entitle
                                            holders thereof to preferences over
                                            LLC Common Units or other series or
                                            classes of LLC Preference Units as
                                            to distributions and liquidating
                                            distributions. LLC Preference Units
                                            may have such voting rights, if any,
                                            as is determined by the Board of
                                            Managers. The rights and preferences
                                            of LLC Preference Units shall be set
                                            forth in a certificate of
                                            designation approved by the Board of
                                            Managers, which shall be deemed to
                                            be an amendment of the LLC
                                            Agreement. The LLC Common Units and
                                            LLC Preference Units are
                                            collectively called the LLC Units.

Convertible securities:                     The Board of Managers may issue
                                            options, warrants and other
                                            securities convertible into, or
                                            exchangeable for, LLC Units.

Transferability:                            LLC Units will be transferable
                                            without restriction, subject to
                                            applicable securities laws.
                                            Transferees of LLC Units will have
                                            all voting, distribution and other
                                            rights of the transferee.


                                OTHER PROVISIONS

Amendment:                                  The LLC Agreement may be amended by
                                            the approval of the Board of
                                            Managers and the affirmative vote of
                                            holders of a majority of LLC Units
                                            outstanding and entitled to vote on
                                            such amendment. In connection with
                                            the issuance of LLC Preference
                                            Units, the Board of Managers may
                                            grant rights to holders of LLC
                                            Preference Units to approve
                                            amendments affecting the rights of
                                            the holders of LLC Preference Units.

Indemnity:                                  The LLC Agreement will provide for
                                            indemnification of the Holders,
                                            Standard Chartered, SCTSC and
                                            Lehman, as defined in the
                                            Restructuring Agreement to which
                                            this term sheet is attached as
                                            Exhibit C, and their respective
                                            officers, directors, employees,
                                            partners and affiliates.

                                    EXHIBIT D

                     TERM SHEET FOR NEW INDENTURE AND NOTES
                       $100,000,000 SENIOR NOTES DUE 2010

                        Included as Part of Exhibit 2.1

                                    EXHIBIT E

                             TERM SHEET FOR WARRANTS

                        Included as Part of Exhibit 2.1

                                    EXHIBIT F

                TERM SHEET FOR NEW CREDIT FACILITY AND DEBTOR IN
                        POSSESSION FINANCING AGREEMENT(S)

                                EOTT PARTNERSHIPS
                    DEBTOR IN POSSESSION FINANCING TERM SHEET

Borrowers:           1. Under the LC Facility and the Term Loan Facility
                        (each as defined below): EOTT Energy Operating Limited Partnership ("EOTT OLP"), EOTT Canada Limited Partnership ("EOTT Canada"), EOTT Energy Liquids, L.P. ("EOTT Liquids"), and EOTT Energy Pipeline Limited Partnership ("EOTT Pipeline"), as debtors and debtors in possession in Chapter 11 cases filed in the United States Bankruptcy Court for the Southern District of Texas, Corpus Christi Division (the "Bankruptcy Court"). The obligations of the Borrowers will be joint and several.

                     2. Under the SCTSC Purchase Agreements (as defined
                        below): EOTT OLP, as debtor and debtor in possession in the Cases.

Guarantors:          1. Under the LC Facility and the Term Loan Facility
                        (each as defined below): EOTT Energy Partners, LP, ("EOTT MLP") and EOTT Energy General Partner, L.L.C. ("EOTT GP") will each unconditionally and irrevocably guarantee the obligations of the Borrowers. EOTT MLP and EOTT GP will also be debtors and debtors in possession in Chapter 11 cases filed in the Bankruptcy Court, and their cases, plus those of the Borrowers, are referred to in this term sheet as the "Cases."

                     2. Under the SCTSC Purchase Agreements (as defined
                        below): None.

Letter of Credit:    Standard Chartered Bank ("SCB") will act as the issuer
Issuer, Agent and    of letters of credit (the "LC Issuer"). SCB and its
Participants:        successors and assigns will be participants in the
                     letter of credit risk (the "LC Participants") and SCB will be the agent for the LC Participants (the "LC
                     Agent").

Term Lenders and     Lehman Commercial Paper Inc. and its successors and
Agent:               assigns will be the term lenders (the "Term Lenders").
                     Lehman Brothers Inc. will act as agent for the Term
                     Lenders (the "Term Lender Agent" and, with the LC Agent, the "Administrative Agents").

Trade Finance:       Standard Chartered Trade Services Corporation ("SCTSC")
                     will offer $175,000,000 of funding under the SCTSC
                     Purchase Agreements referred to below.

Collateral Agent:    SCB will act as collateral agent (the "Collateral
                     Agent") on behalf of the LC Issuer, the LC Participants, SCTSC, the Term Lenders and the Administrative Agents.

Letter of Credit     Upon entry of the Second Interim Financing Order (as
Facility:            defined below), the LC Issuer and LC Participants will
                     provide the Borrowers with a $325,000,000 letter of credit facility (the "LC Facility"). Letters of credit issued thereunder are the "Letters of Credit;" Letters of Credit outstanding in excess of $300,000,000 (up to a maximum amount of $325,000,000) are the "Tier A Letters of Credit" and Letters of Credit outstanding in the aggregate amount of $300,000,000 or less are the "Tier B
                     Letters of Credit".

Term Loan Facility:  A term loan facility (the "Term Loan Facility") consisting of $50,000,000 Tier A Term Loans ("Tier A Term Loans") and $25,000,000 Tier B Term Loans ("Tier B Term Loans" and, collectively with the Tier A Term Loans, the "Term Loans").

Crude Oil Purchase   $75,000,000 Commodities Repurchase Agreement, dated as
Agreement:           of February 28, 1998 (as amended as of June 22, 2001 and
                     April 23, 2002, the "Crude Oil Purchase Agreement"; and as further amended on or prior to the Closing Date by the Modification of Commodity Repurchase Agreement, the
                     "Amended Crude Oil Purchase Agreement") between EOTT OLP and SCTSC.

                     Pursuant to the Crude Oil Purchase Agreement, SCTSC has purchased from EOTT OLP certain barrels of crude oil that constitutes EOTT OLP's line fill in various pipelines. The aggregate amount of the Purchase Prices (as defined therein) thereunder is not permitted to exceed $100,000,000 at any time. EOTT OLP is presently contractually obligated to repurchase the line fill from SCTSC on October 23, 2002.

                     Pursuant to the Amended Crude Oil Purchase Agreement, the size of the facility thereunder shall be reduced to $75,000,000. EOTT OLP will not be contractually obligated to repurchase all or a portion of the line fill from SCTSC until March 31, 2003 and shall have the right to use the line fill in its business in the interim. The aggregate amounts outstanding under the Amended Crude Oil Purchase Agreement will be reduced if EOTT OLP (a) elects to repurchase the line fill prior to March 31, 2003, or (b) fails to either (i) maintain a hedge contract at a price and amount and otherwise in form and substance satisfactory to SCTSC from a counterparty acceptable to SCTSC or (ii) secure the repurchase price for the line fill with one or more letters of credit in favor of SCTSC issued by a bank acceptable to SCTSC at a stated amount satisfactory to SCTSC.

                     In the event that EOTT OLP elects to maintain a hedge contract, EOTT OLP shall collaterally assign such hedge contract to SCTSC. SCTSC shall purchase the crude oil at the hedge price less the discount rate and the repurchase price shall be equal to the hedge price (or such other price as may be agreed to by EOTT OLP and SCTSC). If the hedge matures prior to the repurchase date, then EOTT OLP shall replace the hedge at maturity with another hedge contract in form and substance satisfactory to SCTSC at a hedge price equal or higher than the repurchase price (or such other price as may be agreed to by EOTT OLP and SCTSC).

                     To the extent that SCTSC does not recover its investments and associated interest, yield, fees and collection costs or other costs under the Amended Crude Oil Purchase Agreement from the sale of the line fill subject thereto, EOTT OLP's repurchase obligation is a "Tier B Repurchase Obligation."

Receivables          $100,000,000 Restated Receivables Purchase Agreement,
Purchase Agreement:  dated as of October 19, 1999 (as amended as of January
                     12, 2000 and April 23, 2002, the "Receivables Purchase
                     Agreement"; and as further amended on or prior to the Closing Date by the Modification of Receivables Purchase
                     Agreement, the "Amended Receivables Purchase Agreement") between EOTT OLP and SCTSC. (The Amended Receivables
                     Purchase Agreement and the Amended Crude Oil Purchase
                     Agreement shall collectively be defined as the "SCTSC
                     Purchase Agreements".)

                     Pursuant to the Receivables Purchase Agreement, SCTSC has purchased from EOTT OLP certain major accounts receivable that are paid monthly and are anticipated to be paid on or about October 20 and November 20, 2002.

                     The Amended Receivables Purchase Agreement will give SCTSC the right to collect these receivables, return to EOTT OLP the excess over SCTSC's investment, and continue to purchase and collect these receivables (and return the contractual excess amount) on a monthly basis for a monthly payment of $50,000,000 (or such lesser amount as EOTT OLP may request) until the Maturity Date, provided that no more than $100,000,000 in unrecovered investments will be outstanding at any time. To the extent, if any, that the amounts requested by EOTT OLP exceed 90% of the subject receivables, EOTT OLP will be entitled to post a Letter of Credit (subject to applicability of availability restrictions) in the amount of such excess for the benefit of SCTSC and then receive the excess funds. To the extent that SCTSC does not recover its investments and associated interest, yield, fees and collection costs or other costs under the Receivables Purchase Agreement from collection of the receivables subject thereto (or from any such Letter of Credit), EOTT OLP's unsatisfied obligation is a "Tier B Repurchase Obligation."

DIP Facilities and   The SCTSC Purchase Agreements, the Term Loans and the LC
DIP Lenders;         Facility are collectively called the "DIP Facilities."
Prepetition Lenders  and the LC Issuer, the LC Participants, the Term Lenders,
                     the Administrative Agents, the Collateral Agent and SCTSC are collectively called the "DIP Lenders".

                     "Prepetition Lenders" means (a) SCB, in its capacity as lender, issuer of letters of credit (the "Prepetition LCs"), and administrative agent under the Second Amended and Restated Reimbursement, Loan and Security Agreement dated as of April 23, 2002 among the Borrowers and SCB (as amended, the "Prepetition Credit Agreement"), and
                     (b) SCTSC, to the extent, if any, that it is found to be a lender under either of the predecessor agreements to the SCTSC Purchase Agreements.

Closing Date:        Closing of the DIP Facilities will occur promptly after
                     entry by the Bankruptcy Court of a second interim DIP financing order (the

                     "Second Interim Financing Order") in form and substance acceptable to the Administrative Agents, authorizing and approving the DIP Facilities and the other transactions described herein and granting superpriority claim status and the liens and security interests contemplated hereby. The Second Interim Financing Order must not have been modified, reversed, amended or stayed on the Closing Date, and the Closing Date must occur on or before October 18, 2002.

Maturity Date:       The "Maturity Date" will be the earlier of March 31,
                     2003 (the "Stated Maturity Date") and the effective date of a plan for reorganization of the Borrowers. The
                     Letters of Credit shall not have expiry dates after the Stated Maturity Date. Unless extended as provided below, the Term Loans will mature and become due and payable in full in cash on the Maturity Date. Unless the LC
                     Facility is extended as provided below, any Letters of Credit outstanding on the Maturity Date must be cash collateralized at that time in an amount reasonably acceptable to the LC Agent.

Purpose and          The Letters of Credit will be issued at the Borrowers'
Availability of      application for the benefit of (a) their critical crude
Letters of Credit:   oil suppliers and other vendors in order to preserve the
                     Borrowers' ongoing trading and other businesses, (b)
                     Enron Corp., in the amount and as required pursuant to the terms of the Settlement Agreement (as referred to below) and (c) SCTSC or any other party as otherwise agreed to by the LC Agent. The Letters of Credit will be issued at the Borrowers' application from the Closing
                     Date until the Maturity Date, so long as the aggregate outstanding amount thereof does not exceed the "LC
                     Availability," which is the remainder of (a) the lesser of $325,000,000 and the then applicable Borrowing Base, minus (b) the sum of (i) the aggregate amount available for drawing, or drawn and unpaid, under all Letters of Credit, (ii) the aggregate amount available for drawing, or drawn and unpaid, under the Prepetition LCs plus all outstanding loans under the Prepetition Credit
                     Agreement, and (iii) the Carve-Out Reserve referred to below.

                     The Borrowing Base will be calculated in a way similar to that provided in the Prepetition Credit Agreement; provided, that any assets that are subject to a successful lien challenge (with respect to any of the liens granted under the Prepetition Credit Agreement or the DIP Financing Documents) shall be excluded from the Borrowing Base.

Roll Up: In consideration of the use of Prepetition LCs to support payment obligations of the Borrowers that come due and, in part, accrue after commencement of the Cases, and in order to allow the Borrowers continuing access to the full amount of the LC Facility, the Second Interim Financing Order will authorize the payment of prepetition revolving credit loans under the Prepetition Credit Agreement, as provided below, and will provide that all Prepetition LCs, and all reimbursement obligations, fees and indemnities related thereto, are upon entry thereof converted into postpetition Letters of Credit and reimbursement obligations, fees and indemnities related thereto.

Purpose and          The Term Loans will be used to provide working capital
Availability of      to the Borrowers, in accordance with the budget and
Term Loans:          budget process approved by the Bankruptcy Court and to
                     pay up to $40,000,000 in prepetition revolving credit loans outstanding under the Prepetition Credit
                     Agreement. The proceeds of the Term Loans will be available in a single drawing on the Closing Date or on the first business day thereafter.

Purpose and          The Crude Oil Purchase Agreement will allow EOTT OLP to
Availability of      use ts line fill until the required repurchase date and
SCTSC Purchase       will defer the required repurchase thereof until that
Agreements:          time. Monthly payments under the Receivables Purchase
                     Agreement will be used to provide working capital to EOTT OLP in accordance with the budget and budget process approved by the Bankruptcy Court, and these payments will be available on the first business day of each month.

Claims and Security  Subject to the rights of the Borrowers and the
Interests:           Guarantors set forth in the "Reservation of Rights"
                     paragraph below, the Borrowers and the Guarantors shall acknowledge and agree that (a) they have no claims or causes of action (including, without limitation, avoidance actions) against the agent or the lenders under the Prepetition Credit Agreement (or any of their directors, officers, employees or agents), (b) they have no offset right, counterclaim or defense of any kind against any of its obligations, indebtedness or liabilities to the agent or the lenders under the Prepetition Credit Agreement, (c) the agent and the lenders under the Prepetition Credit Agreement have valid first priority perfected liens on the prepetition collateral described in their mortgages and security agreements and that there have been no past conditions, acts, omissions, events, circumstances or matters which have impaired or adversely affected any of the agent's or the lenders' rights, interests and title under the Prepetition Credit Agreement with respect to such prepetition collateral and (d) the agent and the lenders under the Prepetition Credit Agreement have properly performed and satisfied in a timely manner all of their obligations to the Borrowers.

Reservation of       The Borrowers and the Guarantors shall retain their
Rights:              rights, if any, to object to or challenge within 30 days
                     following the petition date (a) the validity, extent or priority of the security interests and liens securing indebtedness under the Prepetition Credit Agreement or
                     (b) the validity, allowability or status of the indebtedness under the Prepetition Credit Agreement.

Letter of Credit     Letter of credit fees shall be equal to the product of
Fees:                (a) the Applicable Margin times (b) the Average Daily
                     Maximum Drawing Amount. The Applicable Margin will be:

                     o 2.75% for any month in which the Average Daily Maximum Drawing Amount is $325,000,000 or less but in excess of $250,000,000,

                     o 2.50% for any month in which the Average Daily Maximum Drawing Amount is $250,000,000 or less but in excess of $200,000,000, and

                     o 2.25% for any month in which the Average Daily Maximum Drawing Amount is $200,000,000 or less.

                  All letter of credit fees shall be payable to the LC Agent for the account of the LC Participants monthly in arrears on the last business day of the next following month. The Average Daily Maximum Drawing Amount will be defined in the SCB DIP Credit Agreement but will generally be the average exposure of the LC Issuer on all outstanding Letters of Credit or drawn and unreimbursed Letters of Credit (including converted Prepetition LCs) during the month in question.

                  In addition, the Borrowers will pay to the LC Issuer for its own account at the time each Letter of Credit is issued (a) a fronting fee equal to the greater of (i) $250 and (ii) 0.25% per annum times the face amount of such Letter of Credit, and
                  (b) a minimum administrative issuance fee and the other fees and charges that the LC Issuer customarily charges for the issuance, amendment or drawing of any letter of credit in accordance with its published schedule of such charges as from time to time in effect.

                  A commitment fee of 0.5% per annum will be payable monthly in arrears on the unused amount of the LC Availability with a final payment upon the Maturity Date.

                  An arrangement fee will be payable to the LC Agent, for its own account, monthly in arrears on the first day of each month with respect to the immediately preceding month in an amount equal to (a) 1% per annum multiplied by (b) the Average Daily Maximum Facility Amount per month. The "Average Daily Maximum Facility Amount" for any month shall equal the quotient of (x) the maximum commitment under the LC Facility as it exists at 5:00 p.m., New York time, for each day in the month divided by
                  (y) the total number of days in such month. The first installment of such fee shall be payable on November 30, 2002 with a final payment upon the Maturity Date.

Interest Rates    The interest rate on the Tier A Term Loans will be 9% per
and Fees on       annum, payable monthly on the last business day of each month.
Term Loans:       The interest rate on the Tier B Term Loans will be 10% per annum, payable monthly on the last business day of each month.
                  A facility fee of $750,000 will be fully earned and paid on the Closing Date to the Term Loan Agent for the account of the Term Lenders.

                  An additional facility fee of $2,000,000 will be fully earned on the Closing Date and will be due and payable at the Borrowers' option on the Closing Date or on the Maturity Date (or, if sooner, at the prepayment in full of the Term Loans). If the Term Loans are prepaid in full prior to the Maturity Date, the amount of this additional facility fee will be reduced by $1,000,000.

                  An arrangement fee of $100,000 will be fully earned and paid on the Closing Date to the Term Loan Agent for its own account.

Yield and Fees    The purchase of crude oil under the Amended Crude Oil Purchase
on SCTSC          Agreement will be at a discounted price that gives SCTSC an
Purchase          effective per annum yield equal to LIBOR on the day in
Agreements:       question plus 3.0%. The interest period for LIBOR shall be for the entire period from the Closing Date to the Stated Maturity
                  Date. If all of the line fill purchased by SCTSC is repurchased by EOTT OLP prior to the Stated Maturity Date, the repurchase price shall be adjusted appropriately (a) so that the effective per annum yield equals LIBOR plus 3.0% and (b) to include any breakage costs. As used herein, "LIBOR" shall have the meaning given to it in the Prepetition Credit
                  Agreement.

                  The purchase of each month's receivable wider the Amended Receivables Purchase Agreement will be at a discounted price that gives SCTSC an effective per annum yield equal to monthly LIBOR on the day in question plus 3.0%.

                  A facility fee in an amount equal to (a) 1% per annum multiplied by (b) the aggregate commitments of SCTSC from time under the SCTSC Purchase Agreements (initially $175,000,000) will be payable to SCTSC monthly in arrears.

Default Rates:    Upon the occurrence and during the continuance of an Event of
                  Default under the SCB DIP Credit Agreement, the Lehman DIP
                  Credit Agreement or the SCTSC Purchase Agreements, as applicable:

                  o  the Term Loans shall bear interest at 12% per annum;

                  o the rate otherwise applicable on the Letters of Credit fees shall be increased by 2% per annum; and

                  o the discount factor used for the SCTSC Purchase Agreements shall be increased by 2% per annum.

Calculations      All computations of interest and fees shall be based on a
and Payments:     360-day year and the actual number of days elapsed. All
                  payments shall be made in United States dollars in immediately available funds. All payments, other than fees payable on the Closing Date or at the extension of the DIP Facilities, shall be paid to the Collateral Agent for application in accordance with the Cash Waterfall described below.

Extension Option: On a date which is no earlier than the effective date of the
                  Borrowers' plan of reorganization and no later than March 31, 2003 (the "Extension Date"), the Borrowers may extend (a) the Term Facility and the LC Facility until a date no later than September 30, 2004 and (b) the

                  SCTSC Purchase Agreements until a date no later than September 30, 2003 (each such period being referred to as the "Extension Period"), in each case upon payment of the extension fees described below and on terms substantially similar to the DIP Facilities, with details to be negotiated.

                  The fees for so extending are as follows:

                  o For the Term Loans: $750,000, payable to the Term Loan Agent on the Extension Date;

                  o For the LC Facility: $1,250,000, payable to the LC Agent on the Extension Date; and

                  o For the SCTSC Purchase Agreements: 1.0% per annum of the maximum commitment under the SCTSC Purchase Agreements on the Extension Date, payable to SCTSC on the Extension Date.

Fees under the    In addition to the extension fee for the LC Facility referred
LC Facility       to in the above paragraph, during the Extension Period for the
during the        LC Facility, the fees payable under the LC Facility shall
Extension         include the following:
Period:

                  1. Commitment Fee.

                     A commitment fee shall be payable in the amount of 0.5% per annum on the average daily unused amount of the LC Facility. The commitment fee will be due and payable in arrears on the last day of each month and at the termination of the LC Facility.

                  3. LC Agent's Arrangement Fee.

                     The Borrowers will pay to the LC Agent, for its own account, an arrangement fee, payable monthly in arrears on the first day of each month with respect to the immediately preceding month in an amount equal to (a) 1% per annum multiplied by (b) the Average Daily Maximum Facility Amount per month. The first installment of such fee shall be payable on the day following the last day of the first month following the Extension Date, with a final payment upon termination of the LC Facility.

                  4. Change of Control Fee.

                     A change of control fee in the amount of $250,000 shall be payable to the LC Agent for its own account upon the change of control (to be defined) of the Borrowers.

                  5. Reduction Fee.

                     A reduction fee in the amount of $2,500,000 shall be payable to the LC Agent for its own account on the date which is the earlier of (a) twelve (12) months from the Extension Date and (b) eighteen (18) months from September 29, 2002, if on such date there has not been a permanent reduction in the aggregate exposure of SCB and SCTSC under all facilities provided to the Borrowers to $200,000,000 or less. Such permanent reduction may be accomplished either by assignment or reduction of the commitments thereunder.

Cash Waterfall    Using the Borrowers' and Guarantors' present cash management
and Account       system and accounts (to the extent reasonably practical and
Structure:        approved by the Bankruptcy Court), the following account
                  structure will be established. All accounts will be under the control of the Collateral Agent and will, together with all deposits and investments associated therewith, constitute part of the Collateral. The accounts will include:

                  o one or more collection accounts, into which all receipts of the Borrowers and the Guarantors will be deposited;

                  o a concentration account maintained with the Collateral Agent, into which all deposits in the collections accounts will be transferred periodically;

                  o a debt service payment account, into which the Collateral Agent will deposit all amounts required to be paid on, or held as cash collateral for, the DIP Facilities;

                  o one or more special collateral accounts (which may be separate accounts or subaccounts of the debt service payment account), into which the Collateral Agent will transfer funds from the debt service payment account that are not to be immediately paid to the DIP Lenders; and

                  o one or more operating accounts, into which the Collateral Agent will transfer funds from the concentration account to the extent that they are not required to be deposited into the debt service payment account.

                  As funds are transferred into the Concentration Account, the Collateral Agent will make transfers into the debt service payment account as described above and will use those funds, to the extent thereof, to make payments and deposits of cash collateral required under the DIP Facilities. Payments required in connection with the Tier A Letters of Credit and the Tier A Term Loans will have priority over payments and deposits required in connection with the Tier B Letters of Credit, the Tier B Term Loans, and the Tier B Repurchase Obligations, subject to certain specific exceptions.

                  After making all required transfers into the debt service payment account, the Collateral Agent will transfer the remaining funds into the operating accounts, to be used by the Borrowers and Guarantors in accordance with all applicable budget orders and other orders of the Bankruptcy Court.

                  The proceeds from the sale of the line fill and collection of the accounts subject to the SCTSC Purchase Agreements will be paid directly to SCTSC, and after recovery of its investments and associated interest, yield, fees and collection costs or other costs thereunder, SCTSC will transfer any remainder to the concentration account or debt service payment account maintained by the Collateral Agent. Any payments received by EOTT OLP, Lehman or SCB in contravention of this arrangement shall be turned over immediately to SCTSC.

Mandatory         All proceeds from the sale of the Borrowers' MTBE, Grid
Prepayments:      Storage and West Coast businesses shall be deposited into the debt service payment account. The first $75,000,000 of these proceeds shall be applied, at the option of SCTSC, to repurchase the crude oil subject to the Amended Crude Oil
                  Purchase Agreement and to permanently reduce the fundings thereunder by the amounts so applied. Any proceeds in excess of $75,000,000 will be applied to prepay the Tier A Term
                  Loans, or, if the remaining amount of these proceeds is less than $5,000,000, deposited into the concentration account.

                  All proceeds from the incurrence of additional indebtedness or the issuance of additional equity shall be used first, to prepay the Tier A Term Loans and any reimbursement obligations for drawings that have been made on the Tier A Letters of Credit, on a pro rata basis, at par plus accrued interest and then second, to prepay the Tier B Term Loans and any reimbursement obligations for drawings that have been made on the Tier B Letters of Credit, on a pro rata basis, at par plus accrued interest.

                  The Cash Waterfall will provide for cash collateral to be reserved by the Collateral Agent to the extent that outstandings under the LC Facility exceed availability limitations thereunder.

Optional          Subject to compliance with all applicable orders of the
Prepayments:      Bankruptcy Court and approval of SCB and SCTSC, the Borrowers may prepay the Term Loans at any time at par plus accrued interest in $5,000,000 minimum increments. Any such payments shall be applied first to the Tier A Term Loans and then to the Tier B Term Loans.

Security:         Subject to the Carve-Out Reserve described below, the DIP
                  Facilities and all obligations of the Borrowers and the Guarantors in connection therewith will be:

                  o  entitled to the superpriority claim status pursuant to
                     Section 364(c)(l) of the Bankruptcy Code senior to any superpriority claim granted as adequate protection in respect of the Prepetition Lenders and any other claims of any entity, including, without limitation, any claims under Sections 503, 507, 1113, and 1114 of the Bankruptcy Code; and

                  o secured by a first priority perfected priming security interest and lien granted to the Collateral Agent burdening all of the properties and assets of whatever kind of the Borrowers, the Guarantors and their respective estates, whether now owned or hereafter acquired (the "Collateral") pursuant to Sections
                     364(c)(2) and (3) and 364(d) of the Bankruptcy Code, senior in priority to all other prepetition and postpetition liens and security interests except (i) any other security interest in or lien on such assets to the extent that, as of the petition date, such other security interest or lien was valid, perfected and not subject to avoidance and senior to the prepetition liens, (ii) any security interest in or lien on proceeds or products of, or accessions to, assets subject to a security interest or lien referred to in the foregoing clause (i) and arising or created after the petition date to the extent that (A) such security interest in or lien on the proceeds, products or accessions would have been valid, perfected and not subject to avoidance if the proceeds, products or accessions had arisen or been created immediately prior to the commencement of the Chapter 11 cases and (B) such security interest in or lien on the proceeds, products or accessions would be entitled, under applicable non-bankruptcy law, to priority over any security interest in or lien on the proceeds, products or accessions securing the prepetition indebtedness, or (iii) as expressly agreed to the contrary by the Administrative Agents.

                  It is expected that the Administrative Agents will agree that these liens and security interests will be subordinate to statutory liens in favor of persons selling crude oil to the Borrowers and Guarantors, to the extent those liens and security interests are otherwise perfected first priority liens in identifiable crude oil or identifiable proceeds from the sale thereof

                  The liens and security interests granted to the Collateral Agent will not be subject to Section 551 of the Bankruptcy Code, and for purposes of the Second Interim Financing Order the Collateral will not be charged pursuant to Section 506(c) of the Bankruptcy Code.

                  The term "Carve Out Reserve" will mean (a) allowed administrative expenses pursuant to 28 U.S.C. Section 1930(a)(6) and (b) allowed fees and expenses incurred by the professionals retained by the debtors and the official committee of creditors or noteholders pursuant to Sections 327 and 1103 of the Bankruptcy Code, but shall not include fees, costs and expenses of third-party professionals employed by the members of such committee. For purposes of clause (b), the amount of the Carve Out Reserve, which applies upon a Termination Date (as defined below), shall be limited to the sum of $2,000,000, whether the fees and expenses are allowed and unpaid at the time of the Termination Date or are incurred before or after the Termination Date. As used herein, "Termination Date" shall mean the earliest of (i) the Maturity Date and (ii) the date that any remedies are exercised by the Administrative Agents or SCTSC in connection with any event of default under any DIP Financing Document.

                  None of the (a) Carve Out Reserve or (b) prepetition or postpetition collateral proceeds or funding under the DIP Facilities may be used to object to or challenge in any way any claims, liens or cash collateral held by or on behalf of the Prepetition Lenders and the Collateral Agent or to assert any claims or causes of action against the agent or the lenders under the Prepetition Credit Agreement, the LC Issuer, the LC

                  Participants, SCTSC, the Term Lenders, the Administrative Agents or the Collateral Agent; provided, that the Carve Out Reserve and such collateral proceeds or funding under the DIP Facilities may be used for investigation by the Borrowers or the Guarantors (or an authorized substitute for the Borrowers or the Guarantors if the Borrowers or the Guarantors are for some reason unable to conduct an investigation) of claims, causes of action or theories for litigation regarding (a) the validity, enforceability, perfection or priority of the prepetition liens in the prepetition collateral, (b) the validity, allowability, priority, status or amount of the prepetition indebtedness, within 30 days following the petition date or (c) the validity and enforceability of the Purchase Agreements (provided, that the expenses incurred for such investigation shall not exceed $75,000).

Documentation:    The LC Facility will be governed by a credit agreement among the Borrowers, the Guarantors, the LC Issuer, the LC
                  Participants and the LC Agent (the "SCB DIP Credit
                  Agreement"). The Term Loans will be governed by a credit agreement among the Borrowers, the Guarantors, the Term
                  Lenders and the Term Lender Agent (the "Lehman DIP Credit
                  Agreement"). The SCTSC Purchase Agreements will be between
                  EOTT OLP and SCTSC. There will be an intercreditor and security agreement (the "Intercreditor Agreement") among the Borrowers, the Guarantors and the DIP Lenders to provide for the security interests, liens and Cash Waterfall described above and for certain agreements among the DIP Lenders, including the matters referred to in Annex I to this term sheet. The liens and security interests of the Prepetition
                  Lenders will be continued to secure the obligations under the DIP Financing Documents, and appropriate mortgage amendments will be executed, delivered and filed. All of the foregoing, together with the Second Interim Financing Order and any other documents, instruments or agreements called for thereunder, are the "DIP Financing Documents."

Conditions        The obligation to provide the initial fundings and Letters of
Precedent:        Credit under the DIP Facilities shall be subject to the
                  satisfaction of conditions precedent, including, without limitation, the following. (All references below to the entry of orders by the Bankruptcy Court refer to their being entered in form and substance acceptable to the Administrative Agents and also refer to the continued effectiveness of those orders without their being reversed or stayed on the Closing Date and without their being modified except as consented to by the Administrative Agents.)

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
                  o Commencement of the Cases on or prior to October 7, 2002.

                  o  Entry of the Second Interim Financing Order.

                  o Entry of first day orders that allow the Borrowers and Guarantors to conduct their businesses in conformity with the provisions of the DIP Financing Documents and, in particular, to pay the prepetition and postpetition claims of their critical crude oil suppliers and other vendors and to use their existing cash management systems.

                  o Entry of a cash collateral order allowing the Borrowers and Guarantors to use their cash constituting collateral for prepetition claims in conformity with the provisions of the DIP Financing Documents.

                  o Receipt by the Administrative Agents of financial projections and a 16-week cash budget satisfactory to them, and entry of a budget order authorizing and requiring the implementation of that budget.

                  o Execution and delivery of the following, in form and substance acceptable to the Administrative Agents:

                     o A Restructuring Agreement among EOTT Energy Partners, L.P., Enron Corp., SCB, SCTSC, Lehman Commercial Paper Inc. and those holders of the Borrowers' 11% Senior Notes due 2009 comprising the unofficial committee of noteholders, providing, among other things, for the parties thereto to support the DIP Facilities and to support the Borrowers' and Guarantors' plan of reorganization, as described therein.

                     o A Settlement Agreement and an Employee Transition Agreement, and any other documents executed in connection with the foregoing (collectively, the "Settlement Agreements") among the Borrowers, the Guarantors, and Enron Corp. (including all its requisite subsidiaries).

                  o Negotiation, execution and delivery of definitive DIP Financing Documents satisfactory to the Administrative Agents and the Collateral Agent.

                  o The SCTSC Purchase Agreements shall have been assumed by the Borrowers and approved by the Bankruptcy Court pursuant to the Second Interim Financing Order.

                  o Receipt by the lenders of satisfactory corporate resolutions, legal opinions and other closing documents relating to the Borrowers and Guarantors.

                  o Satisfactory completion by the Administrative Agents of business, legal and environmental due diligence.

                  o The obligation to provide the Letters of Credit under the DIP Facilities shall be subject to the condition that (a) all prepetition revolving credit loans outstanding under the Prepetition Credit Agreement have been paid in full in cash and (b) all accrued and unpaid interest, fees, costs and expenses that are then due and payable (supported by, to the extent required by the Borrowers, invoices and proper supporting documentation) under the Prepetition Credit Agreement have been paid in full in cash.

Representations,  The DIP Financing Documents will contain representations,
Warranties,       warranties, covenants and events of default that are customary
Covenants and     for credit facilities of the same types. The representations,
Events of         warranties, covenants and events of default in the SCB DIP
Default:          Credit Agreement and the Lehman DIP Credit Agreement will be substantially the same and will include, without limitation:

                  o  representations and warranties with respect to:
                     compliance with all laws; the accuracy and completeness of financial information provided to the DIP Lenders;
                     proof of current and sufficient insurance; title to properties, schedules of property locations; each of the Borrowers' and Guarantors' due organization and good standing and authorization and due execution and enforceability of all DIP Financing Documents; status of legal or other proceedings relating to the Borrowers and the Guarantors; no consents required that have not been obtained (taking into account the authorizations given by the Bankruptcy Court); no violation of charter documents or laws by the Borrowers or the Guarantors; completeness and accuracy in all material respects of the information furnished to the DIP Lenders; the first priority perfected nature of the Collateral Agent's security interests in and liens on the Collateral; no liens on the Borrowers' or the Guarantors' assets or estates, except to the extent permitted under the DIP Financing Documents; and use of the Letters of Credit and funding proceeds in accordance with the budget and the DIP Financing Documents;

                  o covenants with respect to: delivery of financial and other information as the Administrative Agents may reasonably request, including monthly, quarterly and annual financial statements, weekly budget and cash flow reports with comparisons to forecast, weekly accounts payable summaries; maintenance of insurance; payment of post-petition taxes; payment of postpetition obligations under leases and licenses as required by the Bankruptcy Code; notification of any default; rights of inspection, commercial finance examinations, and asset appraisals; cooperation with advisors engaged by either Administrative Agent; maintenance of required bank accounts; restrictions on liens, indebtedness, dividends and distributions, investments, sales of assets, mergers and acquisitions, capital expenditures, and prepayment or amendment of other indebtedness; delivery of copies of all pleadings, papers, notices and orders filed in or issued from the Bankruptcy Court or any appellate court in the Cases and copies of all reports filed with the Office of the United States Trustee; indemnification of the DIP Lenders; and submission of all disputes concerning the DIP Financing Documents to the jurisdiction of the Bankruptcy Court provided that enforcement of liens and remedies by the Collateral Agent may occur in other courts in accordance with applicable law governing such liens and remedies); and

                  o events of default with respect to: failure to pay when due any obligations under the DIP Financing Documents; any representation or warranty in the DIP Financing Documents being found to be incorrect in any material respect; breach of any affirmative, negative or financial covenant, and the expiration of applicable cure periods, if any; entry of any judgment in excess of an amount to be agreed or which would operate to divest any of the Borrowers or Guarantors of any material assets; material disruption of the aggregate business operations of the Borrowers and Guarantors for more than a period to be agreed; failure to comply with the budget within agreed variances; conversion of any of the Cases to a case under Chapter 7 of the Bankruptcy Code; the entry of an order terminating exclusivity; any material breach by any party to the Restructuring

                     Agreement or the Settlement Agreements; the termination of obligations of any party under the Restructuring Agreement; the dismissal of any of the Cases; the appointment in any of the Cases of a Chapter 11 trustee or an examiner with expanded powers (beyond those set forth under Section 1106(a)(3) and (4) of the Bankruptcy Code); the grant of any superpriority administrative expense claim or any lien which is pari passu with or senior to those of the DIP Lenders; any payment of prepetition debt not permitted under the SCB DIP Credit Agreement or the Lehman DIP Credit Agreement; the Bankruptcy Court's entry of an order granting relief from the automatic stay to permit foreclosure by any other creditor of security interests in assets of any of the Borrowers of a value in excess of an amount to be negotiated; any reversal, revocation or modification without the consent of the Administrative Agents of the Second Interim Financing Order or any other order of the Bankruptcy Court with respect to any of the Cases and affecting the DIP Financing Facilities; and the occurrence of an event of default under any of the other DIP Financing Documents.

Financial         The SCB DIP Credit Agreement and the Lehman DIP Credit
Covenants:        Agreement will include covenants requiring a minimum average monthly level of operations for the Borrowers, measured in barrels of crude oil, minimum levels of cash flow, and the receipt of a minimum level of cash from net margins between the cost of crude oil purchased and the cost of crude oil sold.

Remedies:         Subject to the terms of the Intercreditor Agreement, upon the occurrence of an Event of Default the Administrative Agents and SCTSC may declare all obligations owing under their respective DIP Financing Documents to be immediately due and payable and may declare a termination, reduction or restriction of any further commitment to extend credit to the Borrowers to the extent any such commitment remains.

                  Upon the occurrence of an Event of Default and following the giving of five (5) business days' notice to the Borrowers, the Administrative Agents, the committee of unsecured creditors or noteholders of the Borrowers (if then appointed) and the United States Trustee, the Collateral Agent shall have relief from the automatic stay and may, if so directed by either Administrative Agent, foreclose on all or any portion of the Collateral or otherwise exercise remedies against the Collateral permitted by applicable nonbankruptcy law. During such five-business-day notice period, the Borrowers shall be entitled to an emergency hearing with the Bankruptcy Court for the sole purposes of contesting whether an Event of Default has occurred. Unless during such period the Bankruptcy Court determines that an Event of Default has not occurred, the automatic stay, as to the DIP Lenders, shall automatically terminate at the end of such notice period.

Syndication,      Subject to the terms of the Intercreditor Agreement, any DIP
Assignments &     Lender at any time may make assignments of and sell
Participations:   participations in its rights and obligations under the DIP
                  Financing Documents, without any requirement that consent be obtained from the Borrowers, the other DIP Lenders or the Bankruptcy Court.

Costs and         All out-of-pocket costs and expenses of the DIP Lenders and
Expenses:         their business and legal advisors (including, without
                  limitation, legal fees and fees of financial and industry advisors; expenses in connection with periodic collateral/financial control, field examinations, asset appraisal expenses, the monitoring of assets, enforcement of rights, and other miscellaneous disbursements) and legal review costs shall be payable by the Borrowers on demand, whether or not the transactions contemplated hereby are consummated.

Indemnity:        The Borrowers and the Guarantors shall indemnify and hold
                  harmless the agent and lenders under the Prepetition Credit
                  Agreement, the LC Issuer, the LC Participants, SCTSC, the Term
                  Lenders, the Administrative Agents and the Collateral Agent and their respective officers, directors, employees, affiliates, agents and controlling persons from and against any and all losses, claims, damages and liabilities to which any such person may become subject arising out of, or in connection with, the Prepetition Credit Agreement, the DIP
                  Facilities, this term sheet, the transactions contemplated hereby or any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any of such indemnified persons is a party thereto, and reimburse each of such indemnified persons, from time to time upon their demand, for any reasonable legal or other expenses incurred in connection with investigating or defending any of the foregoing, whether or not the transactions contemplated hereby are consummated, provided that the foregoing indemnity will not, as to any indemnified person, apply to losses, claims, damages, liabilities or related expenses to the extent that they arise from the bad faith, willful misconduct or gross negligence of such indemnified person as finally determined by a final non-appealable order of a court of competent jurisdiction.

                  The Borrowers and the Guarantors shall further indemnify the LC Issuer, the LC Participants, SCTSC, the Term Lenders, the Administrative Agents and the Collateral Agent (and their respective affiliates) and hold them harmless from and against any loss, cost or expense incurred or sustained by any of them in providing payroll, concentration account, lock box, collection, disbursement and other cash management services to the Borrowers. Such indemnification obligations shall be included as "Obligations" under the DIP Facilities entitled to all of the benefits and protections afforded the DIP Facilities, including, without limitation, superpriority claim and first priority secured status.


Governing Law:    The DIP Financing Documents shall be governed by, and
                  construed in accordance with, the laws of the State of New
                  York, except as governed by the Bankruptcy Code and except to the extent any real property security documents may be governed by local law.


Waiver of Jury    Each of the Borrowers, the Guarantors, and the DIP Lenders
Trial:            will irrevocably and unconditionally waive trial by jury in any legal action or proceeding relating hereto or to any DIP
                  Financing Document, including without limitation any proceeding in or ancillary to the Cases.

                                                                         ANNEX I

                         SUMMARY OF INTERCREDITOR TERMS


Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the term sheet to which this Annex I is attached (the "Term Sheet").

I.    Types of Collateral/Assets:

      A. All commodities (i.e. the specified number of barrels of oil) purchased by SCTSC under the Amended Crude Oil Purchase Agreement, all the documents of title delivered to SCTSC pursuant thereto and all proceeds thereof (the "Commodities Assets").

      B. All receivables and contract rights purchased by SCTSC under the Amended Receivables Purchase Agreement and all proceeds thereof (the "Receivables Assets").

      C. The following assets: (1) MTBE facility at Morgan's Point, TX, (2) salt dome storage caverns and related pipelines at Mt. Belvieu, TX, and (3) gas processing, storage and transportation facilities at Bakersfield, CA (collectively, the "Assets Held for Sale").

      D.    All other assets of the Credit Parties ("General Collateral").

II.   Liens and Application of Proceeds:

      A. Liens: All of the Commodities Assets and Receivables Assets, to the extent of the Borrowers' rights, if any, therein, and all Assets Held for Sale and General Collateral will be part of a joint collateral pool, with the Borrowers and the Guarantors granting a first priority security interest in favor of Standard Chartered Bank ("SCB"), acting in its capacity as the Collateral Agent.

      B.    Application of Proceeds:

            1. With respect to Commodities Assets: To the extent of the Borrower's rights, if any, therein, SCTSC will have first call on the Commodities Assets, up to a maximum amount of $75m plus associated interest, yield, fees and collection costs or other costs under the Amended Crude Oil Purchase Agreement. Excess collections from the Commodities Assets will be distributed by the Collateral Agent in accordance with
                  Section II.B (4) below.

            2. With respect to Receivables Assets: All Receivables Assets that are purchased by SCTSC under the Amended Receivables Purchase Agreement are no longer assets of the Borrowers. To the extent of the Borrower's rights, if any, therein, SCTSC will have first call on the Receivables Assets, up to the maximum amount that SCTSC has advanced under the Receivables Purchase Agreement plus associated interest, yield, fees and collection costs or other costs thereunder. Contractual excess amounts from the Receivables Assets will be distributed by the Collateral Agent in accordance with Section II.B (4) below.

            3. The proceeds from the sale of the Assets Held for Sale will be applied as described in the Term Sheet.

            4.    With respect to the General Collateral:

                  a. All proceeds from the General Collateral will be first applied to (i) SCB under the Tier A Letters of Credit and (ii) the Term Lenders under the Tier A Term Loans on a pari passu basis, until all obligations owed under the SCB DIP Credit Agreement and the Lehman DIP Credit Agreement have been paid in full in cash.

                  b. Secondly, all proceeds from the General Collateral will be applied on a pari passu basis to: (i) SCB under the Tier B Letters of Credit, (ii) the Term Lenders under the Tier B Term Loans and (iii) to the extent of any undercollateralization under the SCTSC Repurchase Agreements, SCTSC with respect EOTT OLP's obligations owing to it thereunder.

III.  Enforcement of Rights:

      A.    Collateral Enforcement:

            1. As to the General Collateral, the Commodities Assets, and the Assets Held for Sale, any enforcement action against such collateral must be authorized by the Required Lenders, provided, that if (i) an Event of Default continues for two months without being waived or cured or (ii) the Maturity Date has occurred, either the Term Lenders or SCB can proceed to enforce remedies against the General Collateral. "Required Lenders" will be defined as SCB plus 51% of the Term Lenders and the Term Loan Agent.

            2. As to the Receivables Assets, there are no restrictions on enforcement actions, including SCTSC's right to collect receivables directly from the buyer of goods under the Receivables Purchase Agreement.

      B.    Other Enforcement Actions:

            1. Prior to accelerating the obligations under the Letters of Credit or the SCTSC Purchase Agreements, SCB or SCTSC, as applicable, must give 5 days' notice to the Term Lender Agent. Conversely, prior to accelerating the Term loans, the Term Lender Agent must give 5 days' notice to LC Agent. Provisions will be made for the recipient of any such notice to be able to accelerate at the same time as the giver of any such notice.

            2. No other restrictions on enforcement actions, including the right of SCB to stop issuing Letters of Credit upon an event of default and SCTSC's right to stop purchasing receivables or commodities under the applicable SCTSC Purchase Agreements.

IV.   Restrictions on Assignment:

      A. Assignment of Term Loans: During the period that there are any credit extensions or amounts outstanding under the SCB DIP Credit Agreement, Lehman may assign its Term Loans if the Tier A Term Loans and the Tier B Term Loans are assigned on a pro rata basis. During the initial two weeks after the Closing Date, any assignment by Lehman shall solely be to persons who are existing bondholders of the Borrowers (and their affiliates).

      B. General: During the period that there are any credit extensions or amounts outstanding under the SCB DIP Credit Agreement, Lehman shall not resign as Term Lender Agent.

V.    Amendment of Documents:

      A. Amendment of Lehman DIP Credit Agreement: Any amendment to the Lehman DIP Credit Agreement that will (i) reduce the facility size,
            (ii) increase pricing by more than 2%, (iii) accelerate the maturity date, (iv) create any additional mandatory prepayment obligations or modify the application of the Cash

            Waterfall, or (v) make any covenants or events of default materially more restrictive or burdensome, will require the consent of SCB.

      B. Amendment of SCB DIP Credit Agreement: Any amendment to the SCB DIP Credit Agreement that will (i) reduce the facility size, (ii) increase pricing by more than 2%, (iii) reduce the term of the facility, (iv) create any additional mandatory prepayment obligations or modify the application of the Cash Waterfall, or (v) make any covenants or events of default materially more restrictive or burdensome, will require the consent of Lehman. (See Section VI below for amendments relating to "Borrowing Base" thereunder.)

      C. Amendment of Commodities Repurchase Agreement and Receivables Assets Purchase Agreement: Any amendment to the Commodities Repurchase Agreement or Receivables Assets Purchase Agreement that will (i) reduce the facility size, (ii) increase pricing by more than 2%,
            (iii) reduce the term of the loans, (iv) create any additional mandatory prepayment obligations or modify the application of the Cash Waterfall, or (v) make any covenants or events of default materially more restrictive or burdensome, will require the consent of SCB and Lehman.

VI.   Borrowing Base:

      As between SCB and the Term Lenders, SCB shall agree not to change any Advance Rate (as defined in the SCB DIP Credit Agreement) by more than 5% (e.g., from 85% to 80%) without the consent of the Term Lenders.

      As between SCB and the Borrowers, SCB shall agree not to change any Advance Rate without the consent of the Borrowers.

      The ability of SCB to change the requirements for eligibility without the Term Lenders' consent is subject to further discussions. SCB shall be entitled to use its discretion in applying such requirements to the extent such discretion is provided for in the written terms of the SCB DIP Credit Agreement.

VII.  Miscellaneous:

      A.    None of SCB, SCTSC nor Lehman will challenge each other's liens.

      B.    Turnover provision for improper payments.